SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Emisphere Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EMISPHERE TECHNOLOGIES, INC.
                    , 2005
Dear Fellow Stockholder:
      On September 26, 2005, Emisphere entered into a Senior Secured Term Loan Agreement, as amended (the “Loan Agreement”) with MHR Institutional Partners IIA LP (together with certain affiliated funds, “MHR”) pursuant to which MHR, Emisphere’s largest stockholder, extended an 11%, seven year, $15 million senior secured term loan to Emisphere (the “Loan”). Emisphere intends to use the proceeds of the Loan to fund its clinical development programs in oral heparin and insulin and for the continued growth and development of its business.
      As a condition to its receipt of the Loan, Emisphere agreed to hold a special meeting of stockholders in order to obtain stockholder approval of the following: (i) exchange of the Loan, at the election of MHR or its assignees, for a senior secured convertible note and, if issued, the issuance of shares of Emisphere’s common stock, and (ii) the approval of an amendment to its certificate of incorporation. The attached proxy statement and notice of special meeting of stockholders describes in detail the proposals relating to this vitally important financing transaction with MHR which your Board of Directors, as constituted prior to us entering into the transaction, approved by a majority of 3-2 and your current Board of Directors (except for the director nominated by MHR and the director nominated mutually by MHR and Emisphere, who abstained from all matters related to the Loan and financing transaction and do not make any recommendation regarding the proposals described herein and who were not members of the Board of Directors on the date the transactions with MHR were approved by the Board of Directors) recommends you approve and asks you to support.
      You are cordially invited to attend Emisphere’s special meeting of stockholders to be held at 10:00 a.m. (local time), on                     , 2005 at the Marriott Westchester, 670 White Plains Road, Tarrytown, New York to consider and vote on these proposals.
      We look forward to personally greeting those stockholders who are able to be present at the special meeting. However, whether or not you plan to be with us at the special meeting, it is essential that each and every stockholder take the time to review the enclosed proxy statement and to sign and date the enclosed proxy card and mail it in the envelope provided as soon as possible. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
      Your Board of Directors, excluding the abstaining directors, enthusiastically supports this financing transaction and all of the proposals presented to you and recommends that you vote FOR the proposals being presented to you.
      Thank you for your cooperation.

Very truly yours,

Michael M. Goldberg, M.D.
Chairman of the Board of Directors
and Chief Executive Officer

WHERE YOU CAN FIND MORE INFORMATION
      We file reports with the Securities and Exchange Commission on a regular basis that contain financial information and results of operations. You may read or copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or the Northeast Regional Office, 3 World Financial Center, Room 4300, New York, NY 10281. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. Our SEC filings are also available at the SEC’s website at http://www.sec.gov and at our website at http://www.emisphere.com. This website address is not an active link to this proxy statement, and any documents, links or other materials of any kind contained or referred to on such website are not part of this proxy statement.
      This proxy statement is dated                     , 2005 and is first being mailed to stockholders on or about                     , 2005.

EMISPHERE TECHNOLOGIES, INC.
765 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on                         , 2005

Tarrytown, New York
                                        , 2005
Dear Stockholder:
      You are cordially invited to attend a Special Meeting of Stockholders (the “Meeting”) of Emisphere Technologies, Inc., a Delaware corporation (the “Company” or “Emisphere”), to be held on                     , 2005 at 10:00 a.m. at the Marriott Westchester located at 670 White Plains Road, Tarrytown, New York for the following purposes:

1. To consider and act upon a proposal to approve the exchange of an 11%, seven year, $15 million senior secured loan made by MHR Institutional Partners IIA LP (together with certain affiliated funds, “MHR”) to the Company on September 26, 2005, as amended, for an 11% senior secured convertible note and the subsequent issuance of any and all shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) upon the conversion of the Convertible Note;

2. To consider and act upon a proposal to amend and restate our Restated Certificate of Incorporation, as amended to date (the “Current Certificate”), to be the Amended and Restated Certificate of Incorporation attached hereto as Annex H; and

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
      Only those stockholders of record holding shares of Common Stock at the close of business on                           , 2005 will be entitled to receive notice of, and vote at, the Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be open for examination by any stockholder during the ten (10) days prior to the Meeting at our principal offices located at 765 Old Saw Mill River Road, Tarrytown, New York 10591.
      The Board of Directors appreciates and encourages stockholder participation at the Meeting and looks forward to your attendance. It is important that your shares of Common Stock be represented, whether or not you choose to attend the Meeting. Registered stockholders can vote their shares (a) via the Internet; (b) by using a toll-free telephone number; (c) by promptly completing, signing, dating and mailing the enclosed proxy card using the enclosed envelope; or (d) by voting your shares at the meeting in person. Mailing your completed proxy in advance of the Meeting will not prevent you from voting in person at the Meeting. Instructions for using these convenient services appear on the enclosed proxy card. Proxy votes are tabulated by an automatic system administered by ADP Investor Communications Services, and reported at the Meeting. The proxy is revocable by you at any time prior to its exercise. Your prompt attention to the proxy will be of assistance in preparing for the Meeting. Your cooperation related to this matter is appreciated. We encourage you to vote on these important matters.

By Order of the Board of Directors,

Michael M. Goldberg, M.D.
Chairman of the Board of Directors
and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.
765 Old Saw Mill River Road
Tarrytown, New York 10591

PROXY STATEMENT

QUESTIONS AND ANSWERS
      This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the financing transaction described in this document fully and for a more complete description of the legal terms of the financing transaction, you should read carefully this entire document, including the annexes, that we have filed with the Securities and Exchange Commission, see “Where You Can Find More Information” on the inside front cover of this document and “Incorporation By Reference” on page 28.
      Although we urge you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this proxy statement we refer to Emisphere Technologies, Inc. as “Emisphere,” the “Company,” “we,” “our,” and “us.”

Q:	WHY IS THE MEETING BEING HELD?

A:	On September 26, 2005, we entered into a Senior Secured Term Loan Agreement (the “Loan Agreement”) with MHR Institutional Partners IIA LP (together with certain affiliated funds, “MHR”) pursuant to which MHR, our largest stockholder, extended an 11%, seven year, $15 million senior secured term loan to the Company (the “Loan”). The Loan Agreement was amended on November 11, 2005 to clarify certain terms. As a condition to our receipt of the Loan, we agreed to hold a special meeting of stockholders, in order to seek stockholder approval of the following matters: (i) exchange of the Loan, at the option of MHR or its assignees, for a senior secured convertible note (the “Convertible Note”) which, if issued, will be convertible by MHR or its assignees at their option into shares of our Common Stock and the issuance of any and all such Common Stock, and (ii) to seek the approval of the amendment and restatement of our Current Certificate to be the Amended and Restated Certificate of Incorporation attached here to as Annex H, in order to effect certain changes thereto as more fully described herein.

Q:	WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING MEETING?

We are seeking approval of two proposals.

Proposal 1 relates to the proposed issuance of the Convertible Note to MHR and the issuance of shares of our Common Stock upon the conversion of the Convertible Note.

Proposal 2 relates to the amendment and restatement of our Current Certificate. We agreed to seek stockholder approval to amend and restate our Current Certificate to be the Amended and Restated Certificate of Incorporation attached here to as Annex H, in order to effect certain changes thereto as more fully described herein.

Each of these proposals is described in greater detail below.

Q:	WHAT ARE THE BOARD OF DIRECTORS’ RECOMMENDATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED AT THE ANNUAL MEETING?

A:	The Board of Directors, excluding the director nominated by MHR and the director nominated mutually by MHR and the Company, who abstained from all matters related to the Loan and financing transaction and do not make any recommendation regarding the proposals described herein, and who were not members of the Board of Directors on the date the transactions with MHR were approved by the Board of Directors, recommends a vote:

• “FOR” the approval of the exchange of the Loan from MHR or it assignees for the Convertible Note and the issuance of any and all shares of Common Stock upon the conversion of the Convertible Note; and

• “FOR” the approval of the amendment and restatement of our Current Certificate.

If any other matter is properly presented at the Meeting or any adjournments or postponements thereof, your proxy will be voted in accordance with the discretion of the person holding the proxy. At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Meeting other than those discussed in this Proxy Statement.

Q:	WHY IS EMISPHERE SEEKING STOCKHOLDER APPROVAL OF THE ISSUANCE OF THE CONVERTIBLE NOTE AND THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE NOTE?

A:	Because shares of our Common Stock are listed on the Nasdaq National Market, we are subject to the Nasdaq Marketplace Rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock at a price below the greater of book or market value of the stock, where the amount of stock being issued is equal to 20% or more of the total number of shares of common stock outstanding or is equal to 20% or more of the total voting power outstanding. Rule 4350 also requires stockholder approval where the issuance or potential issuance of securities will result in a change of control of the issuer. We are seeking stockholder approval of the issuance of the Convertible Note and the issuance of the shares of our Common Stock to be issued upon conversion of the Convertible Note in order to comply with Rule 4350 of the Nasdaq Marketplace Rules. If the issuance of the Convertible Note is approved, MHR or its assignees will have the right to convert the principal and interest outstanding under the Convertible Note into shares of our Common Stock at a per share price of $3.78, which at the time of conversion may be below both the book value and/or market value of our Common Stock, and the number of shares of our Common Stock to be issued upon the conversion of the Convertible Note (the “Conversion Shares”) may exceed 20% of our total Common Stock outstanding and the voting power of the Conversion Shares may exceed 20% of our total voting power outstanding, which may be considered a change of control under the Nasdaq Marketplace Rules.

Q:	WHAT HAPPENS IF THE ISSUANCE OF THE CONVERTIBLE NOTE AND THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE NOTE IS APPROVED BY STOCKHOLDERS?

A:	If the issuance of the Convertible Note and the issuance of shares of Common Stock issuable upon conversion of the Convertible Note is approved by stockholders, MHR or its assignees will have the right, but not the obligation, to exchange the Loan for the Convertible Note at any time after the Meeting. The Convertible Note, when and if issued, will have a principal amount equal to the principal amount of the Loan plus the amount of accrued but unpaid interest on the principal amount of the Loan at the interest rate under the Loan, from September 26, 2005, until the date the Loan is exchanged for the Convertible Note. The Convertible Note will have substantially the same terms as the Loan Agreement, except that the Convertible Note will be convertible, at the sole discretion of MHR or its assignees, into shares of Common Stock at a per share price of $3.78, interest under the Convertible Note will be payable in kind rather than in cash and we will have the right to call the Convertible Note in 2010 if certain conditions are satisfied.

Q:	WHAT HAPPENS IF THE ISSUANCE OF THE CONVERTIBLE NOTE AND THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE NOTE IS NOT APPROVED BY STOCKHOLDERS?

A:	If the Company’s stockholders do not approve the issuance of the Convertible Note and Conversion Shares (a “Stockholder Approval Default”), they will cause an Event of Default under the Loan Agreement, and all amounts due under the Loan Agreement will immediately accelerate, including the loan principal plus all accrued and unpaid interest unless MHR or its assignees elect, by notice to the Company, to allow such default to continue with respect to all or part of the Loan without exercising, until further notice, any or all of their rights and remedies under the Loan Agreement. In this case, MHR or its assignees would retain all of their rights as a lender thereunder, including the right to receive the various supplemental cash payments described below. At any time that MHR or its assignees elect, in their sole discretion, to exercise any or all of their rights and remedies under the Loan Agreement with respect to such default, including to receive any portion or all of the supplemental cash payments, MHR or its assignees may deliver a subsequent notice to the Company to elect to receive the payments described in such notice. One payment compensates MHR or its assignees for not being able to own more of our Common Stock. The other payment reimburses MHR or its assignees for any additional taxes they may owe for receiving these cash payments instead of owning, and then selling, our Common Stock. The stock-based payment is the dollar value equivalent of the shares of our Common Stock, calculated as if MHR or its assignees had been able to convert the full loan principal amount (plus accrued and unpaid interest) into shares of our Common Stock at $3.78 per share and then receive any appreciation in the value of those shares of Common Stock until three days before MHR elects, by subsequent written notice to the Company, to receive a portion or all of the supplemental cash payments described in such notice. This dollar value equivalent is referred to in the Loan Agreement as the “Peak Equity Amount,” and this supplemental payment is referred to in the Loan Agreement as the “Stockholder Default Balance”; both are described more fully in the Loan Agreement, as amended (which is included as Annex A to this Proxy Statement). The tax reimbursement payment obligates us to reimburse MHR or its assignees for any additional taxes MHR or its assignees may owe as a result of receiving these cash payments instead of owning, and then selling, our Common Stock. This tax reimbursement payment is referred to in the Loan Agreement as the “Make Whole Amount”. In order to raise the funds to pay the Stockholder Default Balance and the Make Whole Amount, we will be obligated to promptly conduct a registered offering of shares of our capital stock. If the proceeds of this offering do not allow us to pay the Stockholder Default Balance and the Make Whole Amount in full, we will be obligated to conduct registered public offerings of our capital stock every 150 days for the next five years until we fully repay MHR or its assignees. Furthermore, if the price of shares of our Common Stock has increased during any such 150-day period, the Peak Equity Amount will increase proportionately, and the Stockholder Default Balance will increase as well. Thus, if the Company’s stockholders do not approve Proposal 1, the Company will not receive any economic benefit as a result of such outcome.
GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Q:	WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

A:	This Proxy Statement (the “Proxy Statement”) and the enclosed Proxy Card (the “Proxy Card”) are furnished to all stockholders of record of Emisphere as of the close of business on , 2005, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Meeting.

This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about , , 2005. The information included in the Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation for directors and our most highly paid executive officers, and certain other required information.

Q:	WHO CAN ATTEND THE MEETING AND WHO IS ENTITLED TO VOTE?

A:	All stockholders of the Company as of the record date, , 2005 (the “Record Date”), their authorized representatives and guests of Emisphere will be able to attend the Meeting.

All holders of record of our Common Stock on the Record Date will be entitled to vote at this Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

Q:	HOW DO I VOTE IN PERSON?

A:	If you plan to attend the Meeting on , 2005, please bring proof of identification and the enclosed Proxy Card. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

Q:	HOW DO I VOTE BY PROXY?

A:	If you are a registered holder as of the Record Date, you can vote your proxy via the Internet, by telephone, by mail or in person at the Meeting on 2005.

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Meeting, you must first obtain from the record holder a proxy issued in your name. However, whether or not you plan to be with us at the Meeting, it is essential that each and every stockholder take the time to review the attached proxy statement and to sign and date the enclosed proxy card and mail it in the envelope provided as soon as possible.

Q:	HOW DO I VOTE VIA THE INTERNET?

A:	If you wish to vote via the Internet, follow the Internet voting instructions located on your Proxy Card. A control number, located on the Proxy Card, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

Q:	HOW DO I VOTE VIA TELEPHONE?

A:	If you wish to vote via telephone, use the toll-free telephone number found on the Proxy Card and follow the voting instructions located on the Proxy Card. A control number, located on the Proxy Card, is designated to verify your identity, allow you to vote the shares and confirm that the voting instructions have been recorded properly.

Q:	HOW DO I VOTE MY SHARES?

A:	If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the Proxy Card. Please review the voting instructions on the Proxy Card and read the entire text of the proposals. Please review the recommendation of the Board of Directors in the Proxy Statement prior to marking your vote.

If your Proxy Card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the Proxy Card.

Q:	WHAT CONSTITUTES A QUORUM?

A:	As of the Record Date, XX,XXX,XXX shares of Common Stock were outstanding. A majority of the total number of our outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:	WHO COUNTS THE VOTE?

A:	Tabulation of proxies and the votes cast at the meeting are conducted by ADP Investor Communication Services and certified by an independent inspector of elections.

Q:	MAY I REVOKE MY PROXY?

A:	Yes. You may revoke your Proxy at any time before it is voted at the Meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a Proxy with a later date; or (iii) by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:	The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy is required to approve the exchange of the Loan for the Convertible Note and the issuance of the Conversion Shares. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Record Date whether or not present in person or represented by proxy is required to approve the amendment and restatement of our Current Certificate.

At the Meeting, abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast and the shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal. Abstentions and broker non-votes will, in effect, be votes against proposals 1 and 2, as proposal 1 requires the affirmative vote of a majority of the shares present and eligible to vote on such items and proposal 2 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the Record Date whether or not present in person or represented by proxy.

Q:	WHO BEARS THE COST OF SOLICITING THE PROXIES?

A:	We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Q:	WHERE ARE EMISPHERE’S EXECUTIVE OFFICES?

A:	Our principal executive offices are located at 765 Old Saw Mill River Road, Tarrytown, New York 10591 and our telephone number is (914) 347-2220.

Q:	HOW CAN I GET ADDITIONAL INFORMATION ABOUT EMISPHERE?

A:	We will, upon written request of any stockholder, furnish, without charge, a copy of this Proxy Statement and our Annual Report on Form 10-K, as amended, for the 2004 Fiscal Year, which is incorporated herein by reference, as filed with the Securities and Exchange Commission, which we sometimes refer to as the “SEC.” Please address your requests to Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591 Attention: Secretary. Electronic copies of this Proxy Statement, the 2004 Annual Report and the Company’s Annual Report on Form 10-K, as amended, for the 2004 Fiscal Year are located within the Investor Relations section of our website at www.emisphere.com and are also available at the SEC’s website at www.sec.gov. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

If you wish, you can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option by marking the appropriate box on your Proxy Card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a Proxy Card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, and your shares are held in a stock brokerage account or by a bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

Emisphere is subject to the informational requirements of the Securities Exchange Act (the “Exchange Act”), which require that the Company’s Annual Report on Form 10-K, the Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities. Copies of the material may also be obtained upon request and upon payment of the appropriate fee from the Public Reference Section of the SEC, Headquarters Office, 100 F Street N.E., Room 1580,

Washington, DC 20549 or the Northeast Regional Office, 3 World Financial Center, Room 4300, New York, NY 10281. In addition, the SEC maintains a website on the Internet that contains reports, proxy and information statements, as well as other information regarding registrants that file electronically with the SEC, including our Company. The SEC’s website address is “www.sec.gov.”

Householding of Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, 765 Old Saw Mill River Road, Tarrytown, New York 10591, telephone: (914) 347-2220. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, must make an election on the proxy card or contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact us at the above address and phone number with their election.
Code of Conduct for Officers and Employees and Code of Business Conduct and Ethics for Directors
      In 2003, we adopted a Code of Conduct that applies to all of our officers and employees. In 2004, the Board of Directors adopted a Code of Business Conduct and Ethics that applies specifically to the members of the Board of Directors. The directors will be surveyed annually regarding their compliance with the policies as set forth in the Code of Conduct for Directors. The Code of Conduct and the Code of Conduct for Directors are available on the Corporate Governance section of our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer, Chief Financial Officer or Controller. Our Code of Conduct contains provisions that apply to our Chief Executive Officer, Chief Financial officer and all other finance and accounting personnel. These provisions comply with the requirements of a company code of ethics for financial officers that were promulgated by the SEC pursuant to the Act.
Stockholder Communications
      We have established an Investor Relations Office for all stockholder inquiries and communications. The Investor Relations Office facilitates the dissemination of accurate and timely information to our stockholders. In addition, the Investor Relations Office ensures that outgoing information is in compliance with applicable securities laws and regulations. All investor queries should be directed to our internal Investor Relations Office or Chief Financial Officer who is the appointed Corporate Secretary, as set forth in our policy for “Shareholder and Other Communication to the Board” filed as Annex B to this Proxy Statement.

PROPOSAL 1: APPROVE THE EXCHANGE OF AN 11%, SEVEN YEAR, $15 MILLION
SENIOR SECURED TERM LOAN MADE BY MHR INSTITUTIONAL
PARTNERS IIA LP TO THE COMPANY ON SEPTEMBER 26, 2005 FOR AN 11% SENIOR SECURED CONVERTIBLE NOTE AND THE ISSUANCE OF SHARES OF
COMMON STOCK UPON THE CONVERSION OF THE CONVERTIBLE NOTE.
(Item #1 on the Proxy Card)
Background of the Company’s Senior Secured Term Loan Financing Transaction with MHR
      On March 31, 2005, we completed the sale of 4 million shares of our Common Stock and warrants to purchase up to 1.5 million shares of our Common Stock (the “March Equity Transaction”). The shares of Common Stock and warrants were sold together as units, each consisting of one share of our Common Stock and a warrant to purchase 0.375 shares of our Common Stock. Net proceeds from the sale were $15.1 million. On April 1, 2005, we used $13 million of the March Equity Transaction proceeds to make a payment to an affiliate of Elan Pharmaceuticals, plc, in order to repay in full all of our outstanding indebtedness to Elan.
      MHR Capital Partners LP and MHR Capital Partners (100) LP (together with their affiliated funds, “MHR”), were the lead investors in the March Equity Transaction, purchasing an aggregate of 2.5 million units at a price of $3.935 per unit, for an aggregate purchase price of approximately $9.8 million. Currently, as our largest investor, MHR owns an aggregate of 3,250,000 shares of our Common Stock, and warrants or options to purchase warrants to purchase up to an additional 1.0 million shares.
      In April 2005, with only approximately $10 million in cash available to finance the operations of the Company, the Company’s management solicited financing proposals from three investment banks for consideration by the Board of Directors (the “Board”). At that time, MHR offered to provide us with additional financing.
      On May 11, 2005 with our cash balance at approximately $6.6 million and our share price at approximately $3.05, the Board met to discuss the various financing alternatives available to us. The Board considered a negotiated offering of registered shares to institutional investors in a registered direct common stock offering, a common stock “PIPE” financing involving the issuance of unregistered shares of our Common Stock with a post-closing registration statement, and the issuance of registered or unregistered notes convertible into shares at a conversion price based on current market price. Of the three investment banks enlisted to explore financing alternatives, one bank recommended filing a shelf registration statement and issuing up to $20 million of registered common stock while the other two banks recommended the issuance of $20-$25 million of registered convertible notes.
      On or around the May 11, 2005 Board meeting, MHR again offered to provide us with additional financing through the purchase of a convertible note and voting preferred stock of the Company. At the May 11, 2005 Board meeting, representatives from the three investment banks each attended a portion of the meeting by telephone without the presence of the other banks. Each of the banks provided the directors with a brief overview of their respective qualifications, descriptions of recent representative transactions, and reviewed their recommendation concerning a potential capital raising transaction. The directors asked questions and made remarks following each banker’s presentation. Additionally, representatives of MHR participated in a portion of the meeting and discussed with the Board MHR’s offer to invest further in the Company. At the meeting, directors asked questions of MHR’s representatives. The Board also discussed the Nasdaq rules requiring stockholder approval of certain stock issuance transactions and the potential impact of the proposed transaction with MHR on the Company’s ability to use its net operating loss carry forwards in the future.
      Following these presentations and discussions, management recommended to the Board that the Company issue up to $12 million of unregistered convertible notes to MHR and not file a shelf registration statement until the Company’s share price improved. Management’s recommendation was based, in part, upon the following considerations: the Company’s cash position; their belief that the MHR investment could be completed promptly as MHR had cash on hand and a firm understanding of the Company and that the expedited execution would minimize the effect of a protracted marketing and due diligence period on the Company; MHR would lend credibility to Emisphere and set an example for other investors; their belief of MHR’s intention to maintain its large ownership interest in the Company over time and that the limitations on purchases and sales of Company stock imposed on MHR resulting from its contemplated relationship with the Company would reduce the liquidity of the Company’s stock in the market as compared to a sale of stock to other investors; and the ability to consummate a transaction with MHR without paying a placement fee (typically approximately 6% of gross proceeds).
      On May 23, 2005, following Emisphere’s Annual Meeting of Stockholders, the Board met to discuss further the financing alternatives available to the Company. At the meeting, representatives from two of the investment banks who participated in the meeting on May 11, 2005, appeared in person to further discuss their respective proposals. Dr. Michael Goldberg, the Company’s Chief Executive Officer and Chairman of the Board, reviewed the proposed principal terms of a potential financing transaction with MHR. After a lengthy discussion regarding, among other matters, the relative merits of the proposals made by the investment banks and by MHR, a motion to pursue the transaction with MHR was approved by three directors (Drs. Goldberg and Carter and Mr. Pack), and opposed by the Board’s other three directors (Messrs. Black, Dubroff and Levenson).
      After further discussion, and in view of the disagreement among the directors concerning the various financing strategies available to the Company and the Board deadlock, the Company’s outside counsel suggested that the Board consider obtaining the advice of an independent financial expert who could provide the Board with an unbiased perspective to help break the stalemate. Dr. Goldberg and Mr. Dubroff suggested an expert with whom each of them had a personal relationship, and the Board authorized Dr. Goldberg and Mr. Dubroff to contact this expert and review with him the various financing strategies under consideration by the Board. Thereafter, this financial expert agreed to listen to the strategic financial alternatives and offered Dr. Goldberg and Mr. Dubroff his views on the relative merits of each versus the other. Subsequently, Dr. Goldberg and Mr. Dubroff held a telephone conference with the expert and discussed the merits of the MHR proposal and other financing alternatives. The expert provided this assistance without compensation. Based upon indications of Board Members’ availability, Dr. Goldberg scheduled a meeting of the Board for May 31, 2005 for the purpose of providing Mr. Dubroff and Dr. Goldberg the opportunity to inform the entire Board of the views of the expert.
      On May 31, 2005, the Board convened a telephonic meeting with three Board members, Dr. Goldberg, Dr. Carter and Mr. Pack participating and Messrs. Dubroff, Levenson and Black not participating. Although a quorum for the transaction of business was not present, the directors in attendance discussed the proposed financing transaction with MHR. Dr. Goldberg reviewed his and Mr. Dubroff’s prior discussion with the expert noting that the expert emphasized that the MHR proposal represented the only guaranteed source of funds for the Company that was not subject to market risk and, therefore, was preferable to the other potential financing options.
      On June 6, 2005, the full Board convened a telephonic meeting with the directors present to discuss the MHR proposal and the views of the expert. Mr. Dubroff advised the Board that the expert believed that the proposed MHR financing transaction represented the Company’s best available financing alternative and that it was in the Company’s best interest to obtain the financing as soon as possible in order to mitigate the risk of the Company’s inability to consummate a financing transaction through other means in light of the Company’s immediate cash needs, in particular, and the uncertainty of external marketplace forces in the biotech area and in the capital markets, in general.
      Mr. Dubroff advised the Board that he and Mr. Levenson could support the MHR proposal if they would have the opportunity to negotiate directly with MHR in order to obtain the most favorable terms that MHR would be prepared to offer. After further discussion of the general terms of the MHR proposal, it was agreed that Dr. Goldberg and Mr. Dubroff would negotiate further the terms of the MHR proposal and as part of those negotiations, attempt to increase the size of the financing from $12 million to $15 million, attempt to provide that MHR would fund its entire investment at closing and confirm that the conversion features applicable to MHR’s convertible note would be subject to stockholder approval. Dr. Goldberg and Mr. Dubroff subsequently met with MHR in order to refine further the terms of MHR’s financing proposal.

      Subsequent to the meeting among MHR, Mr. Dubroff and Dr. Goldberg, MHR withdrew its offer to finance the Company. Thereupon Messrs. Dubroff and Levenson instructed Dr. Goldberg to engage an investment banking firm to seek alternative financing and to reduce operating expenses as quickly as possible to preserve cash. Dr. Goldberg continued discussions with MHR and MHR subsequently agreed to submit a revised proposal for a $15 million financing. MHR submitted such proposal on June 29, 2005, subject to a deadline for acceptance by the close of business that day. Thereupon, Dr. Goldberg called a meeting of the Board to review the revised proposal. Mr. Black was out of the country and not reachable by phone. Messrs. Dubroff and Levenson refused to participate unless Dr. Goldberg agreed to the following: (1) engage an investment bank to evaluate the current market environment for a structured financing for a company like Emisphere and (2) repay a loan that Dr. Goldberg owed to the Company by July 31, 2005, as described more fully under “Transactions with Executive Officers and Directors — Other Agreements”.
      On June 29, 2005, the Board, with Mr. Black absent, met telephonically to discuss MHR’s revised financing proposal. Upon the recommendation of Dr. Goldberg, the Company retained an investment bank (the “Company’s Financial Advisor”) to render a fairness opinion to the Company with respect to the MHR proposal and to provide limited investment banking services. In accordance with such retention, the Company authorized its Financial Advisor to contact a select number of investors in order to determine if a financing proposal more favorable to the Company than the MHR proposal could be reasonably obtained. At this meeting the Board also authorized and the Company subsequently entered into a transaction term sheet with MHR relating to the proposed financing.
      During the month of July, the Board deferred making a final decision on the MHR financing proposal, primarily due to: (i) the completion of the sale of the Company’s Farmington, Connecticut research facility for net proceeds of $4.1 million which alleviated an immediate need to access the capital markets, (ii) the need to allow the Company’s Financial Advisor enough time to perform its own limited market survey to determine the availability of alternative financing sources, (iii) the evaluation by MHR and the Company of potential financial structures for the proposed transaction relating to tax and other considerations, and (iv) the preparation of the legal documentation related to the proposed MHR financing transaction.
      On August 23, 2005, the Board met telephonically to discuss further the results of the Company’s Financial Advisor’s analysis of the MHR financing proposal and the availability of alternative financing sources. The Board engaged in a wide-ranging discussion of the positives and negatives presented by the proposed MHR financing transaction.
      During the course of this discussion, a representative from the Company’s Financial Advisor advised the Board that the advisor had contacted each of Emisphere’s largest investors in order to gauge their interest in a further investment in the Company. One investor inquired as to the possibility of investing an additional $2 million in the Company. However, that investor also threatened the Company’s Financial Advisor with legal action if the Company’s Financial Advisor were to provide a fairness opinion on a financing transaction with MHR if the terms were more favorable to MHR than the terms of the March Equity Transaction. The representative of the Company’s Financial Advisor advised the Board that based on this threat and the limited fee payable by the Company to the Financial Advisor for its limited engagement, management of the Financial Advisor had concluded that the Financial Advisor would not provide a fairness opinion but rather would provide only an oral description of the results of their diligence and their current market perspective for the financing of a company in Emisphere’s current condition.
      The representative of the Company’s Financial Advisor then indicated that as part of the market research conducted by the Financial Advisor, the Financial Advisor had contacted certain of its most active PIPE (private investment in public equity)-market participants to describe, on a no-name basis, an investment opportunity in a company of a similar size and experience as Emisphere and solicited opening bids for a PIPE deal. The representative of the Company’s Financial Advisor reported that the response from those prepared to offer a bid was an equity deal with a 20% discount to current market price and at least 50% warrant coverage. The representative of the Company’s Financial Advisor then indicated that he believed that once the Company’s name was revealed and due diligence was conducted, in light of several key issues facing the Company (including the indication of the Company’s largest investor, MHR, that it would not participate in a

PIPE transaction), any PIPE deal would have only a 50% chance of closing and that there would be a high probability of material price erosion during the process, which could increase the discount to current market price and the warrant coverage to 30% and 75-100% respectively. In response to a question from Dr. Goldberg regarding the impact that a convertible note financing with unrelated investors would have on future Company financings, the representative of the Company’s Financial Advisor responded that such a financing would likely create an overhang in the stock as a result of the practice by buyers of convertible notes or stock with warrants to hedge their position through the shorting or selling of the underlying stock.
      On August 25, 2005 the Board met again by phone, with all members present, to discuss the MHR proposal as well as to consider an unsolicited financing proposal received by the Board from an investor through a certain investment bank. The unsolicited proposal related to the purchase by a qualified institutional investor of convertible preferred stock to be issued by the Company. The proposed investment was subject to the investor’s due diligence and reflected an initial amount of $3 million, which was substantially below the amount of the proposed MHR financing. The Board did not reach any decision regarding the MHR proposal or the newly received financing proposal at the August 25 meeting.
      Between August 25 and September 23 management continued to negotiate the MHR financing transaction. During this time, at the request of management and as a result of continuing negotiations between the parties, MHR agreed to revise certain of the terms of its financing proposal including making some of them more favorable to the Company.
      On September 16, 2005, MHR delivered a letter to the Board to the effect that it would terminate its offer to provide financing to the Company as of 9:00 p.m. on Wednesday, September 21, if the Company had not by then consummated a financing transaction with MHR. Subsequent to the receipt of the MHR letter, Dr. Goldberg requested that MHR extend its stated termination date until at least Friday, September 23. On September 21, 2005, MHR delivered a subsequent letter to the Board informing the Board that it was extending the deadline for the termination of the MHR transaction until 7:00 p.m. on Friday, September 23.
      On Friday September 23, Robert J. Levenson resigned from the Board, indicating in his resignation that his decision resulted from personal reasons, including demands due to a change of his primary residence to Florida, as well as growing tension between him and certain other Board members arising from disagreements on business matters.
      Following Mr. Levenson’s resignation, on Friday, September 23, the Board held a meeting to vote on the MHR financing proposal. At the meeting the directors discussed and considered the relative merits of the proposed MHR financing transaction and the various other financing alternatives available to the Company and discussed the process undertaken by the Company in negotiating the MHR transaction. After discussion, the Board, by a vote of 3-2, with Dr. Goldberg, Dr. Carter and Mr. Pack voting in favor and Messrs. Dubroff and Black voting against, approved the MHR financing transactions and each of the transactions contemplated thereby, including seeking stockholder approval as required by the transaction documents. At the meeting, and following the vote by the Board, the Board appointed Dr. Mark Rachesky, a principal of MHR, as the MHR Director.
      On September 26, the Company entered into the senior secured term loan transaction with MHR, as amended on November 11, 2005 to clarify certain terms contained therein, and issued a press release announcing such transaction. On September 29, 2005, Mr. Black and Mr. Dubroff resigned from the Board. Mr. Black cited increased demands from other positions he holds as well as changes in the business direction of the Company. Mr. Dubroff indicated that his views were not consistent with the views of the majority of the Board and his opposition to the financing transaction with MHR were reasons behind his resignation. On October 12, 2005, the Board appointed Dr. Michael Weiser as the Mutual Director, in accordance with the terms of the MHR transaction and the Company filed a Form 8-K with the SEC to that effect on October 17, 2005.
      We discuss the terms of the senior secured term loan financing with MHR in more detail below under “Description of the Senior Secured Term Loan Transaction.” Our reasons for entering into the senior secured term loan financing with MHR are more fully described below under “Reasons for Approving the Senior Secured Term Loan Transaction.”
Reasons for Approving the Senior Secured Term Loan Transaction
      In the course of reaching the decision to approve the senior secured term loan transaction with MHR, members of the Board consulted with our senior management, as well as our outside legal counsel and financial advisors and considered a number of factors in favor of the senior secured term loan transaction, including the following material factors:

•	The immediate cash needs of the Company and the desire to consummate a financing transaction promptly.

•	The absence of other viable financing alternatives, in view of the process undertaken by members of our Board, senior management and our financial advisors to solicit third party indications of interest in a financing transaction, as well as our extensive negotiation of the terms of the financing transaction with MHR.

•	The reasonable likelihood of the consummation of the senior secured term loan transaction given the conditions to closing and the fact that the transaction was being consummated with the Company’s largest stockholder.

•	The structure of the senior secured term loan transaction which provided immediately available cash to the Company at closing.

•	MHR’s reputation as an investor in general and in the biotechnology marketplace in particular.
      The Board also considered, among others, the following adverse factors to the senior secured term loan transaction with MHR:

•	The fact that the term loan and convertible note are secured by a first priority security interest in substantially all of the Company’s assets.

•	The consequences to the Company in the event that stockholders of the Company do not approve the exchange of the Loan for the Convertible Note (as described below under Senior Secured Term Loan Agreement — Stockholder Approval Default).

•	The dilution to be experienced by our existing stockholders if the issuance of the Convertible Note is approved, MHR or its assignees elects to convert the Loan into a Convertible Note, and thereafter MHR or its assignees elects to convert the Convertible Note into shares of our Common Stock.

•	The fact that the per share price upon which the Convertible Note converts into shares of Common Stock may represent a discount to the then market price of shares of our Common Stock.

•	The restrictions placed upon the Company as a result of the covenants contained in the Loan Agreement and the Convertible Note and the restrictions placed on the Company’s ability to access the loan proceeds.
      After evaluating the foregoing factors for and against the senior secured term loan financing and based upon their knowledge of our business, financial condition and prospects, and the views of our senior management and our financial and legal advisors, Dr. Goldberg, Dr. Carter and Mr. Pack, who collectively constituted a majority of our Board of Directors as of September 23, 2005, which then also consisted of Messrs. Dubroff and Black, concluded that the senior secured term loan financing with MHR and the transactions contemplated thereby are in the best interests of and fair with respect to the Company and its stockholders.
      In view of the wide variety of the material factors considered in connection with the evaluation of the senior secured term loan financing and the complexity of these matters, the members of our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of Board of Directors gave different weight to different factors.
Description of the Senior Secured Term Loan Transaction
      On September 26, 2005, Emisphere executed a Senior Secured Term Loan Agreement, as amended on November 11, 2005 (the “Loan Agreement”), with MHR. The Loan Agreement provides for a seven year, $15 million senior secured loan from MHR to the Company at an interest rate of 11% (the “Loan”). As a condition to the closing of the Loan, on September 26, 2005, MHR and the Company also entered into several other agreements. The following is a summary description of the material terms of the Loan Agreement and the promissory note issued pursuant thereto, the Convertible Note to be issued upon exchange of the Loan and each of the other agreements by and between the Company and MHR entered into in connection with the Loan Agreement.
Senior Secured Term Loan Agreement
      The following is a summary description of the material terms of the Loan Agreement and the promissory note issued pursuant thereto, and is qualified in its entirety by reference to the terms of the Loan Agreement (which is included as Annex A hereto and is incorporated herein by reference).

Principal, Maturity and Security
      The initial principal amount of the Loan is $15,000,000. The maturity date of the Loan is September 26, 2012. All payments and obligations under the Loan Agreement are secured by a first priority lien on substantially all of the assets of the Company, including the funds held in the disbursement account (discussed below), pursuant to the Pledge and Security Agreement entered into in connection with the Loan Agreement (which Pledge and Security Agreement is included as Annex C hereto and is incorporated herein by reference).

Interest
      Interest on the Loan accrues at a per annum rate of 11.00% compounded monthly from September 26, 2005. Upon occurrence and continuation of an “Event of Default” under and defined in the Loan Agreement and notice from MHR, except for a Stockholder Approval Default (as defined below), interest on the Loan will accrue at a rate per annum equal to 13%. Interest payments will be paid (i) in cash quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, (ii) in cash upon the earliest to occur of the redemption date upon a Change of Control of the Company (discussed below), a Stockholder Approval Default (as defined below) and upon acceleration of the Loan upon the occurrence of an Event of Default, or (iii) in Convertible Notes on the date of the consummation of the exchange of the Loan for the Convertible Note.

Exchange of the Loan for Convertible Notes
      The Loan Agreement requires the Company to hold a special meeting of its stockholders as soon as practicable, but no later than December 25, 2005, for the purpose of obtaining stockholder approval in order to permit the exchange of the Loan, in whole but not in part, for an 11% senior secured convertible note (the “Convertible Note”) of the Company with substantially the same terms as the Loan Agreement, except that the Convertible Note will be convertible, at the sole discretion of MHR or any assignee thereof, into shares of the Company’s common stock at a per share price of $3.78, interest will be payable in kind rather than in cash and the Company will have the right to call the note after September 26, 2010 if certain conditions are satisfied. When issued, the principal amount of the Convertible Note will be equal to (i) the principal amount of the Loan then outstanding plus (ii) the amount of accrued but unpaid interest on the principal amount of the Loan then outstanding at the interest rate under the Loan, from September 26, 2005 until the date the Loan is exchanged for the Convertible Note. As of November      , 2005, if the Loan were converted into the

Convertible Note and the Convertible Note was simultaneously converted into shares of our Common Stock, we would be obligated to issue                      shares of our Common Stock to MHR.
      Proposal 1 relates to the approval of the exchange of the Loan for the Convertible Note and the issuance of the shares of Common Stock issuable upon conversion of the Convertible Note. Because shares of our Common Stock are listed on the Nasdaq National Market, we are subject to the Nasdaq Marketplace Rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock at a price below the greater of book or market value of the stock, where the amount of stock being issued is equal to 20% or more of the total number of shares of common stock outstanding or is equal to 20% or more of the total voting power outstanding. Rule 4350 also requires stockholder approval where the issuance or potential issuance of securities will result in a change of control of the issuer. We are seeking stockholder approval of the issuance of the Convertible Note and the issuance of the shares of our Common Stock to be issued upon conversion of the Convertible Note in order to comply with Rule 4350 of the Nasdaq Marketplace Rules. If the issuance of the Convertible Note is approved, MHR or any assignee thereof will have the right to convert the principal and interest outstanding under the Convertible Note into shares of our Common Stock at a per share price of $3.78, which at the time of conversion may be below both the book value and/or market value of our Common Stock, and the number of shares of our Common Stock to be issued upon the conversion of the Convertible Note (the “Conversion Shares”) may exceed 20% of our total common stock outstanding and the voting power of the Conversion Shares may exceed 20% of our total voting power outstanding, which would be considered a change of control under the Nasdaq Marketplace Rules.

Stockholder Approval Default
      In addition to customary Events of Default contained in the Loan Agreement, the failure of the Company’s stockholders to approve Proposal 1 relating to the exchange of the Loan for the Convertible Note, on or prior to December 25, 2005 constitutes an Event of Default under the Loan Agreement (a “Stockholder Approval Default”). Immediately upon the occurrence of a Stockholder Approval Default, the obligations of MHR under the Loan Agreement will automatically terminate, and all amounts payable thereunder by the Company shall become immediately due and payable, unless MHR or its assignees elect, by notice to the Company, to allow such default to continue with respect to all or part of the Loan without exercising, until further notice, any or all of their rights and remedies under the Loan Agreement. In this case MHR or its assignees would retain all their rights as a lender thereunder, including the right to receive certain cash payments that are defined below as the “Stockholder Default Balance.” At any time that MHR or its assignees elect, in their sole discretion, to exercise any or all of their rights and remedies under the Loan Agreement with respect to such default, including to receive any portion or all of the Stockholder Default Balance, MHR or its assignees may deliver a subsequent notice to the Company to elect to receive all or part of a cash payment from the Company (the “Stockholder Approval Default Balance”) equal to the greater of (a) the sum of (1) the outstanding principal balance of the Loan, plus (2) all accrued and unpaid interest thereon, each amount being calculated as of the date of any such repayment (such sum being referred to herein as the “Loan Repayment Amount”) and (b) the sum of (1) the Peak Equity Amount (as defined below) plus (2) the Make Whole Amount (as defined below). If this amount is not paid in full, in cash, within 30 days of the Stockholder Approval Default, the Loan Repayment Amount shall thereafter bear interest at the default rate of interest under the Loan Agreement. Upon the occurrence of a Stockholder Approval Default and election by MHR or its assignees to Exercise their remedies, the Company will be obligated to offer for sale as soon as practicable pursuant to a registered offering, the maximum number of shares of Common Stock that may be offered at the highest offering price per share possible, subject to certain minimum price per share threshold. The determination of the price per share and the number of shares of Common Stock to be offered pursuant to any required registered offering will be made by an independent, nationally recognized investment bank selected by MHR. The net proceeds received by the Company from any such registered offering will be payable to MHR in order to meet the payment obligations payable by the Company to MHR as a result of a Stockholder Approval Default and the amount paid will reduce the Loan Repayment Amount by an amount obtained by multiplying the Loan Repayment Amount outstanding immediately prior to such payment, by a fraction, the numerator of which is the dollar amount of the net offering proceeds paid by the Company to MHR, and the denominator of which is the Stockholder Default

Balance outstanding immediately prior to such payment. For example, if the Stockholder Default Balance is $32 million, the Loan Repayment Amount is $16 million, and the Company conducts a registered offering resulting in the payment to MHR of net proceeds of $8 million, then the Loan Repayment Amount shall be reduced by 25%, or $4 million. If the outstanding Loan Repayment Amount is greater than zero after the payment to MHR of the net proceeds of any required registered offering, the Company will be obligated to conduct another registered offering on the date that is 150 days after the most recent registered offering was completed (each such date, a “Recalculation Date”). Accordingly, if the Company’s stockholders do not approve Proposal 1, the Company will not receive any economic benefit as a result of such outcome.
      The “Peak Equity Amount” shall, at the time of any calculation, be calculated in the following manner: (i) if the calculation is made immediately after the occurrence of a Stockholder Approval Default, the Peak Equity Amount shall be: (A) the number of shares of Common Stock of the Company obtained by dividing the Loan Repayment Amount, at the time of such calculation, by $3.78 (the quotient being the “Converted Shares”); multiplied by (B) the closing price per share of the Common Stock at the end of the third trading day preceding the date or dates that MHR or its assignees elect by written notice to the Company to exercise their rights and remedies with respect to such Stockholder Approval Default; and (ii) if such calculation is made as of any Recalculation Date, the Peak Equity Amount shall be the greater of: (A) the existing Peak Equity Amount immediately prior to such Recalculation Date, minus any reduction of the Loan Repayment Amount after the application of the net proceeds of a registered offering as described above; and (B) the Converted Shares multiplied by the average closing price per share of the Common Stock for the five (5) trading days immediately preceding such Recalculation Date. If the outstanding Loan Repayment Amount is greater than zero on the fifth anniversary of the Stockholder Approval Default, the Loan Repayment Amount shall become immediately due and payable in full.
      The “Make Whole Amount” shall, at the time of any calculation, be an amount equal to the sum of (a) the excess of (A) the amount of taxes due and payable by MHR with respect to payments of the Stockholder Default Balance received during the period from the later of the date of the Stockholder Approval Default and the date the Stockholder Default Balance was last calculated (together with, if calculated for the period from the date of the Stockholder Approval Default, any additional taxes payable with respect to the principal amount of the Loan for the period from September 26, 2005 to the date of the Stockholder Approval Default), over (B) the amount of taxes that would have been payable by MHR for such period, in its sole determination acting in good faith, had the Stockholder Approval Default not occurred and had the Loan been converted into the Convertible Note, plus (b) the amount of taxes due and payable by MHR by reason of MHR’s receipt of the payments described in clauses (a) and (b).

Disbursement Account
      The proceeds of the Loan were disbursed to an investment account which has been pledged to MHR to secure repayment of the Loan and which MHR has sole authority, between the Company and MHR, to permit the Company to withdraw the funds therein (other than any interest earned thereon). On the request of the Company, funds in this account shall be disbursed to an operating account of the Company to the extent such requested amounts for any period are not in excess of 103% of amounts in the Company’s budget (as then in effect under the terms of the Loan Agreement) for such period, and provided that the Company certifies to MHR that no event of default has occurred under the Loan Agreement (or the Convertible Note, as applicable), no material adverse change has occurred and the Company’s representations and warranties under the Loan Agreement continue to be true and correct. Upon the request of MHR all funds in this account will be transferred to a separate account, pledged to MHR to secure repayment of the Loan, in which MHR has an ownership interest in addition to the security interest granted pursuant to the Loan Documents, or such other account as is acceptable to MHR.

Ranking
      The Loan is senior indebtedness of the Company, ranking senior to all other indebtedness of the Company in all respects, including senior in right of payment in full in cash; provided, however, that notwithstanding such ranking and first priority security interest, the indebtedness of the Company under its

$10,000,000 Convertible Promissory Note dated December 1, 2004, payable to Novartis Pharma AG ranks pari passu in right of payment with the Loan.

Redemption Upon Change of Control
      Upon any Change of Control (as defined in the Loan Agreement) of the Company, MHR has the right to require the Company to purchase the Loan by paying MHR an amount equal to 104% of the outstanding principal amount of the Loan at such time plus any accrued and unpaid interest thereon, calculated at the applicable interest rate under the Loan Agreement, through the redemption date.

Assignment
      The Loan Agreement permits the lender thereunder, currently MHR, to assign its rights and delegate its obligations under the Loan Agreement in whole or in part to any person or entity without the Company’s consent. Accordingly, any reference in this Proxy Statement to MHR in the capacity as lender under the Loan Agreement includes MHR’s assigns.

Other Provisions
      The Loan Agreement also contains other representations, warranties and covenants (see the Loan Agreement which is included as Annex A hereto).
Convertible Note
      If stockholders approve Proposal 1, MHR will have the right, but not the obligation, to exchange the Loan for the Convertible Note at any time after the Meeting. The Convertible Note, when and if issued, will have a principal amount equal to the principal amount of the Loan the outstanding plus the amount of accrued but unpaid interest on the principal amount of the Loan at the interest rate under the Loan Agreement, from September 26, 2005 until the date the Loan is exchanged for the Convertible Note. The Convertible Note will have substantially the same terms as the Loan Agreement, except that the Convertible Note will be convertible, at the sole discretion of MHR, into shares of the Company’s common stock at a per share price of $3.78, interest under the Convertible Note will be payable in kind rather than in cash and we will have the right to call the Convertible Note after September 26, 2010 if certain conditions are satisfied. The following is a summary description of the material terms of the Convertible Note and is qualified in its entirety by reference to the terms of the Convertible Note (which is included as Annex D hereto and is incorporated herein by reference).

Maturity; Interest
      The maturity date of the Convertible Notes will be the same as the maturity date under the Loan Agreement. Interest on the Convertible Notes will accrue at a rate equal to 11.00% per annum, compounded monthly, and will be payable monthly in arrears in kind through issuance to MHR of additional Convertible Notes, up to and including the maturity date under the Convertible Note.

Conversion; Anti-Dilution
      The Convertible Notes will be convertible, in whole or in part, at any time and from time to time, into shares of our Common Stock at an initial per share conversion price equal to $3.78, subject to anti-dilution adjustments described below.
      The Convertible Notes will provide for anti-dilution protection and pre-emptive rights including (x)(i) full ratchet anti-dilution protection, including adjustments to the conversion price (originally $3.78) in the event of issuances of Common Stock or Common Stock equivalents at a price that is below the then current conversion price (with carve outs for options to employees and consultants under employee stock purchase and other equity plans in effect as of September 26, 2005 which are granted in the ordinary course of business and consistent with past practice), (ii) weighted average anti-dilution protection in the event of issuances of

Common Stock or Common Stock Equivalents at a price that is below the then-current market price of our Common Stock (with carve outs for options to employees and consultants under employee stock purchase and other equity plans in effect as of September 26, 2005 which are granted in the ordinary course of business and consistent with past practice), and (y) pre-emptive rights with respect to any issuances of our Common Stock. The foregoing anti-dilution protections shall not apply to issuance of our Common Stock or Common Stock equivalents: (i) at a price that is at or above the current market price at the time of issuance and (ii) for a total consideration of less than $10,000,000 during any 24-month period.

Optional Redemption
      We may redeem the Convertible Note, in whole or in part, at any time after September 26, 2010 at a redemption price equal to the principal amount of the Convertible Note, plus accrued and unpaid interest thereon, if (i) the closing price of our Common Stock on any day on or after September 26, 2010 has been greater than $30 for at least 40 consecutive trading days, which calculation may include the 40 trading days on or after September 26, 2010 and (ii) at the time of any such redemption, each of the underlying shares of our Common Stock subject to such redemption is freely transferable by MHR without any restriction pursuant to registration or exemption under all applicable securities laws. This optional redemption right does not preclude MHR or its assignees from exercising their conversion right prior to our exercise of this optional redemption right.

Redemption Upon Change of Control
      Upon a Change of Control of the Company on or prior to September 26, 2009, MHR shall have the right to require us to purchase the Convertible Note by paying the Company a redemption premium, calculated as a percentage of the principal amount of the Convertible Note plus any accrued and unpaid interest thereon through the date of redemption, equal to the following:

Years since September 26, 2005	Redemption Premium

1	104%
2	103%
3	102%
4	101%

Security
      All payments and obligations under the Convertible Note will be secured by a first priority lien on substantially all of the assets of the Company pursuant to the Pledge and Security Agreement.

Ranking
      Our obligations under the Convertible Note shall be senior indebtedness of the Company, ranking senior to all other indebtedness of ours in all respects, including senior in right of payment in full in cash; provided, however, that notwithstanding such ranking and first priority security interest, our indebtedness under our $10,000,000 Convertible Promissory Note dated December 1, 2004, payable to Novartis Pharma AG will rank pari passu in right of payment with the obligations under the Convertible Note. The obligations under the Convertible Notes shall be executed and delivered in substitution for, but not in satisfaction of, the obligations under the Loan Agreement and the other loan documents referred to therein and the obligations under the Convertible Note shall not constitute a refinancing, substitution or novation of our obligations under the Loan Agreement and the other loan documents referred to therein.

Assignment
      The Convertible Note does not contain any restrictions on its assignment by the holder thereof. Accordingly, any references in this Proxy Statement to MHR in its capacity as a holder of the Convertible Note includes MHR’s assigns.

Other Provisions
      The Convertible Note will also contain other representations, warranties and covenants substantially identical to those in the Loan Agreement (see the form of Convertible Note which is included as Annex D hereto).
Investment and Exchange Agreement
      On September 26, 2005, the Company, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP executed an Investment and Exchange Agreement. The following is a summary description of the material terms of the Investment and Exchange Agreement and is qualified in its entirety by reference to the terms of the Investment and Exchange Agreement, which is included as Annex E hereto and is incorporated herein by reference.

Calling of the Special Meeting, Filing of Proxy Statement
      Pursuant to the Investment and Exchange Agreement, we are obligated to, as soon as practicable, but no later December 25, 2005, hold a meeting of our stockholders for the purpose of obtaining their approval of Proposals No. 1 and 2 described herein. In addition, not later than October 18, 2005, we were obligated to file preliminary proxy materials with the Securities and Exchange Commission seeking the approval of Proposals No. 1 and 2. MHR agreed to extend such date.

Board Representation Rights
      Pursuant to the Investment and Exchange Agreement, MHR has the right to nominate one director (the “MHR Director”) and designate one observer (the “MHR Observer”) to our Board of Directors. The MHR Observer is permitted to attend meetings of the Board of Directors and its committees solely in a non-voting capacity. Pursuant to the Investment and Exchange Agreement, effective September 26, 2005, the Board of Directors elected Dr. Mark Rachesky to the Board of Directors as the MHR Director to serve as a Class III director until the Annual Meeting of Stockholders to be held in 2008 or until his earlier resignation or removal. In addition, as provided in the Investment and Exchange Agreement, on October 12, 2005, the Board of Directors elected Dr. Michael Weiser to our Board of Directors as an independent director mutually acceptable to MHR and the Company to serve as a Class III director until the Annual Meeting of Stockholders to be held in 2008 or until his earlier resignation or removal (the “Mutual Director”).

Charter Amendments
      Pursuant to the Investment and Exchange Agreement, we agreed to seek stockholder approval of certain amendments to our Amended and Restated Certificate of Incorporation which include, among other things, MHR’s right to purchase securities we may issue in the future, any increase in the existing or maximum number of directors comprising the Board of Directors, the number of directors necessary to constitute a quorum for the transaction of the Board business, the approval necessary to amend our by-laws and the nomination and removal of the MHR Director and the Mutual Director. The amendment and restatement of our Amended and Restated Certificate of Incorporation is described in more detail in the description of Proposal 2 included herein.

Amendment of MHR’s Existing Warrants
      Pursuant to the Investment and Exchange Agreement, we agreed to amend the terms of the existing Common Stock purchase warrants held by MHR Capital Partners (100) LP and MHR Capital Partners (500) LP which were issued on March 31, 2005 in order to increase the existing anti-dilution protection provided to the holders of these warrants by adding both (i) full ratchet anti-dilution protection, including adjustments to the exercise price of the warrants in the event of issuances of Common Stock or Common Stock equivalents at a price that is below the then current exercise price of the warrants (with carve outs for options to employees and consultants under employee stock purchase and other equity plans in effect as of September 26, 2005 which are granted in the ordinary course of business and consistent with past practice), and (ii) weighted average anti-dilution protection in the event of issuances of Common Stock or Common Stock equivalents at a price that is below the then-current market price of our Common Stock (with carve outs for options to employees and consultants under employee stock purchase and other equity plans in effect as of September 26, 2005 which are granted in the ordinary course of business and consistent with past practice). The foregoing anti-dilution protections shall not apply to issuance of our Common Stock or Common Stock equivalents: (i) at a price that is at or above the current market price at the time of issuance and (ii) for a total consideration of less than $10,000,000 during any 24-month period. Each of MHR Capital Partners (100) LP and MHR Capital Partners (500) LP is entitled to purchase 47,152 and 340,222 shares of our Common Stock, respectively, at an exercise price of $4.00 per share, pursuant to these warrants. The foregoing is a summary description of the material terms of the warrant amendment Agreement and is qualified in its entirety by reference to the amendments which are included as included as Exhibits 10.4 and 10.5 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 30, 2005.

Warrant Purchase Option
      Pursuant to the Investment and Exchange Agreement, we agreed to grant MHR an option, exercisable at any time more than 45 days after September 26, 2005, to purchase from the Company, in whole or in part, warrants to purchase up to 617,211 shares of our Common Stock at a purchase price per warrant equal to $0.01 for each of the first 67,084 warrants and $1.00 per warrant for each additional warrant. These warrants will have an exercise price of $4.00, will expire on September 26, 2011 and otherwise be entitled to anti-dilution protection equivalent to that provided in the amended MHR warrants as described in the paragraph immediately above this paragraph. The description of the warrant to be issued to MHR upon the exercise of the foregoing purchase option is qualified in its entirety by reference to the Form of Warrant attached hereto as Annex F and incorporated herein by reference.
Amendments to the Company’s By-Laws
      In connection with the transactions contemplated by the Loan Agreement and the Investment and Exchange Agreement, on September 29, 2005, the Board of Directors approved amendments to our By-Laws, which became effective as of such date in order to provide that:

•	The MHR Director may be nominated for election to the Board by MHR for so long as MHR shall continue to hold at least 2% of the shares of our outstanding Common Stock, warrants or other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, and that the MHR Director shall, to the extent permitted by law or any applicable rule or listing standard of any applicable securities exchange or market, be a member of each committee of the Board and shall be entitled to attend a meeting of any such committee;

•	MHR and the Board shall promptly select the Mutual Director, the Mutual Director shall be nominated for election to the Board and the Board shall elect the Mutual Director;

•	MHR shall have the right to appoint the MHR Observer and the MHR Observer shall have the right to attend meetings of the Board and any committees thereof, solely in a non-voting capacity, and to receive all notices, written materials and other information given to directors in connection with such meetings, subject only to attorney-client privilege considerations;

•	The number of directors on the Board may only be increased upon the unanimous vote or unanimous written consent of the Board;

•	Any vacancy on the Board created by the resignation, removal or other discontinuation of service as a member of the Board of the MHR Director shall be filled by an individual who shall have been (i) designated by the MHR Director prior to the effectiveness of such vacancy, other than in the case of removal of the MHR Director for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and MHR, in the case of removal of the MHR Nominee for cause;

•	Any vacancy on the Board created by the resignation, removal or other discontinuation of service as a member of the Board of the Mutual Director shall only be filled by an individual who shall have been nominated or approved in writing by both a majority of the Board and MHR;

•	The existing removal provisions of the By-Laws be deleted in their entirety and replaced with provisions providing that any director, other than the MHR Director and the Mutual Director, may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the election of directors and that the MHR Director and the Mutual Director, may be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors, provided that the stockholder vote requirement shall cease to have any force or effect after MHR shall cease to hold at least 2% of the shares of the Company’s outstanding common stock, warrants or other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation;

•	A quorum for the transaction of business must include the MHR Director and the Mutual Director while in office instead of a mere majority of the Board;

•	The rights in the By-Laws appurtenant to MHR may only be altered, amended or repealed with the unanimous vote or unanimous written consent of the Board or the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors, provided that the stockholder vote requirement shall cease to have any force or effect after MHR shall cease to hold at least 2% of the shares of fully diluted Common Stock; and

•	The Board may not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, any amendment to the By-Laws that would adversely affect the rights of MHR set forth therein without a vote in favor of such resolution by the MHR Director for so long as MHR continues to hold at least 2% of the shares of fully diluted Common Stock.
      The foregoing is a summary description of the material terms of the By-Law amendments effected in connection with the transactions contemplated by the Loan Agreement and the Investment and Exchange Agreement and is qualified in its entirety by reference to the Company’s By-Laws as amended included as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 30, 2005.
      The Board of Directors also amended Section 2.7 of the By-Laws to repeal the amendment made to that Section 2.7, as reported on Form 8-K filed with the Securities and Exchange Commission on July 6, 2005, through unanimous written consent effective as of the date of the consummation of the senior secured term loan financing transaction with MHR.
Registration Rights Agreement
      The Registration Rights Agreement between the Company, MHR or any of MHR’s respective assignees that join the Registration Rights Agreement (together with MHR, the “Holders”) obligates the Company to file a shelf registration statement on Form S-3 within 30 days of September 26, 2005 in order to register the resale of any Registrable Securities (as defined in the Registration Rights Agreement) (other than (a) the Convertible Note, (b) the common stock of the Company issued upon conversion of the Convertible Note, and (c) any other securities that may be issued, distributed or distributable with respect thereto) of the Company held by the Holders and to file an additional shelf registration statement on Form S-3 within 30 days following the date of the exchange of the Loan into the Convertible Note in order to register the resale of (a) the Convertible Note, (b) the common stock of the Company issued upon conversion of the Convertible Note, and (c) any other securities that may be issued, distributed or distributable with respect thereto. MHR agreed to extend the date for filing of the Form S-3. The Registration Rights Agreement also obligates the Company to provide certain additional registration rights to the Holders, including, among others, the right to demand that the Company file a registration statement in order to permit the Holders to sell Registrable

Securities held by the Holders, piggy-back rights and the right to participate in any other registered offering of Registrable Securities by the Company, and the right to make an unlimited number of requests upon the Company to register the resale of the Company’s Registrable Securities held by the Holders on Form S-3. Pursuant to the Registration Rights Agreement, the Company is not obligated to effect more than three Demand Registrations (as defined in the Registration Rights Agreement) on the part of any Holder of 10% or more of the Company’s Registrable Securities. In addition, the Registration Rights Agreement includes customary suspension, underwriter “cut back,” indemnification, expense reimbursement and contribution provisions. The foregoing is a summary description of the material terms of the Registration Rights Agreement between the Company and MHR and is qualified in its entirety by reference to the Registration Rights Agreement included as Annex G hereto and incorporated herein by reference.
Rights Plan Amendment
      As required pursuant to the Investment and Exchange Agreement, on September 23, 2005, the Board of Directors, by a vote of 3-2, with Dr. Goldberg, Dr. Carter and Mr. Pack voting in favor and Messrs. Dubroff and Black voting against, approved Amendment No. 1 to the Rights Agreement dated as of February 23, 1996 and restated as of July 7, 2001 by and between the Company and Mellon Investors Services LLC, as rights agent (the “Rights Agreement”). Amendment No. 1 amends certain sections and definitions of the Rights Agreement to render the Rights Agreement inapplicable to MHR. In all other respects, the Rights Agreement remains in full force and effect. The foregoing is a summary description of Amendment No. 1 to the Rights Agreement and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement included as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 30, 2005.
Pledge and Security Agreement
      Pursuant to the Loan Agreement, the Company and MHR entered into a Pledge and Security Agreement which provides that the Loan is secured by a first priority lien in favor of MHR against substantially all of the Company’s assets. The foregoing is a summary description of the material terms of the Security Agreement between the Company and MHR and is qualified in its entirety by reference to the Security Agreement which is attached as Annex C hereto and is incorporated herein by reference.
Dilutive Effect of the Exchange of the Loan for the Convertible Note
      If stockholders approve Proposal 1 and thereafter MHR elects to convert the Loan into the Convertible Note and to convert the Convertible Note into shares of our Common Stock, the conversion of the Convertible Note will have a highly dilutive effect on our current stockholders. The number of shares issued pursuant to the conversion of the Convertible Note will increase substantially the number of shares of our Common Stock currently outstanding and thereby the percentage ownership of our current stockholders (other than MHR) will significantly decline as a result of the conversion of the Convertible Note into shares of our Common Stock. As of November      , 2005, if the Loan were converted into the Convertible Note and the Convertible Note was simultaneously converted into shares of our Common Stock, we would be obligated to issue                      new shares of our Common Stock to MHR. For purposes of example only, a stockholder who owned approximately 5% of our outstanding Common Stock as of November      , 2005, would own approximately      % of our outstanding Common Stock immediately after consummation of the conversion of the Convertible Note into shares of our Common Stock. If the Company’s stockholders do not approve Proposal 1, the Company will not receive any economic benefit as a result of such outcome. The consequences of such failure are described above under “Senior Secured Term Loan Agreement — Stockholder Approval Default.”
Interest of Certain Persons in the Matter to be Acted Upon
      Dr. Mark Rachesky, the managing member of the general partners of the MHR funds, was elected to our Board of Directors on September 26, 2005 upon the consummation of the senior secured term loan financing with MHR. Dr. Rachesky may be deemed the beneficial owner of 4,254,585 shares of Common Stock, approximately 17.5% of the total number of shares of our Common Stock currently outstanding as calculated in accordance with Rule 13d-3(d)(1)(i) under the Exchange Act. This number consists of (A) (1) 2,856,736 shares of our Common Stock held for the account of MHR Capital Partners (500) LP, (2) 340,222 Shares that can be obtained by MHR Capital Partners (500), LP upon exercise of warrants to acquire shares of our Common Stock and (3) 496,674 shares of our Common Stock that can be obtained by MHR Capital Partners (500) LP upon the exercise of warrants that it can purchase pursuant to the warrant purchase option described above, (B) (1) 393,264 shares of our Common Stock held for the account of MHR Capital Partners (100) LP, (2) 47,152 shares of our Common Stock that can be obtained by MHR Capital Partners (100) LP upon exercise of warrants to acquire shares of our Common Stock and (3) 68,809 shares of our Common Stock that can be obtained by MHR Capital Partners (100) LP upon the exercise of warrants that it can purchase pursuant to the warrant purchase option described above, and (C) 51,728 shares of our Common Stock that can be obtained by certain other investment funds managed by Dr. Rachesky upon the exercise of warrants that they can purchase pursuant to the warrant purchase option described above. If stockholders approve Proposal 1, Dr. Rachesky and MHR will be able to substantially increase their respective holdings of shares of our Common Stock through the conversion of the Convertible Note into shares of our Common Stock. Dr. Rachesky was named to our Board of Directors after the consummation of the senior secured term loan financing with MHR and as such had no role in the negotiations of the senior secured term loan financing on behalf of the Company.
Use of Proceeds
      We received access (subject to the restrictions imposed upon withdrawal from the Disbursement Account as described above under the heading “Senior Secured Term Loan Agreement-Disbursement Account”) to approximately $13.5 million in net proceeds from the Loan which we intend to use to fund our clinical development programs in oral heparin and insulin and for the continued growth and development of our business.
Stockholder Approval
      Because shares of our Common Stock are listed on the Nasdaq National Market, we are subject to the Nasdaq Marketplace Rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock at a price below the greater of book or market value of the stock, where the amount of stock being issued is equal to 20% or more of the total number of shares of common stock outstanding or is equal to 20% or more of the total voting power outstanding. Rule 4350 also requires stockholder approval where the issuance or potential issuance of securities will result in a change of control of the issuer. We are seeking stockholder approval of the issuance of the Convertible Note and the issuance of the shares of our Common Stock to be issued upon conversion of the Convertible Note in order to comply with Rule 4350 of the Nasdaq Marketplace Rules. If the issuance of the Convertible Note is approved, MHR will have the right to convert the principal and interest outstanding under the Convertible Note into shares of our Common Stock at a per share price of $3.78, which at the time of conversion may be below both the book value and/or market value of our Common Stock, and the number of shares of our Common Stock to be issued upon the conversion of the Convertible Note (the “Conversion Shares”) may exceed 20% of our total common stock outstanding and the voting power of the Conversion Shares may exceed 20% of our total voting power outstanding, which would be considered a change of control under the Nasdaq Marketplace Rules.
Required Vote
      Approval of the issuance of the Convertible Note and the issuance of the shares of our Common Stock to be issued upon conversion of the Convertible Note requires the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting.

Recommendation of the Board of Directors
      OUR CURRENT BOARD OF DIRECTORS, EXCEPT FOR DR. RACHESKY, THE MHR NOMINEE, AND DR. WEISER, THE MUTUAL DIRECTOR, WHO ABSTAINED FROM ALL MATTERS RELATED TO THE LOAN AND FINANCING TRANSACTION AND DO NOT MAKE ANY RECOMMENDATION REGARDING THIS PROPOSAL, AND WHO WERE NOT MEMBERS OF THE BOARD OF DIRECTORS ON THE DATE THE TRANSACTIONS WITH MHR WERE APPROVED BY THE BOARD OF DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 1. HOWEVER, STOCKHOLDERS SHOULD NOTE THAT OUR BOARD OF DIRECTORS, AS CONSTITUTED AS OF THE APPROVAL OF THE SENIOR SECURED TERM LOAN FINANCING WITH MHR ON SEPTEMBER 23, 2005, APPROVED THE SENIOR SECURED TERM LOAN FINANCING BY A VOTE OF 3-2, WITH DR. GOLDBERG, DR. CARTER AND MR. PACK (WHO ARE ALSO CURRENT DIRECTORS) VOTING IN FAVOR AND MESSRS. DUBROFF AND BLACK (WHO HAVE SINCE RESIGNED FROM THE BOARD) VOTING AGAINST.

PROPOSAL 2: AMEND AND RESTATE THE RESTATED
CERTIFICATE OF INCORPORATION.
(Item #2 on the Proxy Card)
      We are asking our stockholders to approve an amendment and restatement of our Restated Certificate of Incorporation, as amended to date (the “Current Certificate”) as in the form of Annex H to this proxy statement (the “Amended and Restated Certificate”).
      The Amended and Restated Certificate was approved by our Board of Directors on September 26, 2005. Our Board of Directors has determined that the amendment and restatement of our Current Certificate of Incorporation is advisable and in the best interests of the Company and our stockholders and has directed that it be submitted to our stockholders for approval. If approved, the Amended and Restated Certificate would become effective upon filing the Amended and Restated Certificate with the Secretary of State of the State of Delaware. We currently plan to file the Amended and Restated Certificate as soon as reasonably practicable after receiving approval from our stockholders. The Amended and Restated Certificate would amend and restate our Current Certificate so that it would consist of only the Amended and Restated Certificate. Set forth below is a description of the changes in the Amended and Restated Certificate from the Current Certificate.
Preemptive Rights to Purchase Emisphere Securities Granted to MHR
      Article SEVENTH of the Amended and Restated Certificate grants MHR Capital Partners (500) LP, a Delaware limited partnership, MHR Capital Partners (100) LP, a Delaware limited partnership, MHR Institutional Partners II LP, a Delaware limited partnership and MHR Institutional Partners IIA LP, a Delaware limited partnership (collectively, and including any of their respective affiliates, “MHR”) the right to purchase a proportionate share of certain new issuances of Common Stock, or securities convertible into Common Stock in order to maintain their proportionate ownership of the Company. Currently, no stockholder has been granted such rights.
Number of Directors; Quorum
      Article TENTH, Section (a) of the Amended and Restated Certificate provides that the number of directors and the maximum limitation of Directors to serve on the Board may not be increased without the unanimous vote or unanimous written consent of the members of the Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that such quorum must include the director elected to the Board of Directors who is nominated solely by MHR Fund Management LLC or any of its affiliates (collectively “MHR Fund” and such nominee the “MHR Nominee”) and the independent director nominated and approved in writing by both a majority of the Board of Directors and MFR Fund (the “Mutual Director”). In the absence of such a quorum, a majority of those present may adjourn the meeting without notice other than announcement at the meeting until such time as a quorum is present.
Amendment to Rights of MHR — Company By-Laws
      Article TENTH, Section (b) of the Amended and Restated Certificate provides that so long as MHR holds at least two percent (2%) of the outstanding shares of Common Stock, warrants or other equity securities convertible into, or exchangeable for, any shares of Common Stock at a conversion price or exchange rate that is equal to or less the closing price per share of Common Stock on the trading day immediately prior to such calculation, i) the rights and protections afforded to MHR in the By-Laws of the Corporation may not be altered, amended or repealed in any way without the unanimous vote or unanimous written consent of the Board of Directors or the affirmative vote of the holders of at least 85% of the shares of common stock of the Corporation outstanding and entitled to vote at the election of directors and ii) the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to the By-Laws that would affect the rights of MHR as provided in the By-Laws, without a vote in favor of such resolution by the MHR Nominee.

Replacement of the MHR Nominee and the Mutual Director
      Article TENTH, Section (c) of the Amended and Restated Certificate provides that the MHR Nominee shall be replaced only by an individual who shall have been designated by the MHR Nominee prior to such vacancy other than in the case of removal of the MHR Nominee for cause, or, if the MHR Nominee is removed for cause, by an individual who shall have been nominated and approved in writing by both a majority of the Board of Directors and MHR. This Section (c) will also provide that the Mutual Director shall only be replaced by an individual who shall have been nominated or approved in writing by both the majority of the Board of Directors and MHR.
Removal of the MHR Nominee
      Article TENTH, Section (d) of the Amended and Restated Certificate provides that so long as MHR holds at least two percent (2%) of the outstanding shares of Common Stock, warrants or other equity securities convertible into, or exchangeable for, any shares of Common Stock at a conversion price or exchange rate that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, the MHR Nominee may only be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors.
Amendment to Rights of MHR — Company Amended and Restated Certificate
      Article TENTH, Section (g) of the Amended and Restated Certificate provides that so long as MHR holds at least two percent (2%) of the outstanding shares of Common Stock, warrants or other equity securities convertible into or exchangeable for, any shares of Common Stock at a conversion price or exchange rate that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, i) the rights and protections afforded to MHR in the Amended and Restated Certificate of the Company may not be altered, amended or repealed in any way without the affirmative vote of the holders of at least 85% of the shares of common stock of the Corporation outstanding and entitled to vote at the election of directors and ii) the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to the Amended and Restated Certificate that would affect the rights of MHR as provided in the Amended and Restated Certificate, without a vote in favor of such resolution by the MHR Nominee.
Required Vote
      The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will be required to approve this Amended and Restated Certificate. Abstentions are not affirmative votes and, therefore, shall have the same effect as votes against the proposal.
OUR CURRENT BOARD OF DIRECTORS, EXCEPT FOR DR. RACHESKY, THE MHR NOMINEE, AND DR. WEISER, THE MUTUAL DIRECTOR, WHO ABSTAINED FROM ALL MATTERS RELATED TO THE LOAN AND FINANCING TRANSACTION AND DO NOT MAKE ANY RECOMMENDATION REGARDING THIS PROPOSAL, AND WHO WERE NOT MEMBERS OF THE BOARD OF DIRECTORS ON THE DATE THE TRANSACTIONS WITH MHR WERE APPROVED BY THE BOARD OF DIRECTORS, DEEMS THE AMENDMENT AND RESTATEMENT TO OUR CURRENT CERTIFICATE IS IN THE BEST INTERESTS OF EMISPHERE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2. HOWEVER, STOCKHOLDERS SHOULD NOTE THAT OUR BOARD OF DIRECTORS, AS CONSTITUTED AS OF THE APPROVAL OF THE SENIOR SECURED TERM LOAN FINANCING WITH MHR ON SEPTEMBER 23, 2005, APPROVED THE SENIOR SECURED TERM LOAN FINANCING AND THE AMENDMENTS INCLUDED IN THIS PROPOSAL 2 BY A VOTE OF 3-2, WITH DR. GOLDBERG, DR. CARTER AND MR. PACK (WHO ARE ALSO CURRENT DIRECTORS) VOTING IN FAVOR AND MESSRS. DUBROFF AND BLACK (WHO HAVE SINCE RESIGNED FROM THE BOARD) VOTING AGAINST.

VOTING SECURITIES AND PRINCIPAL HOLDERS
      As the close of business on the Record Date, there were approximately                      shares of Common Stock outstanding and entitled to vote. The presence, either in person or by proxy, of persons entitled to vote a majority of our outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted as if they were “no” votes in tabulations of the votes cast, whereas broker non-votes, are not considered as having voted for the purposes of determining the outcome of a vote. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders as the Meeting.
COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth certain information, as of September 30, 2005, regarding the beneficial ownership of the Common Stock by (i) each director, including the director nominees; (ii) each Executive Officer; and (iii) all of our directors and Executive Officers as a group. The number of shares beneficially owned by each director or Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security) as well as any shares which the individual has the right to acquire as of sixty (60) days after September 30, 2005. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

			Common Shares
	Common Shares		Underlying
	Beneficially		Options/	Percent
Name and Address(a)	Owned(b)		Warrants(c)	of Class(d)

Michael M. Goldberg, M.D.	2,100,213	(e)	2,084,315	8.30%
Howard M. Pack(f)	188,821	(g)	91,000	*
Stephen K. Carter, M.D.(f)	19,049		14,000	*
Lewis H. Bender	310,175		293,000	1.31%
Shepard M. Goldberg	198,892	(h)	189,000	*
Steven M. Dinh	210,012		193,000	*
Elliot M. Maza	25,750		20,000	*
Michael Weiser, M.D., Ph.D.	*		*	*
Mark H. Rachesky, M.D.	4,254,585	(i)	1,004,585	17.47%

All directors and executive officers as a group	7,307,497		3,888,900	26.96%

*	Less than 1%

(a)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591. Directors and officers are listed in the table based on length of association with the Company.

(b)	The number of shares set forth for each director and Executive Officer consists of direct and indirect ownership of shares, including stock options that are currently exercisable or exercisable within 60 days of September 30, 2005, deferred common share units and restricted stock.

(c)	The number of shares set forth for each director and Executive Officer consists of stock options that are currently exercisable and stock options or warrants that will be exercisable within 60 days of September 30, 2005 and are included in the number of shares set forth under the column “Common Shares Beneficially Owned”.

(d)	Applicable percentage ownership as of September 30, 2005 is based on 23,347,737 shares of Common Stock outstanding as of September 30, 2005. In determining the number and percentage of shares beneficially owned by each director and Executive Officer, shares that may be acquired by such person pursuant to options and warrants currently exercisable or exercisable within 60 days of September 30,

2005 are deemed to be outstanding for the purpose of determining the total number of shares of outstanding Common Stock owned by a director or Executive Officer individually and by all directors and Executive Officers as a group. However, these shares are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(e)	Does not include 130,000 options to purchase shares with respect to which Dr. Goldberg has transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest. Dr. Goldberg does not have voting nor investment power as to the shares underlying options.

(f)	A number of stock units have been credited as of January 1, 2004 to the account of each non-employee director participating in the Company’s Directors Deferred Compensation Stock Plan. These units are payable solely in shares of Company Common Stock following termination of service. Messrs. Pack and Carter have accumulated 2,767 and 355 shares, respectively, in their account and have no voting or investment power as to those shares.

(g)	Includes 92,287 shares personally owned by Howard Pack over which he holds the power to vote.

(h)	Includes 500 shares in the Lauren Goldberg trust fund and 500 shares in the Justin Goldberg trust fund.

(i)	This number consists of (A)(1) 2,856,736 shares held for the account of MHR Capital Partners (500) LP (“Capital Partners (500)”) (2) 340,222 shares that can be obtained by Capital Partners (500) upon exercise of warrants to acquire shares and (3) 496,674 shares that can be obtained by Capital Partners (500) upon the exercise of warrants that it can purchase pursuant to an option granted in connection with the consummation of the financing transactions (the “Warrant Purchase Option”), (B)(1) 393,264 shares held for the account of MHR Capital Partners (100) LP (“Capital Partners (100)”), (2) 47,152 shares that can be obtained by Capital Partners (100) upon exercise of warrants to acquire shares and (3) 68,809 shares that can be obtained by Capital Partners (100) upon the exercise of warrants that it can purchase pursuant to the Warrant Purchase Option, and (C) 51,728 shares that can be obtained by certain other investment funds managed by Dr. Rachesky upon the exercise of warrants that such funds are entitled to purchase pursuant to the Warrant Purchase Option. In calculating the beneficial ownership of Dr. Rachesky, the Company has relied upon the Schedule 13D filed by these entities with the SEC on October 6, 2005.

Principal Holders of Common Stock
      The following table sets forth information regarding beneficial owners, other than our CEO, of more than five (5%) percent of the outstanding shares of Common Stock as of September 30, 2005:

	Number of Shares
Name and Address	Beneficially Owned		Percent of Class(a)

Atticus Capital, L.L.C.	1,379,900		5.91%
152 West 57th Street, 45th Floor
New York, NY 10019
MHR Capital Partners (500) LP	3,693,632	(b)	15.82%
40 West 57th Street, 24th Floor
New York, New York 10019

(a)	Applicable percentage ownership as of September 30, 2005 is based on 23,347,737 shares of Common Stock outstanding as of September 30, 2005.

(b)	Dr. Rachesky is an affiliate of MHR Capital Partners (500) LP and other affiliated funds and is deemed to be the beneficial holder of a total of 4,254,585 shares of Common Stock, including warrants which are exercisable within 60 days from September 30, 2005. In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13D filed by this entity with the SEC on October 6, 2005.
Other Agreements
      Dr. Goldberg’s employment agreement provides that he is entitled to have the Company pay premiums of up to $50,000 per year for his life insurance. The Company previously obtained a $3.2 million face amount, $37,570 annual premium policy for Dr. Goldberg in accordance with that provision (a “collateral assignment” split-dollar life insurance policy owned by Dr. Goldberg), and in November 2004 converted that policy to an

“endorsement” split-dollar life insurance policy owned by the Company. The policy is owned by the Company (with the beneficiary selected by Dr. Goldberg in the event of his death prior to a termination of service) and is governed by a revised split-dollar agreement that entitles Dr. Goldberg to elect to have the policy rolled out to him following a termination of employment for any reason other than cause or death, provided that he pays to the Company in full the aggregate premiums it has paid on the policy.
      In July 2000, Emisphere extended a loan to Dr. Goldberg in the amount of approximately $1.5 million pursuant to a secured promissory note bearing interest, payable monthly at a variable rate based upon LIBOR plus 1.0% (3.4% at December 31, 2004 and 2.1% at December 31, 2003). The proceeds of the loan were used to pay the exercise price and income taxes resulting from Dr. Goldberg’s exercise of stock options immediately prior to their expiration on December 31, 2001. The loan was collateralized by the stock issued upon exercise of the stock options. The principal was due the earlier of July 31, 2005 or upon the sale of stock held as collateral. On July 31, 2005, Michael M. Goldberg, paid $2,047,631 to the Company in full satisfaction of the principal amount and accrued interest on such loan. In addition to making cash payments of $1,556,726 and $330,000 to the Company, Dr. Goldberg surrendered to the Company 46,132 shares of Company common stock. The shares were valued at the prevailing closing market price on the date prior to the loan repayment, or $3.56 per share.
      These amounts paid by Dr. Goldberg represented his entire indebtedness to the Company, and were paid without any forgiveness, compensation to him, or consideration of any kind.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “SEC”) require our directors, Executive Officers and persons who own more than 10% of Common Stock to file reports of their ownership and changes in ownership of Common Stock with the SEC. Our employees generally prepare these reports on the basis of information obtained from each director and Executive Officer. Based on written representations of the Company’s directors and Executive Officers and on confirmation that no Form 5 was required to be filed, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, Executive Officers and greater than ten (10%) percent owners during the last fiscal year, were filed on time.

INCORPORATION BY REFERENCE
      In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. This proxy statement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2004 which contains important information about Emisphere and Emisphere’s financial condition that is not set forth in this proxy statement. Further, this proxy statement incorporates by reference our Forms 8-K filed with the SEC on September 30, 2005 and October 18, 2005. A copy of the Annual Report on Form 10-K and our Form 8-K have been filed with the SEC and may be accessed from the SEC homepage (www.sec.gov). Based on SEC regulations, the stock performance graph of this proxy statement and the Compensation Committee Report on Executive Compensation specifically are not incorporated by reference into any other filings with the SEC.
OTHER BUSINESS
      The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in their discretion.
      The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the proxy and returning it in the enclosed envelope.

By order of the Board of Directors

Elliot M. Maza
Secretary

ANNEX A
SENIOR SECURED TERM LOAN AGREEMENT*
U.S.$15,000,000
Dated as of September 26, 2005
between
EMISPHERE TECHNOLOGIES, INC.,
as Borrower
and
MHR INSTITUTIONAL PARTNERS IIA LP,
as Lender
and
as amended on
November 11, 2005

*	This Annex A incorporates the provisions of Amendment No. 1, dated as of November 11, 2005, to the Senior Secured Term Loan Agreement, dated as of September 26, 2005, between Emisphere Technologies, Inc., a Delaware corporation, and MHR Institutional Partners IIA LP, a Delaware limited partnership, as initial Lender. Such Amendment No. 1 was filed by the Company on November 11, 2005 as Exhibit 10.1 to its Current Report on Form 8-K.

Table of Contents

1.	DEFINITIONS; INTERPRETATION		A-1
	1.1.	Definitions	A-1
	1.2.	Interpretation	A-11
2.	COMMITMENTS; DISBURSEMENT		A-11
	2.1.	Commitment to Lend	A-11
	2.2.	Disbursement	A-11
3.	REPAYMENT		A-11
	3.1.	Repayment	A-11
	3.2.	Illegality	A-11
4.	REDEMPTION		A-12
	4.1.	Redemption	A-12
5.	INTEREST		A-12
	5.1.	Basic Rate	A-12
	5.2.	Default Interest	A-12
	5.3.	Interest Payments	A-12
6.	TAXES		A-12
	6.1.	Withholding	A-12
	6.2.	Gross-up	A-12
	6.3.	Stamp Taxes	A-13
7.	PAYMENTS; COMPUTATIONS		A-13
	7.1.	Making of Payments	A-13
	7.2.	Computations	A-13
8.	CONDITIONS PRECEDENT		A-13
	8.1.	Conditions to the Making of the Loan	A-13
9.	REPRESENTATIONS AND WARRANTIES		A-14
	9.1.	Representations and Warranties	A-14
10.	COVENANTS		A-20
	10.1.	Use of Proceeds	A-20
	10.2.	Disbursement Account	A-20
	10.3.	Governmental Authorizations	A-21
	10.4.	Financial Statements; Reporting	A-21
	10.5.	ERISA	A-22
	10.6.	Maintenance of Property	A-22
	10.7.	Maintenance of Existence; Lines of Business	A-22
	10.8.	Compliance with Laws	A-23
	10.9.	Books and Records; Inspection Rights	A-23
	10.10.	Notices of Default	A-23
	10.11.	Liens and Encumbrances	A-23
	10.12.	Insurance	A-23
	10.13.	Proxy Statement	A-24
	10.14.	Consolidations, Mergers	A-24
	10.15.	Asset Sales	A-24
	10.16.	Transactions With Affiliates	A-24

A-i

	10.17.	Notice of Tax Exemption	A-25
	10.18.	Payment of Taxes	A-25
	10.19.	Stockholder Approval	A-25
	10.20.	Limitation on Indebtedness	A-25
	10.21.	Restricted Payments	A-25
	10.22.	Notices	A-25
	10.23.	Cancellation of Indebtedness	A-25
	10.24.	Subsidiaries	A-26
	10.25.	Limitation on Issuance of Equity Interests of Subsidiaries	A-26
	10.26.	Maintenance of NOLs	A-26
	10.27.	Intellectual Property	A-26
	10.28.	Investments	A-27
	10.29.	Subsidiary Indebtedness	A-27
	10.30.	Restrictive Agreements	A-27
	10.31.	Limitation on Layering	A-28
	10.32.	Novartis Note	A-28
	10.33.	Clinical Trials	A-28
	10.34.	Additional Disclosure	A-28
	10.35.	SEC Filing Compliance	A-28
	10.36.	Post-Closing Actions	A-28
11.	EXCHANGE FOR CONVERTIBLE NOTES		A-29
	11.1.	Exchange of Notes	A-29
	11.2.	Additional Conditions to Exchange	A-29
12.	EVENTS OF DEFAULT		A-30
	12.1.	Events of Default	A-30
	12.2.	Default Remedies	A-31
	12.3.	Right of Setoff	A-33
	12.4.	Rights Not Exclusive	A-33
13.	INDEMNIFICATION		A-33
	13.1.	Amendment and Enforcement Expenses	A-33
	13.2.	Other Expenses	A-33
	13.3.	Indemnification	A-34
	13.4.	Increased Costs	A-34
	13.5.	Waiver of Consequential Damages, Etc	A-35
	13.6.	Nature of Indemnity	A-35
14.	GENERAL		A-35
	14.1.	Choice of Law	A-35
	14.2.	Jurisdiction	A-35
	14.3.	Application and Distribution of Payments	A-35
	14.4.	Replacement of Notes	A-35
	14.5.	Notices	A-36
	14.6.	Waivers	A-36
	14.7.	Amendment	A-37
	14.8.	Assignments and Participations	A-37
	14.9.	Determinations by the Lender	A-37

A-ii

14.10.	Survival	A-37
14.11.	Severability of Provisions	A-37
14.12.	Counterparts	A-37
14.13.	Confidentiality	A-37
14.14.	Binding Effect	A-37
14.15.	Integration of Terms	A-37
14.16.	WAIVER OF RIGHT TO TRIAL BY JURY	A-37
14.17.	Nature of Obligations	A-37
Exhibits

EXHIBIT A:	Form of Promissory Note
EXHIBIT B:	Form of Certificate of the Borrower
EXHIBIT C:	Form of Opinion of Counsel to the Borrower
EXHIBIT D:	Budget of Borrower
EXHIBIT E:	Third-Party Notices
EXHIBIT F:	Investment Guidelines
EXHIBIT G:	Form of Compliance Certificate
EXHIBIT H:	Account Information

A-iii

      This SENIOR SECURED TERM LOAN AGREEMENT (this “Agreement”) dated as of September 26, 2005 and as amended by Amendment No. 1 on November 11, 2005, between Emisphere Technologies, Inc., a Delaware corporation (the “Borrower”) and MHR Institutional Partners IIA LP, a Delaware limited partnership (the “Lender”).
      WHEREAS, the Borrower proposes to borrow from the Lender in order to fund certain operating expenses as further set forth in the Budget (as defined below); and
      WHEREAS, the Lender proposes to lend to the Borrower, $15,000,000 for such purpose on the terms and subject to the conditions set forth in this Agreement.
      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.	DEFINITIONS; INTERPRETATION
      1.1.     Definitions. For purposes of this Agreement, the terms defined in the recitals of the parties shall have the meanings given to them therein and the following terms shall have the following respective meanings.
      “18-Month Budget” means, with respect to any Asset Sale proposed to be made pursuant to Section 10.15(c), the Borrower’s operating budget covering the period from the date of the consummation of such Asset Sale to the date 18 months thereafter.
      “Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Borrower or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.
      “Affiliate Transaction” has the meaning ascribed to such term in Section 10.16.
      “Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, a sale/leaseback transaction, and the sale or transfer of any FDA licenses or approvals) other than any sale, lease, conveyance or other disposition involving assets or rights (or a series of related sales, leases, conveyances or other dispositions) having a fair market value less than $50,000 individually and $100,000 in the aggregate during the period from the Closing Date until the Repayment Date (which fair market value shall in each case be determined as of the date of such disposition), and other than sales, conveyances or transfers of inventory in the ordinary course of business consistent with past practices with the prior written consent of the Lender (which shall not be unreasonably withheld); and (ii) the issuance or sale by the Borrower or any of its Subsidiaries of Equity Interests of any of the Borrower’s Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Borrower to a Subsidiary or by a Subsidiary to the Borrower or to another Subsidiary; (ii) an issuance or sale of Equity Interests by a Subsidiary to the Borrower or to another Subsidiary; (iii) a sale or other disposition of property or equipment that has become worn out, obsolete or otherwise unsuitable for its purpose; (iv) a disposition of Cash Equivalents; (v) transactions consummated in compliance with Section 10.15 or Restricted Payments in accordance with Section 10.21; and (vi) the exercise of rights (including foreclosure), in respect of any Lien permitted by Section 10.11.
      “Atticus” means Atticus European Fund LTD.

      “Atticus Consent” means that certain letter agreement dated as of August 19, 2005 by and between the Borrower and Atticus.
      “Bank” means a financial institution at which the Borrower and the Lender shall mutually agree to maintain the Disbursement Account.
      “Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
      “Board of Directors” means the board of directors of the Borrower.
      “Borrower 2004 10-K” means Emisphere Technologies, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended and filed with the SEC prior to the Closing Date.
      “Borrower Intellectual Property” constitutes all present and future Intellectual Property owned, controlled, licensed or used by the Borrower or necessary to the conduct of the business of the Borrower.
      “Borrower SEC Documents” has the meaning ascribed to such term in Section 9.1(k).
      “Borrower Ongoing SEC Documents” has the meaning ascribed to such term in Section 10.35.
      “Budget” has the meaning ascribed to such term in Section 10.1, as updated and amended from time to time pursuant to Section 10.04(c) and Section 10.15.
      “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.
      “Capital Lease” means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.
      “Cash Equivalents” means (i) Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 6 months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of 6 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 6 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within 6 months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.
      “Change of Control” shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Common Stock; (ii) the Borrower merges or consolidates with or into another Person as a result of which the shareholders of the Borrower immediately prior to the consummation of such transaction do not own at least 50% of the outstanding voting securities of the remaining, consolidated or successor entity, as the case may be, or the Borrower sells or disposes of all or substantially all of its assets to any Person; (iii) the liquidation, dissolution, or the winding up of the affairs of the Borrower; or (iv) during any 12 month-period following the date hereof, individuals who at the beginning of such period constituted the Board of Directors (and any new members of the Board of Directors whose election by the Board of Directors or whose nomination for election by the Borrower’s shareholders was approved by (A) a vote of a majority of the members of the Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) the Permitted Holders), cease for any reason to constitute a majority of the Board of Directors.
      “Closing Date” means the date of this Agreement, or such other date mutually agreed by the parties in writing on which the conditions precedent set forth in Article 8 shall be first satisfied or waived and the transactions contemplated hereby to occur on such date are consummated.
      “Code” or “UCC” means the Uniform Commercial Code in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
      “Collateral” has the meaning ascribed to such term in Section 2.1 of the Security Agreement.
      “Common Stock” means the Borrower’s common stock, par value $0.01 per share.
      “Confidential Information”means all proprietary and confidential information or materials possessed or developed, whether developed before or after the Closing Date; including without limitation, information or materials on substances, formulations, technology, equipment, data, reports, Know-How, sources for supply, patent position and business plans, inventions, discoveries, improvements and methods, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information regarding business operations.
      “Convertible Note” has the meaning ascribed to such term in the Investment Agreement.
      “Copyright Licenses” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
      “Copyrights”means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.
      “Daily Market Price” shall mean, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day or that are not otherwise reflected in such closing price and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Lender and reasonably acceptable to the Borrower, with the costs of such appraisal to be borne by the Borrower.
      “Default” means any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
      “Designated Account” means the bank account previously designated by Lender into which the Lender shall disburse, pursuant to Sections 2.2 and 8.1(j) hereof, the full amount required by this Agreement to be so disbursed for and on behalf of the Borrower pursuant to Section 8.1(j) hereof.

      “Disbursement Account” means (a) an investment account (i) maintained at Bank in the name of the Borrower, and (ii) as to which the right to transfer, withdraw or otherwise disburse funds therefrom shall reside, pursuant to the terms hereof and the terms of any account control agreement if one was entered into, solely with the Lender to the exclusion of the Borrower, as such investment account may be reconstituted or replaced pursuant to Section 10.36, or (b) such other deposit account as the Lender and Borrower shall reasonably agree, and in each case subject to an account control agreement in form and substance acceptable to the Lender and the Borrower.
      “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.
      “Dollars” or “$” means lawful money of the United States.
      “Election Notice” has the meaning ascribed to such term in Section 12.1(d).
      “Environmental Law” means any present and future federal, state, local or foreign laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, including but not limited to those relating to Hazardous Substances.
      “Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.
      “ERISA” means the Employee Retirement Income Security Act of 1974.
      “ERISA Affiliate” means, with respect to the Borrower or any Subsidiary, any trade or business (whether or not incorporated) that, together with the Borrower or Subsidiary, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.
      “ERISA Event” means, with respect to the Borrower or any Subsidiary or ERISA Affiliate, (i) the complete or partial withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) of the Borrower or any Subsidiary or ERISA Affiliate from any Multiemployer Plan; (ii) the institution of proceedings to terminate a Multiemployer Plan by the PBGC; (iii) the failure by the Borrower or any Subsidiary or ERISA Affiliate to make when due required contributions to a Multiemployer Plan unless such failure is cured within 30 days; (iv) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (v) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (vi) the loss of a Qualified Plan’s qualification or tax exempt status; or (vii) any other event or condition that could constitute grounds for the imposition of material liability with respect to any Plan and which, if curable, is not cured within 30 days.
      “Event of Default” has the meaning ascribed to such term in Section 12.1.
      “Exchange” has the meaning ascribed to such term in Section 11.1.
      “Exchange Act” means the Securities Exchange Act of 1934.
      “Exchange Date” has the meaning ascribed to such term in Section 11.1.
      “Exchange Notice” has the meaning ascribed to such term in Section 11.1.
      “Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any Obligation, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) any value-added tax imposed by any governmental authority.
      “FDA” means the Food and Drug Administration, as from time to time constituted, created under the Food and Drug Act of 1906.
      “Final Withdrawal Date” means the date immediately following the date on which all proceeds have been disbursed from the Disbursement Account at the direction of the Borrower and in accordance with the applicable provisions hereof.
      “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.
      “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.
      “Guarantors” means each Subsidiary of the Borrower that executes a guaranty in accordance with Section 10.24.
      “Hazardous Substances” includes, but is not limited to, any and all substances defined, listed or otherwise classified as pollutants, hazardous wastes, medical wastes, hazardous substances, radiological substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, or that may have a negative impact on human health or the environment.
      “Hedge Agreement”means any and all transactions, agreements or documents now existing or hereafter entered into by the Borrower which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.
      “Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed; (v) all obligations of such Person to pay the deferred purchase price of assets; (vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person Guaranteeing or intended to Guarantee (whether directly or indirectly Guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.
      “Indemnifiable Taxes” means any Taxes other than Excluded Taxes.
      “Indemnified Party” has the meaning ascribed to such term in Section 13.3.

      “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Know-How, Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
      “Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year.
      “Investment Agreement” means Investment and Exchange Agreement, dated the Closing Date, among the Borrower, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.
      “Investment Guidelines” means the Borrower’s Corporate Investment Policy, a copy of which is attached hereto as Exhibit F.
      “Investments” means, (i) any direct or indirect purchase or other acquisition by the Borrower or any Subsidiary of any Equity Interest, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by the Borrower or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.
      “IRC” means the Internal Revenue Code of 1986.
      “Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).
      “Knowledge” means, with respect to the knowledge of the Borrower, the knowledge of the chief executive officer or the chief financial officer of the Borrower after due and diligent inquiry.
      “Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).
      “Line of Business” means (a) the Borrower’s development of improved dosage forms of drugs, either alone or with corporate partners, by applying its proprietary eligen® technology to those drugs or licensing its eligen® technology to partners who typically apply it directly to their marketed drugs (which has included oral delivery of proteins, peptides, macromolecules and charged organics), (b) the Borrower’s and its partners’ clinical trials of oral formulations or prototypes of salmon calcitonin, heparin, insulin, parathyroid hormone, human growth hormone and cromolyn sodium, and (c) the continued development of any studies being actively undertaken by the Borrower as of the Closing Date that are related to the activities of the Borrower under clauses (a) and (b) (including improved oral dosage forms of already orally bioavailable drugs, trans and intra dermal delivery, and buccal delivery).
      “Loan” means the loan made pursuant to Article 2.
      “Loan Documents” means this Agreement, the Note, the Security Documents and any certificates, instruments, agreements or other documents executed in connection herewith or therewith.
      “Loan Repayment Amount” has the meaning ascribed to such term in Section 12.2(b)(i).
      “Make Whole Amount” has the meaning ascribed to such term in Section 12.2(b).
      “Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to consummate the transactions contemplated hereby or by the other Loan Documents, or the Proposed Transactions; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such changes affect the Borrower disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Borrower with the Lender’s express written consent or in accordance with the express written instructions of the Lender or as otherwise expressly required or explicitly and specifically permitted to be taken by the Borrower pursuant to the terms of this Agreement, the other Loan Documents or the Investment Agreement; or (v) any change in the Borrower’s stock price or any failure by the Borrower to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect), shall in each case not be considered when determining if a Material Adverse Effect has occurred.
      “Material Adverse Event” has the meaning ascribed to such term in Section 10.34.
      “Maturity Date” means September 26, 2012.
      “MHR” means MHR Fund Management LLC and any successor thereto.
      “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which the Borrower or any Subsidiary or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
      “Net Cash Proceeds” with respect to any issuance or sale of Equity Interests or Indebtedness, means the cash proceeds of such issuance or sale net of all reasonable and customary attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale; and net of taxes actually paid as a result thereof.
      “Non-Domestic Intellectual Property” means any and all Intellectual Property other than Intellectual Property arising under the laws of the United States.
      “Note” means the $15,000,000 Senior Secured Note issued by the Borrower and payable to the order of the Lender, dated the Closing Date and substantially in the form of Exhibit A.
      “Novartis” means Novartis Pharma AG, a company registered in Switzerland.
      “Novartis Note” means the Convertible Promissory Note Due December 1, 2009, Issued by Borrower for the benefit of Novartis, as delivered to the Lender on the Closing Date.
      “Novartis Option and License Agreement” means the Research Collaboration Option and License Agreement by and between the Borrower and Novartis, dated as of December 1, 2004, as delivered to the Lender on the Closing Date.
      “Obligation” means all principal of and interest (including all interest that accrues after the commencement of any case or proceeding by or against Lender in bankruptcy, whether or not allowed in such case or proceeding) on the Loan, and any penalties, fees, charges, expenses, indemnification payments, reimbursements and any other sum chargeable to the Borrower under this Agreement or any of the other Loan Documents.
      “Offering Proceeds” has the meaning ascribed to such term in Section 12.2(b)(ii).
      “Offering Shares” has the meaning ascribed to such term in Section 12.2(b)(ii).
      “Officers’ Certificate” means a certificate signed by the chief executive officer and the chief financial officer of the Borrower, and delivered to the Lender.
      “Ownership Change” has the meaning ascribed to such term in Section 9.1(y).
      “Patent Licenses” means all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

      “Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.
      “PBGC” means the Pension Benefit Guaranty Corporation.
      “Peak Equity Amount” has the meaning ascribed to such term in Section 12.2(b)(ii).
      “Pension Plan” means a Plan described in Section 3(2) of ERISA.
      “Perfected Lien” means a legal, valid and enforceable perfected, first priority lien and security interest under the internal laws of the relevant state in the United States (without reference to conflicts of law) for the benefit of the Lender, pursuant to the Security Documents.
      “Peril” means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the “all-risk” endorsement then in use in the jurisdictions where the properties of the Borrower and its Subsidiaries are located.
      “Permitted Holders” means MHR and any Related Party or Affiliate of MHR.
      “Permitted Liens” means the following: (i) Liens granted to secure payment of the Obligations; (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Lender, in its sole discretion; (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a landlord waiver and consent in form and substance satisfactory to the Lender, in its sole discretion); and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Lender, in its sole discretion; (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; or (B) arising as a result of progress payments under government contracts; (v) purchase money Liens in connection with the purchase by the grantor of such Lien of equipment in the normal course of business, including without limitation the Lien securing Indebtedness under the Master Lease Agreement between the Borrower and General Electric Capital Corporation dated as of March 14, 2004 (including related schedules); (vi) Liens subordinated in all respects to the Lien securing payment of the Obligations on terms and conditions and pursuant to an agreement in form and substance satisfactory to the Lender in its sole discretion; (vii) Liens to secure the financing of insurance premiums for insurance policies obtained pursuant to and in compliance with Section 10.12, provided, that such Liens are limited to the proceeds (including loss payments) of the insurance policies so financed, un-earned premiums on and dividends under such insurance policies, and the Borrower’s interest under any state insurance guarantee funds that may arise relating to such insurance policies, and (viii) to the extent constituting a Lien, the transfer of technology licenses in the ordinary course of business of the Borrower and otherwise permitted or disclosed hereunder.
      “Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.
      “Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that the Borrower or any Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Borrower or any Subsidiary.
      “Proceeds Payment” has the meaning ascribed to such term in Section 12.2(b).

      “Proposed Transactions” means the transactions contemplated by the Investment Agreement.
      “Recalculation Date” has the meaning ascribed to such term in Section 12.2(b).
      “Redemption Payment Amount” has the meaning ascribed to such term in Section 4.1.
      “Registered Repayment Offering” has the meaning ascribed to such term in Section 12.2(b)(ii).
      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and among the Borrower, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.
      “Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, MHR or the principals that control MHR, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent any Voting Stock may still be held by such entity.
      “Repayment Date” means the date on which all Obligations are irrevocably repaid in full, in Dollars, to the Lender.
      “Restricted Payment” means, with respect to the Borrower or any Subsidiary, (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of any Equity Interest of such Person, other than a payment or distribution of Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of the Equity Interests of such Person or any other payment or distribution made in respect thereof, either directly or indirectly, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Person now or hereafter outstanding, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Equity Interests of such Person or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (v) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except as otherwise permitted hereunder, in the other Loan Documents, the Investment Agreement or the other Transaction Documents, and other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (vi) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Person to any Stockholder.
      “Retiree Welfare Plan” means, at any time, a welfare plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment (other than (i) coverage mandated by applicable laws, including without limitation, COBRA continuation coverage; (ii) death benefits or retirement benefits under any “employee pension plan”, as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Borrower or any Subsidiary or ERISA Affiliate; or (iv) benefits, the full direct cost of which is borne by current or former employees (or beneficiary thereof)).
      “SEC” means the United States Securities and Exchange Commission.

      “Securities Act” means the Securities Act of 1933.
      “Security Agreement” means the Pledge and Security Agreement, dated September 26, 2005, between the Borrower and the Lender.
      “Security Documents” means the collective reference to the Security Agreement (including without limitation, if any, the Security Agreement (Copyrights); Security Agreement (Patents); Security Agreement (Trademarks) and Security Agreement (Domain Name Registrations) attached as Exhibit K through Exhibit N thereto, inclusive), any account control agreements delivered pursuant to the Loan Documents, any Subsidiary Guaranty, any Subsidiary Security Agreement, the UCC financing statements required to be filed and all other security documents hereafter delivered to the Lender in connection with granting a Lien on any of the assets of the Borrower or a Subsidiary to secure the Obligations.
      “Share Price” has the meaning ascribed to such term in Section 12.2(b).
      “Stockholder” means, with respect to any Person, each holder of Equity Interests of such Person.
      “Stockholder Approval” has the meaning ascribed to such term in Section 10.19.
      “Stockholder Approval Default” has the meaning ascribed to such term in Section 12.1(d).
      “Stockholder Default Balance” has the meaning ascribed to such term in Section 12.2(b).
      “Subsequent Notice” has the meaning ascribed to such term in Section 12.1(d).
      “Subsidiary” means (i) as to the Borrower, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Borrower or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Borrower.
      “Subsidiary Guaranty” means a guaranty agreement executed by a Subsidiary pursuant to Section 10.24, in form and substance satisfactory to the Lender, the Borrower and such Subsidiary, guaranteeing payment of the Obligations and providing, without limitation, that such Subsidiary shall be bound by the covenants set forth in this Agreement, and shall make such representations and warranties as the Lender may require.
      “Subsidiary Security Agreement” means a pledge and security agreement executed by a Subsidiary pursuant to Section 10.24, substantially in the form of the Security Agreement, and otherwise in form and substance satisfactory to the Lender, the Borrower and such Subsidiary, securing payment of the Obligations.
      “Taxes” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any government or taxing authority.
      “Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark.
      “Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.
      “Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.
      “Transaction Documents” shall have the meaning ascribed thereto in the Investment Agreement.
      “United States” means the United States of America.

      “Voting Stock” of a Person means all classes of Equity Interests or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
      1.2.     Interpretation. The table of contents and the headings of the articles and sections of this Agreement are included for convenience of reference. They shall not affect the construction of any provision of this Agreement. References herein to articles, sections, subsections or exhibits without further identification of the document to which reference is made are references to provisions or parts of this Agreement. The words “herein,” “hereof” and “hereunder” are used in this Agreement to refer to this Agreement as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Agreement or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including”shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

2.	COMMITMENTS; DISBURSEMENT
      2.1.     Commitment to Lend. On the terms and subject to the conditions set forth herein, upon satisfaction (or waiver by the Lender) of the conditions to effectiveness set forth in Section 8.1, on the Closing Date the Lender shall make a Loan to the Borrower in principal amount equal to $15,000,000.
      2.2.     Disbursement. All proceeds of the Loan shall be distributed by the Lender in immediately available funds, in Dollars, to the Designated Account and the Disbursement Account as provided hereunder, from which Disbursement Account the Lender shall, from time to time, withdraw funds and transfer such funds to the Borrower in accordance with the terms of this Agreement.

3.	REPAYMENT
      3.1.     Repayment. The Loan shall become due and payable in full on the Maturity Date, and the Borrower shall immediately repay the outstanding principal of the Loan on the Maturity Date unless the Exchange shall be consummated prior to the Maturity Date in which case the Loan shall be converted to a Convertible Note as part of the Exchange in accordance with the provisions of the Investment Agreement.
      3.2.     Illegality. If the Lender reasonably determines at any time that any law, regulation or treaty or any change therein or in the interpretation or application thereof makes or will make it unlawful for the Lender to fulfill its commitment in accordance with Section 2.1, to maintain the Loan or to claim or receive any amount payable to it hereunder, the Lender shall give notice of that determination to the Borrower, whereupon the obligations of the Lender hereunder shall terminate. If any such notice is given after the Closing Date, the Borrower shall prepay the Loan in full on the second Business Day following delivery of such notice by the Lender; provided, however, that, if the Lender certifies to the Borrower that earlier prepayment is necessary in order to enable the Lender to comply with the relevant law, regulation, treaty or change and specifies an earlier date for the prepayment, the Borrower shall use its best efforts to make the prepayment on the date so specified. Prepayment pursuant to this Section shall be made without premium but together with interest accrued and unpaid on the Loan to the date of prepayment and all other obligations then payable to the Lender under the Loan Documents.

4.	REDEMPTION
      4.1.     Redemption. Notwithstanding anything to the contrary herein or in any Loan Document, at any time upon the occurrence of a Change of Control, the Lender shall have the right to require the Borrower to redeem the Loan and to repay the Loan in full in a principal amount (the “Redemption Payment Amount”) equal to 104% of the then outstanding principal amount of the Loan together with any accrued and unpaid interest thereon, calculated on the Redemption Payment Amount at the Interest Rate from the Closing Date through the Repayment Date.

5.	INTEREST
      5.1.     Basic Rate. Interest shall accrue on the outstanding principal amount of the Loan, from the Closing Date until the Repayment Date, at an interest rate equal to 11.00% per annum, compounded monthly, in arrears (the “Interest Rate”).
      5.2.     Default Interest. So long as an Event of Default (other than as defined in Section 12.1(d)) has occurred and is continuing, at the election of the Lender, interest shall accrue on the Loan and all outstanding Obligations at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand and, if not paid when due, shall itself bear interest as provided in this Section.
      5.3.     Interest Payments. Interest shall be payable on the then-outstanding principal amount of the Loan (a) in cash, in arrears, on each Interest Payment Date and on each date that any principal of the Loan is repaid (on the amount so repaid) and (b) in a Convertible Note as part of the Exchange in accordance with the provisions of the Investment Agreement.

6.	TAXES
      6.1.     Withholding. (a) Each payment by the Borrower under this Agreement or any other Loan Document shall be made without withholding on account of Taxes unless withholding is required by applicable law. If applicable law requires withholding, the Borrower shall give notice to that effect to the Lender, make the necessary withholding and make timely payment of the amount withheld to the appropriate governmental authority. All Taxes so withheld shall be paid before penalties attach thereto or interest accrues thereon. If any such penalties or interest nonetheless become due, the Borrower shall make prompt payment thereof to the appropriate governmental authority. If the Lender pays any amount in respect of Indemnifiable Taxes on any payment due from the Borrower hereunder, or penalties or interest thereon, the Borrower shall reimburse the Lender in Dollars for that payment on demand. If the Borrower pays any such Taxes or penalties or interest thereon, it shall deliver official tax receipts evidencing the payment or certified copies thereof to the Lender not later than the thirtieth day after payment.
      (b) If the Lender is or becomes entitled under any applicable law or treaty to a reduced withholding rate, or a complete exemption from withholding, with respect to Taxes on payments to it by the Borrower made pursuant to this Agreement or any of the Loan Documents, the Lender shall complete and deliver from time to time to the Borrower, reasonably soon after the Borrower’s request therefor, any form that the Borrower is required to obtain from the Lender in order to give effect to the reduced rate or exemption (whether that form relates to the Lender or to any Person to which it has sold a participation or other beneficial interest in any of its rights hereunder).
      6.2.     Gross-up. (a) If any Taxes withheld in accordance with Section 6.1(a) are Indemnifiable Taxes, the Borrower shall forthwith pay the Lender such additional amount as is necessary to ensure that the net amount actually received by the Lender free and clear of Indemnifiable Taxes is equal to the amount that the Lender would have received had no Indemnifiable Taxes been withheld.
      (b) Lender agrees to deliver to the Borrower on the Closing Date, and thereafter to the extent necessary to maintain such exemptions, upon the Borrower’s written request, copies of all duly executed form(s) and associated documentation which are necessary to establish in accordance with United States Treasury Regulations such Person’s complete exemption from United States backup and foreign withholding taxes with respect to all payments to be made to or for the account of such Person under this Agreement.

      6.3.     Stamp Taxes. The Borrower shall pay any registration or transfer taxes, stamp duties or similar levies, and any penalties or interest that may be due with respect thereto, that may be imposed by any jurisdiction in connection with this Agreement or any other Loan Document. If the Lender pays any amount in respect of any such taxes, duties, levies, penalties or interest referred to in the previous sentence, the Borrower shall reimburse the Lender in Dollars for that payment on demand.

7.	PAYMENTS; COMPUTATIONS
      7.1.     Making of Payments. Except as otherwise provided herein, each payment by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, by deposit of immediately available funds by 11:00 a.m. (New York City time) on the date such payment is due, to the account of Lender set forth on Exhibit H, or such other account designated from time to time by the Lender by written notice to the Borrower. Each such payment shall be made without setoff or counterclaim.
      7.2.     Computations. Interest and fees payable hereunder shall be computed on the basis of a 360-day year and actual days elapsed.

8.	CONDITIONS PRECEDENT
      8.1.     Conditions to the Making of the Loan. The obligation of the Lender to make the Loan is subject to the condition that the Lender receive the following (in the case of any document, dated the Closing Date unless otherwise indicated) in each case, in form and substance satisfactory to the Lender in its sole discretion:
      (a) Duly executed copies of this Agreement, each other Loan Document and any other documents, instruments, agreements and legal opinions that Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to Lender.
      (b) A duly executed Note evidencing the Loan, payable to the Lender and dated the Closing Date, in aggregate principal amount equal to $15,000,000.
      (c) Subject to the provisions of Section 10.36, duly executed copies of the Security Agreement and each other Security Document, including without limitation, satisfactory evidence that it has taken such other action (including, without limitation, the filing of UCC financing statements and the execution of account control agreements for all pledged accounts) as the Lender requested in order to perfect the security interests created pursuant to the Security Agreement.
      (d) Duly executed copies of the Investment Agreement and the Registration Rights Agreement.
      (e) A certificate of the Borrower, substantially in the form of Exhibit B, together with the attachments specified therein.
      (f) An opinion of Brown Rudnick Berlack Israels LLP, counsel to the Borrower, substantially in the form of Exhibit C.
      (g) Evidence that the Borrower obtained all required consents and approvals of all Persons, including all requisite governmental authorities, in connection with the execution, delivery and performance of this Agreement and the other Loan Documents and the Proposed Transactions (other than the Stockholder Approval which shall be obtained in accordance with the provisions of the Investment Agreement).
      (h) Evidence (in the form of the Certificate delivered by the Borrower pursuant to Section 8.1(e)) that no event has occurred that could constitute a Default or Event of Default, or could occur as a result of the making of the Loan by the Lender.
      (i) Evidence satisfactory to the Lender that the Borrower has duly delivered the third-party notice to Kingsbridge Capital Limited attached as Exhibit E.
      (j) Notwithstanding anything to the contrary contained in the reimbursement letter or agreement between the Borrower and any counsel to the Lender, payment of all fees and expenses incurred by the Lender and billed on or prior to the Closing Date (including fees and expenses of all counsel to the Lender and accounting fees) in connection with the transactions contemplated hereby and the other Proposed Transactions, in accordance with this Agreement, the other Loan Documents, the Investment Agreement and any other document relating to the Proposed Transactions. Such fees and expenses, to the extent invoiced but not paid prior to the Closing, shall be paid by Lender on the Borrower’s behalf out of funds disbursable pursuant to and in accordance with Section 2.2 hereof into the Designated Account, and Borrower specifically agrees hereby that the amount of all such fees and expenses so paid shall be Obligations hereunder to the same extent as if disbursed to the Disbursement Account.
      (k) Certificates of insurance evidencing the existence of all insurance required pursuant to Section 10.12 and the designation of the Lender as the loss payee or additional named insured, as the case may be, thereunder. In addition, the Borrower shall have delivered a certificate of the chief financial officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 10.12 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.
      (l) Satisfactory evidence that all obligations of the Borrower to be performed, all documents to be delivered, and all conditions to be fulfilled, in each case to the extent required to be performed, delivered or fulfilled prior to or contemporaneously with the Closing Date, pursuant to the Investment Agreement any other documents related to the Proposed Transactions, shall have been performed delivered or fulfilled, as applicable, in compliance with the provisions of the Investment Agreement and such other documents.
      (m) Copies of the following, in each case certified as true, complete and correct as of the Closing Date: (i) Novartis Note; (ii) Novartis Option and License Agreement; (iii) the written consent of Atticus to the transactions contemplated in this Agreement, the other Loan Documents and the Transaction Documents, in form and substance satisfactory to the Lender, (iv) evidence satisfactory to the Lender of the termination of the agreements between the Borrower and Kingsbridge Capital Limited, (v) the Budget, (vi) the financial statements required to be delivered pursuant to Section 10.4(a) and (b) for the fiscal year ended December 31, 2004 and the fiscal quarters ended March 31 and June 30, 2005, and (vi) each resignation letter from each person who has resigned from the Board of Directors during the thirty day period prior to the Closing Date, together with any waiver letters, indemnity agreements and other documents or instruments executed or delivered in connection with each such resignation.
      (n) A duly executed and certified copy of the leases (including all amendments and supplements thereto) corresponding to the properties set forth on Schedule 8.1(n) and an estoppel certificate from the lessor under each such lease in a form satisfactory to Lender.

9.	REPRESENTATIONS AND WARRANTIES
      9.1.     Representations and Warranties. The Borrower hereby represents and warrants to the Lender, as of the Closing Date and each other date required to be made hereunder or under the other Loan Documents (except to the extent such representations and warranties expressly relate only to an earlier date, in which case such representations and warranties shall be correct and accurate in all material respects on and as of such earlier date), the following:

(a) The Borrower is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and its obligations hereunder and thereunder and the other Proposed Transactions, have been duly authorized; and this Agreement and each other Loan Document to be executed by the Borrower will constitute the valid and legally binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) The execution, delivery and performance by the Borrower of the Loan Documents do not, and the performance by it of its obligations contemplated thereunder will not, (i) breach, violate, constitute a violation under or contravene any provision of the Borrower’s articles of incorporation, bylaws or similar organizational documents; (ii) except as set forth on Schedule 9.1(c)(ii), constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Borrower or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any contract that is binding upon the Borrower or any of its Subsidiaries, or any change in the rights or obligations of any party under any of such contracts; (iii) except pursuant to the Loan Documents, and except as set forth on Schedule 9.1(c)(iii), require the Borrower or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any governmental entity, any statute, law, rule, regulation or other requirement of any governmental entity in the United States or elsewhere, or any permit, license, registration or other approval or authorization of any governmental entity. Without limitation to the provisions of the foregoing sentence, the provisions of the Atticus Consent are sufficient to prevent Atticus and its Affiliates from having any right to participate in the Loans or any of the other transactions contemplated by the Investment Agreement, including, without limitation, the acquisition of the Convertible Notes or any Common Stock into which such Convertible Notes may be convertible.

(d) Other than filings pursuant to federal and state securities laws or filings required to be made with the NASD or Nasdaq directly related to the execution and delivery of the Transaction Documents, no notices, reports or other filings are required to be made by the Borrower or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Borrower or any of its Subsidiaries from, any court or governmental authority or regulatory or self-regulatory entity in connection with the execution and delivery of this Agreement, the other Loan Documents or the Proposed Transactions.

(e) No event has occurred that could constitute a Default or Event of Default, or could cause a default or event of default to occur, under any agreement or instrument evidencing any Indebtedness of the Borrower as a result of the making of the Loan by the Lender or the Proposed Transactions.

(f) No consent or approval of, or notice to, any creditor of the Borrower or any Subsidiary (other than the Lender and the “Investor” under the Investment Agreement) is required by the terms of any agreement or instrument evidencing any Indebtedness of the Borrower or any Subsidiary for the Borrower’s execution or delivery of, or the performance of the obligations of the Borrower under, this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby or the consummation of the other Proposed Transactions.

(g) There are no (i) except as disclosed on Schedule 9.1(g), material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against the Borrower or any of its Subsidiaries; or (ii) except as otherwise specifically disclosed in accordance herewith or as otherwise permitted herein, material obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Borrower or any of its Subsidiaries.

(h) Each of the Borrower and its Subsidiaries has good and marketable title to, or leasehold interest in, all real property and other property and assets owned by it, free and clear of all Liens or other encumbrances securing Indebtedness (other than Permitted Liens), and, subject to Section 10.20, its obligations under both this Agreement and the other Loan Documents rank senior to all other existing Indebtedness and future Indebtedness of the Borrower in all respects, including in right of payment in full in cash.

(i) The Borrower’s (i) audited financial statements dated December 31, 2004 and for the fiscal year ended on that date; and (ii) consolidated balance sheet dated June 30, 2005 and the related consolidated statements of income and cash flows for the portion of the Borrower’s fiscal year ended on that date, each as heretofore delivered to the Lender are complete and correct, have been prepared in accordance with GAAP.

The audited financial statements of the Borrower dated December 31, 2004 and for the fiscal year ended on that date have been certified by a firm of independent accountants as fairly presenting the financial condition of the Borrower as at that date and the results of its operations for that fiscal year or portion thereof.

(j) Since December 31, 2004, there has not been (i) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Borrower or any of its Subsidiaries, whether or not covered by insurance; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Borrower; or (iii) any change by the Borrower or any of its Subsidiaries in accounting principles, practices or methods.

(k) The Borrower has filed all required reports, schedules, registration statements and other documents with the SEC since April 30, 2002. The Borrower 2004 10-K and all other reports, registration statements, definitive proxy statements or information statements, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Borrower or any Subsidiary subsequent to April 30, 2002, under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed (collectively, the “Borrower SEC Documents”), with the SEC, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Borrower SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders’ equity and cash flows or equivalent statements in such Borrower SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(l) The Borrower has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Borrower (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Borrower’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Borrower’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Borrower’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Borrower’s internal controls over financial reporting.

(m) Since January 1, 2004, the Borrower has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices, or any of the documents filed by the Borrower or filed or furnished by its officers, are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity, other than comments received by the Borrower from the SEC in connection with registration statements filed by the Borrower under the Securities Act prior to the date hereof. Since January 1, 2004, neither the Borrower’s independent public accounting firm, nor any employee, director, advisor or other agent or Affiliate of the Borrower has informed the Borrower that such Person has any material questions, challenges or disagreements regarding or pertaining to the Borrower’s accounting policies or practices or the Borrower’s internal controls over financial reporting.

(n) Schedule 9.1(n) contains a true and complete list of, and the Borrower has delivered to the Lender copies of all documents creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by or to which the Borrower is a party since January 1, 2004.

(o) Except as set forth on Schedule 9.1(o), the Borrower has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Borrower or any Affiliate.

(p) To the Knowledge of the Borrower, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of the Borrower audited by it and included in the Borrower SEC Reports (including the related notes), is and has been throughout the period covered by such financial statements, (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Borrower within the meaning of Rule 2-01 of Regulation S-X of the SEC; (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related Rules of the SEC; and (iv) in compliance with the rules of the Public Company Accounting Oversight Board. Schedule 9.1(p) contains a true and complete list of all non-audit services performed by PricewaterhouseCoopers LLP for the Borrower since January 1, 2004.

(q) The execution and delivery of this Agreement and the other Loan Documents is not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy.

(r) (i) Schedule 9.1(r) lists all Plans and separately identifies all Pension Plans, Multiemployer Plans and Welfare Plans, including all Retiree Welfare Plans as of the Closing Date. Copies of all such listed Plans, together with a copy of the most recently filed Form IRS/ DOL 5500 for each such Plan have been made available to the Lender prior to the Closing Date. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to the Knowledge of the Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan. Neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject the Borrower or any Subsidiary to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii) (A) Except as disclosed on Schedule 9.1(r), neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any Title IV Plan; (B) there are no pending, or to the Knowledge of the Borrower or any Subsidiary, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (C) neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan.

(s) The Borrower’s use, storage, treatment and disposal of Hazardous Substances is and has been in full compliance with Environmental Law; (i) there has been no unpermitted release, discharge, emission or escape into the environment of Hazardous Substances; (ii) Borrower has all permits necessary and required for its use, storage, treatment and disposal of Hazardous Substances; and (iii) Borrower does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) of a possible claim or liability pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(t) (i) The Borrower owns, either exclusively or jointly, all right, title and interest in and to (free and clear of all Liens other than Permitted Liens) or is licensed to use all Borrower Intellectual Property, including, without limitation, the Patents, Trademarks and Copyrights listed on Schedule 9.1(t), and, except as set forth on Schedule 9.1(t), has exclusive rights to use, sell, license, assign, transfer, convey, dispose of, or otherwise commercially exploit the Borrower Intellectual Property.

(ii) Schedule 9.1(t) lists all of Borrower’s Patents, Trademarks and registered Copyrights and material Know-How, and, to the extent applicable, the jurisdiction(s) in which each item of Borrower Intellectual Property was or is filed or registered, including the respective application or registration numbers and dates, and an indication as to whether each such item of Borrower Intellectual Property is owned exclusively or jointly. Each item of Borrower Intellectual Property is in compliance with all formal legal requirements (including payment of filing, examination, annuity and maintenance fees and proofs of use) and is valid and subsisting. In connection with all Borrower Intellectual Property owned, either exclusively or jointly by the Borrower, the Borrower represents and warrants, and in connection with all third-party Borrower Intellectual Property, the Borrower represents and warrants to Borrower’s Knowledge, that all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates in connection with such Borrower Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining such Borrower Intellectual Property.

(iii) The operation of the business of the Borrower as currently conducted or currently contemplated to be conducted does not and will not infringe or misappropriate the Intellectual Property of any third party, violate any right of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(iv) Other than as described in Schedule 9.1(t), no Person has asserted or threatened to assert any claims (A) contesting the right of the Borrower to use, exercise, sell, license, transfer or dispose of any Borrower Intellectual Property or any products, processes or materials covered thereby in any manner; or (B) challenging the ownership, validity or enforceability of any Borrower Intellectual Property. No owned Borrower Intellectual Property, and to Borrower’s Knowledge, no third-party Borrower Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Borrower.

(v) The Borrower has not received any written notice or otherwise has Knowledge of any pending or threatened claim, order or proceeding with respect to any Borrower Intellectual Property and, to Borrower’s Knowledge, no Borrower Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(vi) Borrower has required all professional and technical employees who provided services to Borrower in connection with the Borrower Intellectual Property to execute agreements under which such employees are and were required to convey to Borrower ownership of all inventions and developments conceived or created by them in the course of their employment with Borrower. To Borrower’s Knowledge, none of the activities of Borrower’s professional and technical employees who are providing services to Borrower in connection with the Borrower Intellectual Property is violating any agreement between any such employees and their former employers.

(vii) Other than as described in Schedule 9.1(t), the Borrower has not received any opinion of counsel regarding any third party Intellectual Property or any owned Borrower Intellectual Property.

(viii) To Borrower’s Knowledge, Borrower has complied with its obligation under 37 CFR § 1.56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application comprising the owned Borrower Intellectual Property. None of

Borrower’s Patents is involved in any interference or opposition proceeding, and, to Borrower’s Knowledge, no such proceeding is being threatened with respect to any of the Patents.

(ix) To the extent that any Intellectual Property has been developed or created independently or jointly by an independent contractor or other third party for the Borrower, or is incorporated into any of the Borrower products, the Borrower has a written agreement with such independent contractor or third party and Borrower thereby has obtained exclusive or joint ownership of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment, or has acquired rights sufficient to use such Intellectual Property in the business of the Borrower as currently conducted and as contemplated to be conducted by virtue of a license.

(x) Schedule 9.1(t) lists all agreements pertaining to Borrower Intellectual Property including without limitation, agreements pursuant to which Borrower either receives or grants rights in Intellectual Property. The Borrower is, and will be, in compliance with all terms and conditions of all, and is not and will not be in violation of any, licenses, sublicenses and other agreements, relating to Intellectual Property to which it is a party, whether acquiring or granting rights, or otherwise. Except as set forth in Schedule 9.1(t), the Borrower has no Knowledge of any assertion, claim or threatened claim, or facts that could serve as a basis of any assertion or claim, that the Borrower has breached or defaulted on any terms or conditions of such licenses, sublicenses and other agreements, and the Borrower has no basis to believe that any other party to such licenses, sublicenses and other agreements is in breach or in default of any terms or conditions thereof.

(xi) Borrower has disclosed trade secrets of Borrower included in the Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent Borrower disclosed such information in connection with making filings related to any Borrower Intellectual Property with governmental or regulatory authorities.

(xii) The Borrower has taken all reasonably prudent or necessary steps to protect and preserve the confidentiality of its material Confidential Information, and with respect to all other Confidential Information Borrower has taken all commercially reasonable steps to protect and preserve the confidentiality of such Confidential Information. Without limiting the foregoing, the Borrower has and enforces a policy requiring each employee and consultant of the Borrower to execute a proprietary rights and confidentiality agreement, and all current and former employees and consultants of the Borrower have executed such an agreement.

(xiii) Except as set forth on Schedule 9.1(t), Borrower has not received any adverse written notice from the FDA or any other Authority since January 1, 2003 (i) regarding the approvability of product candidates of Borrower or (ii) alleging any violation of any law, policy, guideline, rule or regulation by Borrower. Schedule 9.1(t) sets forth (i) all of Borrower’s regulatory correspondence received from the FDA or any other similar Authority since January 1, 2003, which correspondence has been provided to the Lender and (ii) all of the permits issued to Borrower by the FDA or any other similar Authority. During the last five years no officer, employee or agent of Borrower, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other authority, failed to disclose a material fact required to be disclosed to the FDA or any other authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made which would violate any law, policy, guideline, rule or regulation.

(u) The provisions of the Security Documents are effective to create in favor of the Lender a legal, valid and enforceable lien or security interest in all right, title and interest of the Borrower in the “Collateral” described therein. Upon the filing of proper financing statements in the offices in the jurisdictions listed on Schedule 9.1(u), the Lender shall have a perfected first priority security interest or lien on all right, title and interest of the Borrower in the “Collateral” described therein, which can be perfected by such filing, subject only to the existence of any Permitted Liens.

(v) The businesses of the Borrower and its Subsidiaries have not been, and are not being, conducted in violation of any material state, local, federal, foreign or domestic laws, rules, regulations or court orders and none of the transactions contemplated in this Agreement or the other Loan Documents (including, without limitation, the borrowing hereunder and the use of the proceeds thereof), or the Proposed Transactions, will violate or result in a violation of Section 7 of the Exchange Act, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(w) The written materials delivered or caused to be delivered, by or on behalf of the Borrower, to the Lender in connection with this Agreement and the other Loan Documents and the other transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(x) The Borrower and its Subsidiaries have filed, or caused to be filed, in a timely manner, all federal, state and other tax returns and reports required to be filed, and have paid, in a timely manner, all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is true, complete and correct in all respects.

(y) To the best Knowledge of the Borrower, since the date three years prior to the Closing Date, the Borrower has not undergone an “ownership change” as such term is defined for purposes of Section 382 of the IRC, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder (an “Ownership Change”).

(z) Set forth on Schedule 9.1(z) is a list, as of the date hereof, of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

(aa) As of the Closing Date, the authorized capital stock of the Borrower consists of (i) 50,000,000 shares of Common Stock of which 23,555,266 shares were issued and outstanding, of which 243,600 are held as treasury shares; and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued. Each of the outstanding shares of capital stock or other securities of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Borrower or by a direct or indirect wholly owned Subsidiary of the Borrower, free and clear of any Liens, other than Permitted Liens. Except as set forth in Schedule 9.1(aa), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Borrower or any Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Borrower or any Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(bb) The Borrower and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Borrower against theft, damage, destruction and acts of vandalism, and complying with the requirements set forth in Section 10.12. The Borrower has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

10.	COVENANTS
      10.1.     Use of Proceeds. Subject to Section 10.2, the Borrower shall use the proceeds of the Loan solely to pay operating expenses at such times, and in such amounts equal to or less than, the corresponding time periods and amounts indicated on the Borrower’s operating budget (the “Budget”), a copy of the initial Budget covering the period from September 1, 2005 through August 31, 2006 is attached hereto as Exhibit D, and is subject to replacements pursuant to Section 10.4(c).
      10.2.     Disbursement Account. The Borrower shall provide notice to the Lender of each requested withdrawal from the Disbursement Account pursuant to Section 10.4(g). Prior to the earlier of (a) the occurrence and continuation of an Event of Default and (b) the establishment of a reconstituted Disburse-

ment Account pursuant to Section 10.36(b), the Borrower may make withdrawals from the Disbursement Account, and after the establishment of a reconstituted Disbursement Account pursuant to Section 10.36(b) (but not upon the occurrence and continuation of an Event of Default) the Borrower may request that the Lender make withdrawals from the Disbursement Account, in any case no more frequently than bi-weekly; provided, in each case that withdrawals made for any one-month period shall not in the aggregate exceed 103% of the operating budget for such period set forth in the Budget without the prior written consent of the Lender; and provided, further, in each case, that notwithstanding anything to the contrary in this Agreement, in the event that the Borrower shall make or request withdrawals in the aggregate exceeding 100% of the budgeted amount for any such one-month period, the amount available for withdrawal during the immediately succeeding one-month period shall be automatically and without further action reduced by the amount of such excess. Notwithstanding the foregoing, any payment made or requested to be made by the Borrower to the Lender in connection with the Obligations or any transfer or withdrawal made or requested to be made by the Borrower of interest, dividends or other income generated by the funds and other assets deposited in the Disbursement Account (which interest, dividends, and other income shall only be transferred into a separate account of the Borrower), whether or not reflected in the Budget, shall be a permitted withdrawal from the Disbursement Account and shall not require the consent of the Lender. If the Borrower requests that Lender make or permit a withdrawal from the Disbursement Account, and such request complies with the provisions herein relating to withdrawals from the Disbursement Account, the Lender shall instruct Bank to transfer such requested amount from the Disbursement Account to a bank account of the Borrower designated in writing by the Borrower that is subject to an account control agreement in favor of the Lender.
      10.3.     Governmental Authorizations. The Borrower shall obtain, make and keep in full force and effect all authorizations from and registrations with governmental authorities that may be required for the validity or enforceability against the Borrower of this Agreement and the other Loan Documents.
      10.4.     Financial Statements; Reporting. (a) The Borrower shall furnish to the Lender, within 45 days of the close of each of the first 3 quarters of each fiscal year, its consolidated and consolidating balance sheets as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by its chief financial officer as fairly presenting the financial condition of the Borrower and its Subsidiaries as at the close of that quarter and the results of its operations for such quarter, subject to changes resulting from audit and normal year-end adjustments.
      (b) The Borrower shall furnish to the Lender, within 90 days of the close of each fiscal year commencing with the fiscal year ending December 31, 2005, its consolidated and consolidating balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by a firm of independent accountants selected by it and acceptable to the Lender as fairly presenting the financial condition of the Borrower and its Subsidiaries as at the close of such fiscal year and the results of its operations for such fiscal year. The certification shall include or be accompanied by a statement that, during the examination by that firm of those financial statements, that firm observed or discovered no Default or Event of Default (or a detailed description of any Default or Event of Default so observed or discovered).
      (c) The Borrower shall furnish to the Lender, not later than November 30 of each year, (i) if an 18-Month Budget has been delivered and constitutes the Budget, a revised 18-Month Budget, and (ii) otherwise, a revised annual operating budget, which in any case, prior to the Final Withdrawal Date and upon review and written approval of the Lender (which approval shall not be unreasonably withheld), shall thereafter constitute the Budget.
      (d) The Borrower shall deliver to the Lender (i) prior to the Final Withdrawal Date, on the first Business Day of each month, and concurrently with each delivery of notice to the Lender of a withdrawal from the Disbursement Account pursuant to Section 10.2 and in accordance with Section 10.4(g), a compliance certificate certifying that (A) no Default or Event of Default has occurred and is continuing, and (B) the representations and warranties of the Borrower set forth in this Agreement and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date), (ii) after the Final Withdrawal Date, on the first Business Day of each month, a compliance certificate certifying that (A) no Default or Event of Default has occurred and is continuing, and (B) the representations and warranties of the Borrower set forth in this Agreement and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date), and (iii) on the Exchange Date, a compliance certificate certifying that (A) no Default or Event of Default has occurred and is continuing, and (B) the representations and warranties of the Borrower set forth in this Agreement and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date). A form of such compliance certificate is attached hereto as Exhibit G.
      (e) The Borrower shall furnish to the Lender not later than the 15th day of each month a variance report detailing any variances from the Budget during the previous month.
      (f) The Borrower shall furnish to the Lender from time to time such other statements and information as the Lender may reasonably request.
      (g) The Borrower shall notify the Lender of each requested withdrawal from the Disbursement Account not later than 5 Business Days prior to the date of such withdrawal, by delivering to the Lender a written notice (i) setting forth the date and amount of such proposed withdrawal, which shall in no event be later than five Business Days after the date of receipt of such notice by the Lender, and (ii) certifying that (A) the amount of such withdrawal, together with the amount of all other withdrawals made during such calendar month, does not exceed the operating cash requirement of the Borrower for such month as set forth in the Budget, except as expressly provided for under this Agreement, (B) upon the making of such withdrawal no more than two withdrawals shall have been made from the Disbursement Account during such month, and the immediately preceding withdrawal was made not less than two weeks prior to such proposed withdrawal, (C) no Default or Event of Default has occurred and is continuing, (D) no Default or Event of Default would occur as a result of such withdrawal, and (E) the representations and warranties of the Borrower hereunder are true and correct as of the date of such certificate and the date of such proposed withdrawal (other than representations and warranties made as of a specific earlier date, which shall remain true and correct as of such earlier date).
      (h) The Borrower shall, immediately upon the receipt of notice from Novartis that it intends to exercise the Option (as defined in the Novartis Option and License Agreement), or upon otherwise becoming aware that Novartis intends to exercise such Option, provide a copy of such notice to the Lender or notify the Lender in writing that Borrower has become aware of such intention, as the case may be. Upon becoming aware that Novartis intends to exercise such Option, whether by notice from Novartis pursuant to the Novartis Option and License Agreement or otherwise, the Borrower shall consult with Lender with respect to all subsequent communication with Novartis, its affiliates, agents or representatives, or any other Person, regarding the Option, the Novartis Note or the Novartis Option and License Agreement, or the transactions contemplated thereby, and shall provide drafts of any intended correspondence with such Persons in respect thereof prior to delivery of such correspondence.
      (i) Promptly upon the resignation of any person from the Board of Directors, the Borrower shall provide the Lender with a copy of the resignation letter of such person, together with any waiver letters, indemnity agreements and other documents or instruments executed or delivered in connection with such resignation.
      10.5.     ERISA. The Borrower and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event. The Borrower and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, adopt, sponsor, maintain or contribute to any Title IV Plan.
      10.6.     Maintenance of Property. The Borrower shall keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
      10.7.     Maintenance of Existence; Lines of Business. The Borrower shall preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, franchises and licenses (including, but not limited to, licenses required by the FDA and other applicable agencies) necessary or desirable in the normal conduct of its business. The Borrower shall not be engaged in any line of business other than the Line of Business.

      10.8.     Compliance with Laws. The Borrower shall comply in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, Tax laws, and ERISA and the rules and regulations promulgated thereunder).
      10.9.     Books and Records; Inspection Rights. The Borrower shall keep proper books and records in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall permit the Lender and representatives of the Lender to inspect its property and records at any reasonable times, and to make copies of such records as the Lender (or its representative) shall desire.
      10.10.     Notices of Default. The Borrower shall promptly notify the Lender of each Default or Event of Default, and each other event that has or could have a materially adverse effect on its ability to perform its obligations under this Agreement, the Note or another Loan Document, together with a detained description of such Default, Event of Default or other event, and all actions taken or to be taken in response thereto.
      10.11.     Liens and Encumbrances. The Borrower shall not create or permit to be created or exist any Lien on any of its property now owned or hereafter acquired, other than Permitted Liens.
      10.12.     Insurance. The Borrower shall maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will in any event maintain:

(a) Casualty Insurance against loss or damage covering all of the tangible real and personal property and improvements of the Borrower by reason of any Peril in such amounts (subject to such deductibles as shall be satisfactory to the Lender) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including vehicles), at least equal to 100% of the actual replacement cost of such assets (including foundation, footings and excavation costs), subject to deductibles as aforesaid; and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

(b) Automobile liability insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Borrower) at any time located at, or used in connection with, its properties or operations in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.

(c) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties (and adjoining streets, sidewalks and waterways) of the Borrower, in such amounts as are then customary for property similar in use in the jurisdictions where such properties are located.

(d) Workers’ compensation insurance (including Employers’ Liability Insurance) to the extent required by applicable law.

(e) Product liability insurance against claims for bodily injury, pain and suffering, death or property damage resulting from the use of products developed, tested or sold by the Borrower in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Borrower.

(f) Other insurance as generally carried by owners of similar properties and businesses, in such amounts and against such risks as are then customary for property similar in use.
Such insurance shall name the Lender as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ notice to the Lender. The Borrower will advise the Lender promptly of any policy cancellation, reduction or amendment. Any proceeds received by the Lender on account of any such insurance policy referred to in this Section 10.12 shall be applied by the Lender promptly to reduce the outstanding amount of the Obligations then due and payable.

Without limiting the obligations of the Borrower under the foregoing provisions of this Section, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Lender may, but shall have no obligation so to do, procure insurance covering the interests of the Lender in such amounts and against such risks as the Lender shall deem appropriate, and the Borrower shall reimburse the Lender in respect of any premiums paid by the Lender in respect thereof.
      10.13.     Proxy Statement. Within 15 Business Days of the Closing Date, the Borrower, in cooperation with the Lender, shall prepare and, unless the Lender objects in writing, file with the Securities and Exchange Commission preliminary proxy materials (“Proxy Statement”), and take all other actions related thereto, pursuant to and in accordance with the provisions of Section 2(c) of the Investment Agreement.
      10.14.     Consolidations, Mergers. The Borrower shall not, directly or indirectly, by operation of law or otherwise, merge with or consolidate with another Person, liquidate, windup or dissolve itself, or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire by purchase or otherwise the business or assets of, or stock of, another Person; except (A) that any Subsidiary may merge into or consolidate with any other Subsidiary; and (B) any Subsidiary may merge with or consolidate into the Borrower; provided that the Borrower is the surviving organization.
      10.15.     Asset Sales. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale, other than the transfer of technology licenses to third parties in the ordinary course of business consistent with past practices, (a) with the prior written consent of the Lender (which shall not be unreasonably withheld), (b) pursuant to the Novartis Option and License Agreement or (c) pursuant to an agreement, the terms and conditions of which expressly and unconditionally provide for fixed cash payments to the Borrower during the 18-month period commencing on the effective date of such transfer, in aggregate amount, together with the aggregate amount of cash and Cash Equivalents held by the Borrower (including in the Disbursement Account), equal to or greater than the aggregate projected cash expenditures of the Borrower for such 18-month period as provided in the 18-Month Budget delivered in connection with such transfer of technology licenses. The Borrower shall, in connection with each proposed Asset Sale permitted pursuant to Section 10.15(c), deliver to the Lender an 18-Month Budget prior to the consummation of such Asset Sale and such 18-Month Budget shall (i) be subject to the review and approval of the Lender, which approval shall not be unreasonably withheld, and (ii) upon approval such 18-Month Budget shall constitute the Budget for all purposes under this Agreement.
      10.16.     Transactions With Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or such Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, the Borrower delivers to the Lender a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and an opinion as to the fairness to the Borrower or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (A) the payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Borrower or indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements, compensation or employee benefit arrangements or incentive arrangements with any officer, director or employee of the Borrower or any Subsidiary (including benefits under the foregoing); (B) Restricted Payments made in compliance with Section 10.21; (C) loans or advances to employees and reimbursement of actual out-of-pocket expenses incurred by officers, directors and employees, in each case in the ordinary course of business in an amount not to exceed $100,000 individually and $200,000 in the aggregate during any fiscal year; and (D) the Proposed Transactions.

      10.17.     Notice of Tax Exemption. If an exemption is obtained at any time from any present or future Taxes that would otherwise be due in respect of any payment to be made by the Borrower under this Agreement or any other Loan Document, the Borrower shall promptly deliver to the Lender a certified copy of the documents evidencing that exemption.
      10.18.     Payment of Taxes. The Borrower shall pay all Taxes, assessments and other governmental charges of any kind imposed on or in respect of its income or any of its businesses or assets, or in respect of Taxes and other amounts it is required by law to withhold from amounts paid by it to its employees, before any penalty or interest accrues on the amount payable and before any Lien or other encumbrance on any of its property exists as a result of nonpayment; provided, however, that the Borrower shall not be required by this Section to pay any amount if it is diligently contesting its alleged obligation to pay that amount in good faith through appropriate proceedings and maintains appropriate reserves or other provisions in respect of the contested amount as may be required under GAAP.
      10.19.     Stockholder Approval. As soon as practicable, but no later than 90 days after the Closing Date, the Borrower shall hold a special meeting of its stockholders for the purpose of obtaining stockholder approval (“Stockholder Approval”) pursuant to and in accordance with the provisions of Section 2(b) of the Investment Agreement.
      10.20.     Limitation on Indebtedness. The Borrower and its Subsidiaries, on a consolidated basis, shall not directly or indirectly incur, create, assume, Guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination any Indebtedness other than (i) pursuant to this Agreement, the other Loan Documents, the Investment Agreement or the other Transaction Documents; (ii) any Indebtedness that is by its terms expressly subordinated in all respects to the Obligations, on terms and conditions satisfactory to the Lender, in its sole discretion; (iii) Indebtedness evidenced by the Novartis Note from time to time outstanding, which Indebtedness shall be pari passu with the Obligations, and shall not be subordinated in right of payment to the Obligations; and (iv) Indebtedness secured by Permitted Liens.
      10.21.     Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary, directly or indirectly, to make a Restricted Payment other than, so long as no Event of Default shall have occurred and be continuing, or shall result therefrom, (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Borrower (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Borrower from its shareholders; or (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrower or any Guarantor that is subordinated to the Obligations, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Borrower, provided, that such newly issued Indebtedness is subordinated to the Obligations on the same terms as the Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired.
      10.22.     Notices. The Borrower shall promptly give notice to the Lender of: (i) any change in the Borrower or its operations that would adversely affect the interests of the Lender in any material respect; (ii) any default by the Borrower in its obligations under the documentation governing any Indebtedness; (iii) any breach by the Borrower of any other contract; (iv) any litigation involving the Borrower or a Subsidiary; (v) any material governmental notifications and proceedings, including approval and denial notices by the FDA; (vi) any Person which has become a 5-percent shareholder, as such term is defined for purposes of Section 382 of the IRC and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder; and (vii) any other development that causes or could reasonably be expected to cause a Material Adverse Effect.
      10.23.     Cancellation of Indebtedness. The Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices and settlement of accounts in the ordinary course of business.

      10.24.     Subsidiaries. Neither the Borrower nor any Subsidiary shall acquire or create another Subsidiary without the prior consent of the Lender, and such newly acquired or created Subsidiary (a) shall be a wholly-owned Subsidiary of the Borrower or another wholly-owned Subsidiary of the Borrower, and (b) shall promptly execute a Subsidiary Guaranty and a Subsidiary Security Agreement, and such other documents and instruments as the Lender may reasonably require, and the Borrower or such Subsidiary acquiring or creating such new Subsidiary shall pledge the stock of the newly acquired or created Subsidiary as Collateral.
      10.25.     Limitation on Issuance of Equity Interests of Subsidiaries. The Borrower shall not sell, and shall not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Equity Interests of a Subsidiary (including options, warrants, or other rights to purchase shares of such Equity Interests) except: (i) to the Borrower or a wholly owned Subsidiary of the Borrower; or (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Equity Interests of foreign Subsidiaries, to the extent required by applicable law.
      10.26.     Maintenance of NOLs. Neither the Borrower, any Subsidiary nor any Affiliate of any thereof, shall enter into any transaction which could reasonably be expected to cause the Borrower, any Subsidiary or any Affiliate of any thereof to undergo an Ownership Change, other than an Excepted Transaction. For purposes of this Section 10.26, “Excepted Transaction” shall mean (a) any transaction contemplated under this Agreement, the other Loan Documents, the Convertible Note, the Investment Agreement, the Registration Rights Agreement and any other certificate, instrument, agreement or other document executed or to be executed in connection therewith, and (b) any other financing transaction undertaken or to be undertaken by the Borrower (i) with the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed), or (ii) with respect to which the Board of Directors has considered the effect of such proposed financing transaction on the availability to the Borrower, any Subsidiary or any Affiliate of any thereof of net operating losses or associated tax benefits pursuant to Section 382 of the IRC arising from or related to such proposed financing transaction, and obtained the advice of outside counsel or accountants that such transaction has been structured to minimize any negative effect on the availability of such net operating losses or associated tax benefits. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any change in the availability of net operating losses arising from or related to any Excepted Transactions shall not constitute a breach of or a Default or an Event of Default under this Agreement.
      10.27.     Intellectual Property. (a) The Borrower shall conduct continuously and operate actively its business according to good business practices, including, without limitation, maintaining all of its licenses, Patents, Copyrights, Know-How, design rights, tradenames, trade secrets and Trademarks and taking all actions necessary to enforce and protect the validity and enforceability of all intellectual property rights or other right included in the Borrower Intellectual Property.
      (b) Borrower (either itself or through licensees) will not do any act, or omit to do any act, whereby any of its Patents may become forfeited, abandoned or dedicated to the public, unless the Lender gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (c) Borrower (either itself or through licensees) will continue to use each of its Trademarks in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless the Lender gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (d) Borrower will not (either itself or through licensees) do any act whereby any of its Copyrights may fall into the public domain, unless the Lender gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (e) Borrower (either itself or through licensees) will not infringe the Intellectual Property rights of any other Person.
      (f) Borrower will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any Borrower Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any agency, court or tribunal in any country) regarding, the Borrower’s ownership of, or the validity of, or the enforceability of, any Borrower Intellectual Property or the Borrower’s right to register the same or to own and maintain the same.
      (g) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall promptly report such filing to the Lender. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender any and all agreements, instruments, documents, and papers as the Lender may reasonably request to evidence the Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.
      (h) Borrower will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Borrower Intellectual Property owned by it.
      (i) In the event that any Borrower Intellectual Property is infringed upon or misappropriated or diluted by a third party, the Borrower shall (i) take such actions as reasonably necessary to protect such Borrower Intellectual Property; and (ii) promptly notify the Lender after the Borrower learns thereof and, to the extent, in its reasonable judgment, the Borrower determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
      10.28.     Investments. The Borrower shall not make or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 10.28.

(b) Deposit accounts with banks.

(c) Investments in the Borrower or a Subsidiary.

(d) Hedging Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes.

(e) Advances to officers, directors and employers of such Person in the ordinary course of business (provided that such advances have been approved by a majority of the disinterested members of the Board of Directors).

(f) Accounts receivable in the ordinary course of business on reasonable and customary trade terms.

(g) Other investments in accordance with the Investment Guidelines.
      10.29.     Subsidiary Indebtedness. The Borrower shall not permit the aggregate principal amount of Indebtedness (other than the Obligations) of its Subsidiaries at any time to exceed $1,000,000.
      10.30.     Restrictive Agreements. (a) The Borrower shall not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary.
      (b) (i) The foregoing paragraph, however, shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, the other Loan Documents, the Investment Agreement and the other contracts, agreements and other documents entered into in connection therewith; (B) restrictions and conditions existing on the date hereof identified on Schedule 10.30, (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (C) restrictions and conditions imposed by the Novartis Option and License Agreement and the Novartis Note as each exists on the Closing Date (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (ii) Clause (i) of paragraph (a) above shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (B) customary provisions in leases and other contracts restricting the assignment thereof.
      10.31.     Limitation on Layering. Notwithstanding the provisions of Section 10.20, the Borrower shall not incur any Indebtedness that is subordinate or junior in right of payment to the Obligations, and senior in any respect in right of payment to any Indebtedness permitted under clause (iii) of Section 10.20.
      10.32.     Novartis Note. The Borrower shall not at any time prior to the Repayment Date make any payment in cash, or permit any payment to be made in cash, under the Novartis Note, whether for principal, interest or otherwise, except as expressly permitted under, and in accordance with, the Investment Agreement.
      10.33.     Clinical Trials. Borrower will take all reasonable and necessary steps to pursue clinical evaluations related to the approvability or approval of product candidates including making all necessary filings with the FDA or other authority. Borrower will not voluntarily cease any such material clinical evaluations without the Lender’s approval.
      10.34.     Additional Disclosure. Upon receipt of an Exchange Notice from the Lender, at any time prior to the proposed Exchange Date, the Borrower shall deliver or cause to be delivered to the Lender supplemental information (including, without limitation, updated Schedules pursuant to Section 9 of this Agreement and similar provisions of the other Loan Documents) concerning events subsequent to the date hereof, which would render any statement, representation or warranty made in this Agreement or any information contained in a Schedule or other document required by this Agreement inaccurate or incomplete as of such date, and such supplement or amendment shall be deemed incorporated as part of this Agreement including such Schedules unless the Lender determines in its reasonable discretion that any changes, events, circumstances, occurrences or state of facts disclosed in such supplement or amendment could, individually or in the aggregate, have a Material Adverse Effect on the Borrower and its Subsidiaries (each, a “Material Adverse Event”); provided, however, that if the Borrower delivers such supplemental information to the Lender later than 5 Business Days before the Exchange Date designated by the Lender, the Lender shall be entitled to extend the Exchange Date to a date up to 5 Business Days after its receipt of such supplemental information. No supplement to, or amendment of, any Schedule made pursuant to this Section shall be deemed to cure any breach of any such representation or warranty made in this Agreement unless the Lender specifically agrees thereto in writing.
      10.35.     SEC Filing Compliance. The Borrower shall file all required reports, schedules, registration statements and other documents with the SEC. Each report, registration statement, definitive proxy statement and information statement, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Borrower or any Subsidiary under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Borrower Ongoing SEC Documents”), with the SEC, (i) shall comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Borrower Ongoing SEC Document (including the related notes and schedules thereto) shall fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders’ equity and cash flows or equivalent statements in such Borrower Ongoing SEC Documents (including any related notes and schedules thereto) shall fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.
      10.36.     Post-Closing Actions. As soon as practicable after the Closing Date the Borrower shall (a) in no event later than the date twenty Business Days after the Closing Date, take all actions necessary or advisable to perfect to the maximum extent permitted or recognized under applicable law (or attain the functional equivalent of perfection of) the security interest granted to the Lender in Non-Domestic Intellectual Property constituting Collateral, other than specific items of Non-Domestic Intellectual Property reasonably requested by the Borrower in writing, including a description thereof in reasonable detail (including without limitation identifying information for such item, a description thereof, its location and an estimated Dollar value therefor), which the Lender reasonably consents in writing is not subject to perfection (or the functional equivalent of perfection cannot be attained) of the security interest therein (provided, however, that any failure to so perfect during such twenty Business Day period, as may be extended pursuant to this Section 10.36, other than a failure arising from the Borrower or any agent of the Borrower failing to take any such necessary or advisable action, shall not during such period constitute an Event of Default hereunder or under any other Loan Document), and (b) upon the written request of the Lender, establish a deposit account, or reconstitute the Disbursement Account, as a deposit or other account in which the Lender has an ownership interest in addition to the security interest granted pursuant to the Security Documents, or such other account acceptable to the Lender and the Borrower, that is in either case obtainable from a reputable financial institution of recognized standing, which account shall in any case be subject to the terms and conditions governing withdrawals set forth in Section 10.2, into which the funds in the Disbursement Account shall be transferred (if such new account is separate from the Disbursement Account), and as to which all interest and other income generated by the funds deposited therein shall be owned exclusively by the Borrower and paid by the Bank into a separate deposit account of the Borrower, and which account shall thereafter be the Disbursement Account for all purposes hereunder and under the other Loan Documents. Upon the perfection (or the functional equivalent of perfection) of the Lender’s security interest in an items of Non-Domestic Intellectual Property constituting Collateral, the Borrower shall as soon as practicable cause the delivery to the Lender of a legal opinion of its outside counsel with respect to such perfection (or functional equivalent) in form consistent, to the extent applicable, with other legal opinions delivered by the Borrower’s counsel under this Agreement and the other Transaction Documents and reasonably acceptable to the Lender. Upon written request by Borrower to the Lender for consent to the non-perfection (or functional equivalent) of the security interest in any item of Non-Domestic Intellectual Property, complying with this Section 10.36, the Lender shall endeavor to deliver a determination with respect to such request within two Business Days after receipt thereof, provided, that in the event the Lender shall not render such determination within two Business Days, the twenty Business Day period during which the Borrower is otherwise obligated pursuant to this Section 10.36 to perfect the security interest in such item shall automatically be extended by the number of Business Days equal to the number of Business Days after such two Business Day period through the date the Lender renders such determination.

11.	EXCHANGE FOR CONVERTIBLE NOTES
      11.1.     Exchange of Notes. At any time on or after the date on which the Stockholder Approval of the Proposals (as defined in the Investment Agreement) is obtained, the Lender shall have the right, but not the obligation, to exchange the Note (the “Exchange”), in whole but not in part (including all principal and interest thereon), into the Convertible Note (as defined in the Investment Agreement) pursuant to and in accordance with the provisions of Section 2(d) of the Investment Agreement by providing written notice of the Exchange to the Borrower (the “Exchange Notice”) indicating the date on which the Exchange shall occur (the “Exchange Date”), which date shall be no less than 10 Business Days after delivery of the Exchange Notice. The Exchange shall be subject to the conditions set forth in the Investment Agreement. The Borrower shall not be obligated to issue the Convertible Note upon the Exchange unless either (i) the Note, duly endorsed, is surrendered to the Borrower; or (ii) the Lender notifies the Borrower that the Note has been lost, stolen or destroyed and delivers to the Borrower an affidavit in form and substance reasonably acceptable to the Borrower attesting to the Note having been lost, stolen or destroyed, as the case may be, and an agreement in form and substance reasonably acceptable to the Borrower to the effect that the Lender shall indemnify and hold the Borrower harmless against any liability or damages resulting therefrom. No later than 5 days following the date of the surrender of the Note, the Borrower shall deliver to the Lender physical certificates representing the Convertible Note.
      11.2.     Additional Conditions to Exchange. It shall be a condition precedent to the Lender consummating the Exchange that (a) that no Material Adverse Event shall have been disclosed in the supplements or amendments described in Section 10.34 and (b) an opinion of Brown Rudnick Berlack and Israels LLP, in the form attached as Exhibit J to the Investment Agreement shall be delivered to the Lender. Any Exchange Notice delivered by the Lender pursuant to Section 11.1 shall become automatically null and void without any further action by any party if a Material Adverse Event shall be disclosed as described in Section 10.34.

12.	EVENTS OF DEFAULT
      12.1.     Events of Default. If one or more of the following events (each an “Event of Default”) occurs and is continuing, the Lender shall be entitled to exercise any or all of the remedies set forth in Section 12.2.

(a) The Borrower fails to pay any Obligation as and when that amount becomes due and payable.

(b) The Borrower (i) fails to perform or observe any covenant or agreement contained in Sections 10.1 - 10.4 (other than Section 10.3 to the extent capable of cure within 10 days of such failure), Sections 10.7 - 10.8, Section 10.9 (with respect to inspection rights), Sections 10.10 - 10.11, Sections 10.13 - 10.16, Sections 10.18 -10.27 (other than clauses (b), (c) and (d) of Section 10.27 to the extent capable of cure within 10 days of such failure), and Sections 10.29 - 10.36 to be performed or observed by it; or (ii) fails to perform or observe any covenant or agreement other than those referred to in Section 12.1(a), 12.1(d) or clause (i) of this Subsection and does not remedy the failure on or before the 10th day after it occurs.

(c) Any representation or warranty of the Borrower in this Agreement or any other Loan Document proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or deemed to have been made; provided, however, that from and after the Final Withdrawal Date, except for the purposes of any representations and warranties made or deemed made in connection with the Exchange, subject to the provisions of Sections 10.34 and 11.2 hereof, the Borrower’s inability to provide the certification described in Section 10.4(d)(ii)(B) hereof shall not constitute a Default or Event of Default under this Agreement or the other Loan Documents.

(d) The Borrower fails to (i) file the Proxy Statement in accordance with Section 10.13 or (ii) to obtain Stockholder Approval in accordance with Section 10.19 (a “Stockholder Approval Default”); provided, however, that in the case of clause (ii) immediately above, the Lender and each other Permitted Holder holding Common Stock or other Equity Interests in the Borrower entitled to vote on the Proposed Transactions shall have voted in favor of the Proposed Transactions. Notwithstanding the foregoing, but provided that a Stockholder Approval Default has occurred and is continuing, the Lender may elect, by notice to the Borrower (“Election Notice”), to allow the Stockholder Approval Default to continue with respect to all or part of the Loan without exercising any or all of the Lender’s rights and remedies hereunder, which Election Notice the Lender may amend by one or more subsequent notices at any time or from time to time in its sole discretion, in order to exercise any or all of the Lender’s rights and remedies hereunder with respect to all or part of the Loan. If the Lender delivers an Election Notice to the Borrower following the occurrence and continuance of a Stockholder Approval Default, the Stockholder Approval Default shall be deemed to have occurred, including for the purposes of determining the later date or dates referred to in Section 12.2(b)(v)(i)(B), with respect to that amount of the Loan referenced in such Election Notice, on the date the Lender delivers a subsequent notice (“Subsequent Notice”) regarding such amount of the Loan, thereby exercising its rights and remedies hereunder in respect of Stockholder Approval Default.

(e) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect; or (ii) the Lien created by any of the Security Documents shall fail to constitute a Perfected Lien in the Collateral; provided, that (A) solely with respect to any individual item of Collateral having a fair market value of $25,000 (as reasonably determined by the Borrower in good faith and reasonably agreed to by the Lender) or less, such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default unless the Borrower does not remedy such failure on or before the 5th day after such failure occurs, (B) such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default if such failure results solely from any action or failure to act on the part of the Lender (following notice thereof from the Borrower) to maintain such Perfected Lien and which action or failure to act contravenes the provisions of this Agreement, the other Loan Documents or applicable law and (C) notwithstanding anything herein or in any Loan Document to the contrary, the failure to perfect (or attain the functional equivalent of perfection of) the security interest granted to the Lender in any Non-Domestic Intellectual Property constituting Collateral prior to the date required therefor pursuant to Section 10.36, shall not constitute an Event of Default.

(f) The Borrower provides notice to the Lender, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, the Convertible Note to the Lender upon the Exchange in accordance with the terms herein and in the Investment Agreement.

(g) The Borrower or any Subsidiary (i) fails to pay any of its other Indebtedness as and when that Indebtedness becomes due and payable; or (ii) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Indebtedness (and any cure period under such other agreement or instrument shall have expired) and, as a result of the failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any amount owing thereunder.

(h) (i) A court enters a decree or order for relief with respect to the Borrower in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (A) an involuntary case is commenced against the Borrower, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, or over all or a substantial part of its property, is entered; or (C) a receiver, trustee or other custodian is appointed without the consent of the Borrower, for all or a substantial part of the property of the Borrower.

(i) (i) The Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Borrower makes any assignment for the benefit of creditors; or (iii) the Board of Directors adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 12.1(i).

(j) Any governmental authorization necessary for the performance of any obligation of the Borrower under this Agreement or the Loan Documents, or the consummation of the Proposed Transactions, is not or fails to remain valid and subsisting in full force and effect.

(k) Any governmental authority or court takes any action that, in the determination of the Lender could have a Material Adverse Effect on the Borrower.

(l) One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment.

(m) The Borrower sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other Person without the prior written consent of the Lender.

(n) The Common Stock is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, The Nasdaq Stock Market, The Nasdaq SmallCap Market, The New York Stock Exchange, The American Stock Exchange or is not eligible for trading on the OTC Bulletin Board for an aggregate of 10 Trading Days in any 9 month-period.

(o) There shall have occurred and be continuing an “Event of Default” (as such term is defined in the Novartis Note) under the Novartis Note.

(p) The Lender shall have given written notice of the Exchange to the Borrower in accordance with Section 11.1 hereof and the Borrower shall be unable consummate the Exchange pursuant to the terms of the Investment Agreement, including, without limitation, Borrower’s inability to satisfy the condition set forth in Section 11.2 hereof.
      12.2.     Default Remedies. (a) If any Event of Default other than a Stockholder Approval Default occurs and is continuing, the Lender may, by notice to the Borrower, (i) declare the obligations of the Lender hereunder to be terminated, whereupon those obligations shall terminate; and (ii) declare all amounts payable hereunder or under the Loan Documents by the Borrower that would otherwise be due after the date of termination to be immediately due and payable, whereupon all those amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Borrower; provided, however, that if any event of a kind referred to in Section 12.1(h) or Section 12.1(i) occurs, the obligations of the Lender hereunder shall immediately terminate, and all amounts payable hereunder by the Borrower that would otherwise be due after the occurrence of that event shall become immediately due and payable without any such notice or other formality waived by the Borrower in this Section.
      (b) Immediately upon the occurrence of a Stockholder Approval Default, the obligations of the Lender hereunder shall automatically terminate, and all amounts payable hereunder by the Borrower shall become immediately due and payable without any notice to the Borrower or any other Person.

(i) Immediately upon the occurrence of such Stockholder Approval Default, the Lender shall be entitled to receive payment in cash equal to the Stockholder Default Balance. The “Stockholder Default Balance” shall be calculated as of the time of any such repayment and shall be equal to the greater of the (a) sum of (1) the outstanding principal balance of the Loan, plus (2) all accrued and unpaid interest thereon, each amount being calculated as of the date of any such repayment (such sum being referred to herein as the “Loan Repayment Amount”) and (b) the sum of (1) the Peak Equity Amount (as defined below) plus (2) the Make Whole Amount (as defined below). If the Stockholder Default Balance is paid by the Borrower in more than one payment pursuant to the terms of this Section 12.2(b), the Loan Repayment Amount shall be reduced on a pro rata basis by any payments made by the Borrower in accordance with Section 12.2(b)(iii) below. If the Stockholder Default Balance shall not be paid in full, in cash, within 30 days of the Stockholder Approval Default, the Loan Repayment Amount shall thereafter bear interest at the Default Rate.

(ii) Upon the occurrence of such Stockholder Approval Default, and thereafter if required pursuant to Section 12.2(b)(iv) below, the Borrower shall be obligated to offer for sale as soon as practicable pursuant to a registered offering (the “Registered Repayment Offering”) in accordance with Section 2.9 of the Registration Rights Agreement, the maximum number of shares of Common Stock that may be offered at the highest offering price per share possible (the “Share Price”); provided, that such Share Price is equal to or greater than one-half of the average closing price per share of the Common Stock for the five (5) Trading Days immediately after the later of the date of the Stockholder Approval Default and the most recent Recalculation Date. The determination regarding the Share Price to be obtained in connection with a Registered Repayment Offering and the number of shares of Common Stock that may be offered at such Share Price shall be made by an independent, nationally recognized investment bank selected by the Lender, whose determination shall be final and binding upon the Borrower, and as further provided in Section 2.9 of the Registration Rights Agreement.

(iii) Upon receipt of any or all proceeds, net of underwriter’s discounts and commissions, of any Registered Repayment Offering (“Offering Proceeds”) pursuant to this Section 12.2(b), the Borrower shall pay to the Lender all of the Offering Proceeds (the “Proceeds Payment”) necessary to meet all of its Obligations hereunder. Upon the receipt of such payment by the Lender, the Loan Repayment Amount shall be reduced by the Dollar amount obtained by multiplying the Loan Repayment Amount outstanding immediately prior to such payment, by a fraction, the numerator of which is the Dollar amount of any such Proceeds Payment, and the denominator of which is the Stockholder Default Balance outstanding immediately prior to such payment. For example, if the Stockholder Default Balance is $32 million, the Loan Repayment Amount is $16 million, and the Borrower makes an $8 million Proceeds Payment, then the Loan Repayment Amount shall be reduced by 25%, or $4 million.

(iv) If the outstanding Loan Repayment Amount is greater than zero after the application of any Proceeds Payment, the Borrower shall, on the date that is 150 days after the most recent Registered Repayment Offering was completed, unless otherwise instructed by the Lender with respect to timing of payments (each such date, a “Recalculation Date”), automatically and without further notice or other action, commence another Registered Repayment Offering in accordance with Section 12.2(b)(ii) above, and such offering shall become effective on or prior to 30 days after such Recalculation Date. Upon the completion of any such Registered Repayment Offering, the Borrower shall make a Proceeds

Payment, and the Loan Repayment Amount shall be reduced in accordance with Section 12.2(b)(iii) above. At no time shall the Borrower be required to conduct more than one Registered Repayment Offering simultaneously, and to the extent that Borrower shall have received a Subsequent Notice, Borrower shall commence a Registered Repayment Offering in respect of that portion of the Loan as to which the Subsequent Notice has been delivered, as well as any remaining portion of then-currently outstanding Loan Repayment Amounts as to which an Election Notice or other Subsequent Notice has been delivered, promptly after the completion of the prior Registered Repayment Offering. Further, in the event that the amount due in respect of all or a portion of the Loan as to which a Stockholder Approval Default has occurred has not been repaid on or prior to the first anniversary of such Stockholder Approval Default, the 150 days time period set forth above with regard to the commencement of the next Registered Repayment Offering shall be reduced to 75 days after the commencement of the most recent Registered Repayment Offering.

(v) The “Peak Equity Amount” shall, at the time of any calculation, be calculated in the following manner:

(i) if the calculation is made immediately after the occurrence of a Stockholder Approval Default in accordance with Section 12.2(b)(i) above, the Peak Equity Amount shall be:

(A) the number of shares of Common Stock of the Borrower obtained by dividing the Loan Repayment Amount, at the time of such calculation, by the lower of (x) 112.50% of the average closing price per share of the Common Stock for the five (5) Trading Days prior to the Closing Date and (y) $3.75 (such quotient being referred to herein as the “Converted Shares”); multiplied by

(B) the closing price per share of the Common Stock at the end of the third Trading Day preceding the date of the Stockholder Approval Default, or the later date or dates that such date is deemed to have occurred pursuant to Section 12.1(d) hereof, as applicable;

(ii) if such calculation is made as of any Recalculation Date in accordance with Section 12.2(b)(iv) above, the Peak Equity Amount shall be the greater of:

(A) the existing Peak Equity Amount immediately prior to such Recalculation Date, minus any reduction of the Loan Repayment Amount pursuant to Section 12.2(b)(iii); and

(B) the Converted Shares multiplied by the average closing price per share of the Common Stock for the five (5) Trading Days immediately preceding such Recalculation Date.

(vi) Notwithstanding anything to the contrary contained herein, if the outstanding Loan Repayment Amount is greater than zero on the fifth anniversary of the Stockholder Approval Default, the Loan Repayment Amount shall become immediately due and payable in full without any rights of the Borrower to delay or partially apply such payment.

(vii) The “Make Whole Amount” shall, at the time of any calculation, be an amount equal to the sum of (a) the excess of (A) the amount of Taxes due and payable by the Lender with respect to payments of the Stockholder Default Balance received during the period from the later of the date of the Stockholder Approval Default and the date the Stockholder Default Balance was last calculated (together with, if calculated for the period from the date of the Stockholder Approval Default, any additional Taxes payable with respect to the principal amount of the Loan for the period from the Closing Date to the date of the Stockholder Approval Default), over (B) the amount of Taxes that would have been payable by the Lender for such period, in its sole determination acting in good faith, had the Stockholder Approval Default not occurred and had the Exchange been made, plus (b) the amount of Taxes due and payable by the Lender by reason of the Lender’s receipt of the payments described in clauses (a) and (b) of this clause (vii).
      12.3.     Right of Setoff. If any amount payable hereunder is not paid as and when due, the Borrower authorizes the Lender and each Affiliate of the Lender to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker’s Lien, counterclaim or otherwise, against any assets of the Borrower in any currency that may at any time be in the possession of the Lender or that Affiliate, at any branch or office, to the full extent of all amounts due and payable to the Lender hereunder.

      12.4.     Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

13.	INDEMNIFICATION
      13.1.     Amendment and Enforcement Expenses. The Borrower shall reimburse the Lender (including without limitation in its capacity as Lender and “Secured Party” under the Security Agreement) for all reasonable fees, costs and expenses (including the reasonable fees, disbursements and expenses of all of its counsel, advisors, consultants, appraisers and auditors) incurred in connection with (i) the negotiation, preparation and execution of this Agreement, each other Loan Document and any agreement or instrument contemplated hereby or thereby; the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions or any other transactions contemplated hereby; (ii) administration of the Loan hereunder and under the other Loan Documents; (iii) the negotiation, preparation or execution of any amendment, waiver, consent or similar instrument under this Agreement or any Loan Document, (iv) any Default or Event of Default; and (v) the preservation or enforcement of any right of the Lender under this Agreement or any Loan Document.
      13.2.     Other Expenses. If the Borrower (i) fails to fulfill the conditions set forth in Section 8.1 by the respective times specified for their fulfillment, or (ii) fails to pay any amount payable hereunder as and when due, the Borrower shall reimburse the Lender (including without limitation in its capacity as Lender and “Secured Party” under the Security Agreement) in Dollars on demand for all losses and expenses incurred as a consequence thereof, other than any loss suffered as a result of reemploying deposits acquired by the Lender (or any Person to whom the Lender has sold a participation in the Loan) for the purpose of funding the Loan at a rate of return lower than the cost of acquiring the deposits or any expense incurred by the Lender (or such Person) in liquidating the deposits.
      13.3.     Indemnification. The Borrower shall indemnify, defend and hold harmless to the fullest extent permitted by law the Lender (including without limitation in its capacity as Lender and “Secured Party” under the Security Agreement) and the Lender’s Affiliates and each of their respective officers, directors, managers, partners, shareholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act (each, an “Indemnified Party”), from and against, and shall promptly reimburse each Indemnified Party for, all demands, claims, actions or causes of action (whether or not the Indemnified Party is a party thereto), assessments, losses, damages and liabilities asserted by third-parties and adjudicated by a court of competent jurisdiction to a final non-appealable judgment, and all costs and expenses, including, without limitation, interest, court costs and reasonable attorneys’ fees and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ and accountants’ fees and expenses in connection with any action, suit or proceeding, including those incurred upon any appeal), joint or several, arising or resulting from or in connection with (w) any misrepresentation or any breach of any warranty, covenant or agreement contained in this Agreement or in any of the other Loan Documents, (x) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by the Lender or any of its controlled Affiliates, (y) the Lender’s holding a lien on the assets of the Borrower or its Subsidiaries or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to any of the collateral documents with respect to such lien, or any actions or failures by the Borrower to act with respect to any of the foregoing, or (z) any performance by the Lender of its obligations in accordance with the terms of the Loan Documents (collectively, “Indemnified Liabilities”), except that any such Indemnified Liability shall be reduced in proportion to the amount (finally determined by a court of competent jurisdiction) to be attributable to such Indemnified Party’s gross negligence, bad faith, or willful misconduct. The rights of the Indemnified Parties under this Section 13.3 shall be in addition to (a) any cause of action or similar right of any Indemnified Party against the Borrower or other persons, or (b) any liabilities the Borrower or any of its Subsidiaries may be subject to pursuant to any applicable law.
      13.4.     Increased Costs. The Borrower shall reimburse the Lender in Dollars on demand for all costs incurred and reductions in amounts received or receivable, as reasonably determined by the Lender, that are attributable to the Loan or the performance by the Lender of its obligations under this Agreement and the other Loan Documents that occur by reason of the promulgation of any law, regulation or treaty or any change therein or in the application or interpretation thereof or by reason of compliance by the Lender with any direction, requirement or request (whether or not having the force of law) of any governmental authority; including, without limitation, each of the following: any such cost or reduction resulting from (i) the imposition or amendment of any tax other than Excluded Taxes; or (ii) the imposition or amendment of any reserve, special deposit or similar requirement against assets of, liabilities of, deposits with or for the account of, or loans by, the Lender. If any requirement relating to capital adequacy applicable to the Lender, or the entity controlling the Lender, is imposed or amended with effect in such a way that compliance therewith, in accordance with the policies followed by the Lender (or that entity), will increase the amount of capital that the Lender (or that entity) will be required to maintain in respect of the Loan, the Borrower shall pay the Lender on demand from time to time such additional amounts as the Lender certifies are necessary to compensate it (or that entity) for the resulting reduction in the rate of return on the capital of the Lender (or that entity) caused by compliance with that requirement. The Lender’s certification shall describe in reasonable detail how it has calculated the amount demanded. In calculating those amounts, the Lender may use reasonable averaging and attribution methods consistent with those being applied with respect to its other customers that are similarly situated. If the Lender has sold one or more participations in the Loan, any costs incurred by, or reductions in return on capital of, the participants shall be deemed to be attributable to the Loan for purposes of this Section; provided, however, that the Borrower shall not be required, as a result of the sale of any participation, to reimburse the Lender for an amount greater than the amount that would have been due if the Lender had not sold the participation.
      13.5.     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. Subject to Section 14.13, no Indemnified Party referred to in Section 13.4 above shall be liable for any damages arising from the use by unintended recipients or any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided, that such Indemnified Party has exercised reasonable care to protect the confidentiality of such information or other materials.
      13.6.     Nature of Indemnity. The indemnification obligations under this Agreement shall not in any manner limit, prejudice or otherwise affect any rights or obligations contained in any other Loan Document or Transaction Document.

14.	GENERAL
      14.1.     Choice of Law. This Agreement shall pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York be construed and interpreted in accordance with the law of the State of New York.
      14.2.     Jurisdiction. (a) The Borrower irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in respect of any action or Proceeding relating in any way to this Agreement or any Note (a “Proceeding”). The Borrower irrevocably appoints CT Corporation System, which currently maintains a New York City office situated at 111 Eighth Ave., 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any Proceeding. So long as the Borrower has any obligation under this Agreement, it will maintain a duly appointed agent in New York City acceptable to the Lender for the service of such process or summons and, if it fails to maintain such an agent, any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the Borrower at its address for notices hereunder.
      (b) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.

      (c) The Borrower further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement or any other Loan Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.
      14.3.     Application and Distribution of Payments. All payments received by the Lender from the Borrower pursuant to this Agreement or the Loan Documents shall, regardless of the application designated by the Borrower, be applied, first, to any cost, expense, damage or other indemnity due and owing under Article 14 hereof or the other Loan Documents, second, to any premium due and owing pursuant to Section 3.2, third to any interest due and owing on the Loan, fourth, to the repayment of the principal of the Loan, and fifth, to any other amount due under this Agreement or the other Loan Documents.
      14.4.     Replacement of Notes. Upon the loss, theft, destruction or mutilation of any Note, and upon execution and delivery by the Lender to the Borrower of an affidavit in form and substance reasonably acceptable to the Borrower attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Borrower to the effect that the Lender shall indemnify and hold the Borrower harmless from and against any liability or damages arising therefrom, the Borrower shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.
      14.5.     Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(a)	If to the Borrower, to:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: Chief Executive Officer
Phone: (914) 347-2220
Fax: (914) 347-2498
Email: mgoldberg@emisphere.com

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Fax: (617) 289-0413

(b)	If to the Lender, to:

MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attn: Doron Lipshitz, Esq.
Brett Lawrence, Esq.
Phone: (212) 806-5400
Fax: (212) 806-6006
Email: dlipshitz@stroock.com
blawrence@stroock.com
Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.
      14.6.     Waivers. No failure or delay on the part of the Lender in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Borrower shall be effective unless given in writing and executed by the Lender. No waiver of any such right shall be deemed a waiver of any other right hereunder.
      14.7.     Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.
      14.8.     Assignments and Participations. The Borrower may not transfer any of its rights or obligations under this Agreement. The Lender may at any time assign its rights and delegate its obligations hereunder in whole or in part to any Person or Persons. Transfers hereunder shall become effective only upon delivery of notice thereof to the Borrower. Upon the effectiveness of a permitted assignment hereunder, each reference in this Agreement to the Lender shall be deemed to be a reference to the assignor and the assignee to the extent of their respective interests. The Borrower shall, from time to time at the request of the Lender, execute and deliver any documents that are necessary to give full force and effect to an assignment permitted hereunder, including, without limitation, one or more new Notes in exchange for the Note held by that Lender. The Lender shall be free at any time to sell participations in its interests hereunder to any Person or Persons.
      14.9.     Determinations by the Lender. Each determination by the Lender hereunder shall, in the absence of manifest error, be conclusive and binding on the parties.
      14.10.     Survival. The obligations of the Borrower under Section 6.1, Section 6.2 and Article 13 shall survive the Repayment Date and the cancellation of the Note and the termination of the other obligations of the Borrower hereunder.
      14.11.     Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.
      14.12.     Counterparts. This Agreement may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.
      14.13.     Confidentiality. If the Borrower reasonably believes that any information being furnished by it to the Lender is confidential, the Borrower may so indicate by notice in writing to the Lender, identifying that information with reasonable specificity, in which event the Lender will use reasonable efforts to maintain the confidentiality thereof. However, the Lender shall be free to disclose any such information to any professional advisors retained by it and to any prospective transferee of any of its rights or obligations hereunder or prospective participant therein that itself agrees to be bound by this confidentiality requirement. In addition, the Lender shall be free to disclose such information to any court or other governmental agency having jurisdiction over the Lender or as required by any subpoena or similar process or as required by law or to enable the Lender to enforce its rights hereunder.

      14.14.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.
      14.15.     Integration of Terms. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.
      14.16.     WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND OR CAUSE OF ACTION RELATING IN ANY WAY TO THIS AGREEMENT OR ANY NOTE, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND AGREES THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS EVIDENCE OF THE WAIVER OF ITS JURY TRIAL RIGHTS.
      14.17.     Nature of Obligations. For avoidance of doubt, the obligations under the Convertible Note and the other “Loan Documents” referred to therein will be executed and delivered in substitution for, but not in satisfaction of, the Obligations under this Agreement and the Loan Documents referred to herein and the obligations under the Convertible Note shall not constitute a refinancing, substitution or novation of the Obligations.
[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.
BORROWER:
EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Elliot M. Maza

Title: Chief Financial Officer
LENDER:
MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein

Title:	Authorized Signatory

ANNEX B
EMISPHERE TECHNOLOGIES, INC.
SHAREHOLDER AND OTHER COMMUNICATIONS TO THE BOARD
      1. Any communications directed to the Board of Directors, or specifically to any member of the Board, from anyone who alleges or reports fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chief Financial Officer and Corporate Secretary. If the communication is significant or possibly material to the Company, then it is immediately presented to the Chairman of the Audit Committee, and after consultation, may be sent to the other members of the Audit Committee. The Chairman of the Audit Committee is responsible for appropriate action.
      2. All other communications directed to the Board of Directors or to any other member of the Board are initially reviewed by the Investor Relations Officer, and forwarded to the Emisphere’s Lead Independent Director. The Lead Independent Director is advised promptly of any such communication that alleges misconduct on the part of Company management or raises legal, ethical or compliance concerns about Company policies or practices.
      3. Based on the Corporate Secretary’s review, other communications that raise issues related to the affairs of the Company, but do not fall within the two prior paragraphs, may be forwarded to the Lead Independent Director. The Investor Relations Officer will maintain a log of all such communications which will be available for review upon request of any member of the Board.
      4. Typically, we do not forward to our independent directors communications from our shareholders or other communications which are of a personal nature or not related to the duties and responsibilities of the Board, including:

•	Junk mail & mass mailings

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Opinion surveys and polls

•	Business solicitations or advertisements
      These procedures have been approved by the independent members of the Board of Directors, who designate the Chief Financial Officer/ Corporate Secretary/ Investor Relations Officer as their agents for receipt of communications.
How to Contact our Board
      You can contact any of our Directors, by writing to them c/o Emisphere Technologies, Inc. 765 Old Saw Mill River Road, Tarrytown, NY 10591 USA. Employees and others who wish to contact the Board or any member of the Audit Committee to report any complaint or concern with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the address above. You can also use our online submission forms to contact the Board and the Audit Committee.

B-1

ANNEX C
PLEDGE AND SECURITY AGREEMENT
DATED AS OF SEPTEMBER 26, 2005
AMONG
EMISPHERE TECHNOLOGIES, INC., AS GRANTOR
AND EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO
AND
MHR INSTITUTIONAL PARTNERS IIA LP,
AS SECURED PARTY, ON BEHALF OF THE LENDERS

TABLE OF CONTENTS

1.	DEFINITIONS	C-1
	1.1. Defined Terms	C-1
	1.2. Other Terms	C-7
	1.3. The Exchange	C-7
2.	CREATION OF SECURITY INTEREST	C-7
	2.1. Pledge and Grant of Security Interest	C-7
	2.2. Security for the Obligations	C-8
	2.3. Excluded Collateral	C-8
3.	REPRESENTATIONS AND WARRANTIES	C-9
	3.1. Ownership of Collateral	C-9
	3.2. Security Interests; Filings	C-9
	3.3. Locations, Jurisdiction of Organization	C-10
	3.4. Authorization; Consent	C-10
	3.5. Equity Interests	C-10
	3.6. Intellectual Property	C-10
	3.7. Disclosure	C-10
4.	COVENANTS	C-10
	4.1. Security Interest	C-10
	4.2. Change of Name, etc.	C-11
	4.3. Records; Inspection	C-11
	4.4. Intellectual Property	C-11
	4.5. Delivery of Collateral	C-13
	4.6. Control of Investment Property and Other Collateral	C-13
	4.7. Vehicles	C-13
	4.8. Controlled Accounts; Controlled Deposit Accounts	C-13
	4.9. Payment of Obligations	C-14
	4.10. Special Property	C-14
	4.11. Additional Information	C-14
	4.12. Additional Grantors	C-14
5.	CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS	C-15
	5.1. Ownership; After-Acquired Equity Interests	C-15
	5.2. Voting Rights	C-15
	5.3. Dividends and Other Distributions	C-15
6.	REMEDIES	C-16
	6.1. Events of Default	C-16
	6.2. Remedies	C-16
	6.3. Application of Proceeds	C-17
	6.4. Collateral Accounts	C-18
	6.5. Grant of License	C-18
	6.6. The Grantors Remain Liable	C-18
	6.7. Registration Rights	C-19
	6.8. Right of Set-Off	C-20
	6.9. Waivers by the Grantors	C-20

C-i

7.	THE SECURED PARTY	C-20
	7.1. Limitation on Duty of Secured Party in Respect of Collateral	C-20
	7.2. Further Assurances	C-21
	7.3. Appointment as Attorney-in-Fact	C-21
8.	MISCELLANEOUS	C-22
	8.1. Indemnity and Expenses	C-22
	8.2. No Waiver by Course of Conduct; Cumulative Remedies	C-22
	8.3. Grantors’ Obligations Absolute	C-22
	8.4. Amendments, Waivers, etc.	C-23
	8.5. Subrogation; Termination and Release; Survival	C-23
	8.6. Notices	C-24
	8.7. Severability	C-24
	8.8. Headings	C-24
	8.9. Bankruptcy; Reinstatement	C-24
	8.10. Injunctive Relief	C-24
	8.11. Successors and Assigns	C-24
	8.12. Counterparts	C-25
	8.13. Governing Law; Submission to Jurisdiction	C-25
	8.14. WAIVER OF JURY TRIAL	C-25
	8.15. Entire Agreement	C-26

C-ii

PLEDGE AND SECURITY AGREEMENT
      This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of September 26, 2005, by Emisphere Technologies, Inc. (the “Grantor”), each subsidiary of the Grantor that, on or after the date hereof, executes an addendum hereto substantially in the form of Exhibit O (the undersigned Grantor together with such subsidiaries, the “Grantors”), and MHR Institutional Partners IIA LP, a Delaware limited partnership (together with its successors and permitted assigns, the “Secured Party”), on behalf of and for the benefit of the Lenders (as defined herein).
W I T N E S S E T H:
      WHEREAS, contemporaneously with entering into this Agreement, the Grantor is entering into that certain Investment and Exchange Agreement (the “Investment and Exchange Agreement”) and that certain Senior Secured Term Loan Agreement (the “Loan Agreement”), each dated as of the date hereof, between the Grantor and the Secured Party;
      WHEREAS, the Lenders (as defined herein) have agreed to lend on the terms and conditions set forth in the Loan Agreement (the “Secured Loan”) $15,000,000 to the Grantor on the date hereof;
      WHEREAS, the Lenders (as defined herein) shall have the right, upon the terms and conditions contained in the Investment and Exchange Agreement and the Loan Agreement, to exchange (the “Exchange”) the Secured Loan into the 11.00% Senior Secured Convertible Note of the Grantor (the “Convertible Note”);
      WHEREAS, a condition precedent to the obligation of the Lenders (as defined herein) to make the Secured Loan is that the Grantor shall have executed and delivered this Agreement to the Secured Party.
      NOW THEREFORE, in consideration of the premises and to induce the Investor to enter into the Loan Agreement and the Investment and Exchange Agreement, each Grantor hereby agrees with the Secured Party as follows:

1.	DEFINITIONS
      1.1.     Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising, including, without limitation, the Segregated Account.

“Account Control Agreement” means, with respect to any Deposit Account or Securities Account, an account control agreement in a form acceptable to the Secured Party and the Grantor, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided, however, that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Grantor or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Closing Date” shall have the meaning ascribed to such term in the Loan Agreement.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Collateral Accounts” shall have the meaning given to such term in Section 6.4.

“Commercial Tort Claims” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Contracts” shall mean, collectively, all rights of each Grantor under all leases, contracts and agreements to which such Grantor is now or hereafter a party, including, without limitation, all rights, privileges and powers under Investment Agreements and Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Grantor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements, but excluding rights under (but not excluding Proceeds of) any lease, contract or agreement (including, without limitation, any License) that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, contract or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

“Controlled Account” means each Account that is subject to an Account Control Agreement, and each Controlled Deposit Account.

“Controlled Deposit Account” means each Deposit Account that is subject to a Deposit Account Control Agreement.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all bank and other deposit accounts (including, without limitation, any demand, time, savings, passbook or like account maintained with any depositary institution) of any Grantor and all such bank and other deposit accounts of any other Person, held on behalf of or for the benefit of any Grantor in any jurisdiction.

“Deposit Account Bank” means a financial institution approved by the Secured Party (which approval shall not be unreasonably withheld) and with respect to which a Grantor has delivered to the Secured Party an executed Deposit Account Control Agreement.

“Deposit Account Control Agreement” means a letter agreement, substantially in the form of Exhibit P attached hereto, or in another form reasonably acceptable to the Grantor and the Secured Party, executed by the Grantor, the Secured Party and the relevant Deposit Account Bank.

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Domain Name” shall mean the combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code including, without limitation, with respect to any Grantor, all of such Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property, including without limitation, data processing hardware and software, computers, motor vehicles, trailers, aircraft, tools, office equipment, store fixtures, and leasehold improvements, as well as all of such Grantor’s rights and interests with respect thereto under such leases of such types of personal property (including, without limitation, options to purchase); together with all component and auxiliary parts and supplies owned by such Grantor’s and used or to be used in connection therewith, and all substitutes for any of the foregoing, all manuals, drawings, instructions, warranties and rights with respect thereto owned by such Grantor’s, and all proceeds and general intangibles relating to all of the foregoing, including, without limitation, any claims against third parties for loss or damage.

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation or a natural person, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Excluded Collateral” means (i) Special Property other than the following: (A) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and (B) any Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements themselves would constitute Special Property); and (ii) Grantor’s leasehold interest as described in Schedule 8.1(n) of the Loan Agreement.

“Event of Default” shall have the meaning ascribed thereto in Section 6.1.

“Final Withdrawal Date” shall have the meaning ascribed to such term in the Loan Agreement.

“Fixtures” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“GECC” shall mean General Electric Capital Corporation.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all Contracts, all Copyright Collateral, all Patent Collateral, all Trademark Collateral, all Domain Name registrations, all Intercompany Obligations, all rights under or evidenced by choses in action or causes of action, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts and excluding leases, contracts and agreements (including, without limitation, Licenses) to the extent excluded from Contracts under the definition of such term herein. For the purposes of this Agreement, General Intangibles shall include Commercial Tort Claims.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts, Intercompany Obligations or other Collateral.

“Intercompany Obligations” shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to any Grantor from any of the Grantor’s subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of such Grantor, all goods in which such Grantor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of such Grantor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for the account of such Grantor, and in each case whether now owned or existing or hereafter acquired or arising.

“Investment Agreement” shall mean any articles or certificate of incorporation, partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which any Grantor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Know-How Collateral” shall mean, collectively, all Know-How, Know-How Licenses and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Know-How whether now owned or existing or hereafter acquired or arising.

“Know-How License” means all written agreements granting any right under any Know-How, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Know-How.

“Lenders” means the Lender, as defined in the Loan Agreement, and all successors and assignees thereof.

“Letter of Credit Rights” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License, Trademark License or Know-How License.

“Lien” shall have the meaning ascribed to such term in the Loan Agreement.

“Loan Documents” shall have the meaning ascribed to such term in the Loan Agreement.

“MHR” means MHR Fund Management LLC and any successor thereto.

“Obligations” shall mean all present and future obligations and liabilities of each of the Grantors to the Secured Party and each of the Lenders under this Agreement and the Loan Documents, including, without limitation, principal of, interest on the Secured Loan, the Convertible Note (as applicable) and any and all fees, expenses, indemnities, premiums and any other sum chargeable to the Grantors under this Agreement or any of the other Loan Documents, including, without limitation, interest accruing at the specified rate (including any default rate of interest) after the filing of a petition or commencement of a case by or with respect to the Grantor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed or allowable in such proceeding, whether due or to become due, secured or unsecured, direct or indirect, absolute or contingent, joint or several, and howsoever or whensoever incurred by each of the Grantors or acquired by the Secured Party or each of the Lenders; and in each case with respect to the foregoing, all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by such Grantor under this Agreement.

“Partner Obligations” shall have the meaning given to such term in Section 6.6.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Payroll Accounts” means accounts #670-1771905, #670-1771913 and #670-1771816 maintained by the Company at The Bank of New York, which accounts are used solely to fund the Company’s payroll and payroll-related expenses and Cafeteria Benefit Plan.

“Permitted Holders” shall have the meaning ascribed to such term in the Loan Agreement.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“Pledge Amendment” shall have the meaning given to such term in Section 5.1.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code and all proceeds and products of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral and all dividends or other income from any Equity Interests pledged to the Secured Party on its own behalf and on behalf of the Lenders, collections thereon or distributions or payments with respect thereto.

“Property” means any right or interest in or to property of any kind whatsoever of the Grantors, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests held by any Grantor.

“Related Party” shall have the meaning ascribed to such term in the Loan Agreement.

“Securities Account” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” shall have the meaning ascribed to such term in the Loan Agreement.

“Special Property” shall mean any permit, lease or license held by any Grantor that prohibits, and any law applicable thereto prohibits, the creation of a lien or security interest therein, in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or law applicable thereto, validly prohibits the creation of a lien or security interest in such property in favor of the Secured Party on its own behalf and on behalf of the Lenders (and upon the termination of such prohibition (howsoever occurring)) such permit, lease, license, contract or agreement shall cease to be “Special Property”). Notwithstanding the foregoing, the term “Special Property” shall include (i) the property and assets pledged to GECC pursuant to that certain Master Lease Agreement dated as of March 14, 2004 between the Grantor and GECC and the schedules relating thereto delivered prior to the date of this Agreement, and (ii) those agreements, properties and assets listed on Exhibit Q hereof.

“Stockholder Approval Default” shall have the meaning ascribed to such term in the Loan Agreement.

“Subsidiary” means (i) as to the Grantor, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Grantor or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Grantor.

“Voting Stock” of a Person means all classes of capital stock or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which any Grantor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark herein now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other vehicles whether or not covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed on Exhibit I hereto and all appurtenances to any of the foregoing.
      1.2.     Other Terms.
      (a) All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.
      (b) The words “herein,” “hereof” and “hereunder” are used in this Agreement to refer to this Agreement as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Agreement or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns. The table of contents and the headings of the articles and sections of this Agreement are included for convenience of reference. They shall not affect the construction of any provision of this Agreement. Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. References to sections and exhibits without further identification of the document to which reference is made are references to provisions or parts of this Agreement.
      1.3.     The Exchange. The obligations under the Convertible Note and the other “Loan Documents” referred to therein, if executed and delivered, shall be in substitution for, but not in satisfaction of, the Obligations under the Loan Agreement and the Loan Documents referred to therein and the obligations under the Convertible Note shall not constitute a refinancing or novation of the Obligations. Accordingly, from and after the consummation of the Exchange, (i) references herein to the term “Loan Agreement” shall be deemed to be references to the Convertible Note, (ii) references herein to the “Loan Documents” shall be deemed to refer to the Loan Documents referred to in the Convertible Note and (iii) references herein to the term “Lenders” shall be deemed to refer to the holders of the Convertible Note.

2.	CREATION OF SECURITY INTEREST
      2.1.     Pledge and Grant of Security Interest. For value received and to induce the Lenders to make the Secured Loan, each Grantor hereby collaterally assigns, mortgages, pledges and hypothecates to the Secured Party and grants to the Secured Party, on its own behalf and on behalf of the Lenders, and their successors and assigns, a lien upon and security interest in, all of such Grantor’s right, title and interest in and to all of the Grantor’s assets, including, without limitation, the following, in each case whether now owned or existing or hereafter acquired or arising or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Contracts;

(iv) all Copyright Collateral;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all Equity Interests;

(ix) all Fixtures;

(x) all General Intangibles;

(xi) all Instruments and Intercompany Obligations;

(xii) all Inventory;

(xiii) all Investment Property;

(xiv) all Know-How Collateral;

(xv) all Patent Collateral;

(xvi) all Trademark Collateral;

(xvii) all Vehicles;

(xviii) all Commercial Tort Claims;

(xix) all Letter of Credit Rights;

(xx) to the extent not covered or not specifically excluded by clauses (i) through (xviii) above, or the definitions of the terms included therein, all of such Grantor’s other personal property, whether now owned or existing or hereafter arising or acquired; and

(xxi) any and all Proceeds, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (a) all Proceeds of any sale by the Grantor of any shares of Common Stock or other securities of the Grantor in the event of a Stockholder Approval Default, including, without limitation, pursuant to a Registered Repayment Offering (as such term is defined in the Loan Agreement) (b) all payments under any insurance (whether or not the Secured Party is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (c) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (d) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (e) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral.
      2.2.     Security for the Obligations. This Agreement and the Collateral of each Grantor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations. Each Grantor authorizes the Secured Party to file any such financing statements, financing change statement or amendment to financing statement or continuation statement relating thereto under the Uniform Commercial Code describing the Collateral using such other language which the Secured Party reasonably deems necessary or appropriate (including the filing of “all assets” financing statements), in each case without the signature or further authorization of the Grantors to the fullest extent permitted under applicable law, and to file appropriate statements with the appropriate jurisdictions set forth with respect to such Grantor on Exhibit B hereto or as otherwise required to perfect or continue to perfect the security interest granted under this Agreement.
      2.3.     Excluded Collateral. Notwithstanding anything to the contrary contained in this Article 2, no Lien is or shall be created in favor of the Secured Party for the benefit of the Lenders in any Grantor’s right, title and interest in any Excluded Collateral, and for purposes of the definitions of “Collateral,” “Copyright Collateral,” “Know-How Collateral,” “Patent Collateral,” and “Trademark Collateral” hereunder, such terms shall not include “Excluded Collateral”; provided, however, that if and when the prohibition which prevents the granting by such Grantor to the Secured Party on its own behalf and on behalf of the Lenders of a security interest in such Excluded Collateral (other than the Grantor’s leasehold interest as described in Schedule 8.1(n) to the Loan Agreement) is removed or otherwise terminated, such Excluded Collateral shall be considered Collateral for all purposes herein, including that the Secured Party will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such Excluded Collateral, as the case may be, and all representations and warranties hereunder shall be deemed to have been made with regard to all such Excluded Collateral.

3.	REPRESENTATIONS AND WARRANTIES
      Each Grantor represents and warrants as follows:
      3.1.     Ownership of Collateral. Except for the Liens granted to the Secured Party on its own behalf and on behalf of the Lenders pursuant to this Agreement and except for other Liens permitted or disclosed pursuant to the Loan Documents, each Grantor is, and as to Collateral acquired after the date hereof, the Grantor shall and will be at the time of acquisition, the owner and holder, or has valid rights as a lessee or licensee of, or the power to transfer or pledge with respect to, all Collateral free and clear of any claim, security interest, encumbrance, lien, charge, or other right, title or interest of any person, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that is effective to perfect a lien or security interest on the Collateral and is on file or of record in any government or public office against any Grantor, and no Grantor has filed or consented to the filing of any such statement or notice, except (i) financing statements naming the Secured Party, on its own behalf and on behalf of the Lenders, as secured party and financing statements which have been terminated or the underlying debt therefor has been extinguished, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Secured Party on its own behalf and on behalf of the Lenders as secured party, and (iii) as may be otherwise permitted by or disclosed in the Loan Documents.
      3.2.     Security Interests; Filings. This Agreement, together with (i) the filing in the jurisdictions set forth with respect to such Grantor on Exhibit B hereto, of duly completed financing statements (A) naming each Grantor as debtor, (B) naming the Secured Party on its own behalf and on behalf of the Lenders as secured party, and (C) describing the Collateral, (ii) the filing of duly completed and executed assignments in the forms set forth as Exhibits K, L and M with the U.S. Copyright Office or the U.S. Patent and Trademark Office or other appropriate form with the foreign jurisdictions listed on Exhibit B, and Exhibit N with Network Solutions, Inc. or its successor entity administering any domain name registrations affected by this Agreement, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral, Trademark Collateral and Domain Names of each Grantor, as the case may be, (iii) the registration of pledge thereof to the Secured Party (or its bailee or agent) on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code with regard to uncertificated securities and Investment Property (other than certificated securities) included in the Collateral, and (iv) the delivery to the Secured Party (or its bailee or agent) of all certificated securities and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank, creates, and at all times shall constitute, a legal, valid and perfected security interest in and Lien upon the Collateral in favor of the Secured Party on its own behalf and on behalf of the Lenders to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens as defined in the Loan Documents), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code in accordance with the terms thereof and other than continuation statements required under the Uniform Commercial Code, and that any filing or recording of this Agreement or any financing statement with respect to the Collateral securing the Obligations under the Secured Loan shall continue in effect on and after the Exchange Date (as such term is defined in the Investment and Exchange Agreement) for purposes of the Collateral securing the Convertible Note, and no additional filing or recording statement with respect to the

Collateral need be filed on or after the Exchange Date as a result of the exchange of the Secured Loan into the Convertible Note in accordance with the terms of the Investment and Exchange Agreement.
      3.3.     Locations, Jurisdiction of Organization. Exhibit B lists, as to each Grantor, each of the jurisdictions in which filings under Section 3.2 are necessary. Exhibit C lists, as to each Grantor, (a) the addresses of its chief executive office and chief place of business for any Grantor and for any Grantor which is organized under the laws of any state, its state of registration and registration I.D. number, (b) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of such Grantor are maintained, (c) the address of each location at which any Fixtures, Equipment or Inventory owned by such Grantor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 hereof, (d) all Deposit Accounts or Securities Accounts, including the institution at which each such Deposit Account or Securities Account is established, the purpose thereof, the name thereon, and the account number thereafter. Each Account listed on Exhibit C is a Controlled Account. Except as may be otherwise noted therein, all locations identified in Exhibit C are owned or leased by the applicable Grantor. No Grantor presently conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Exhibit C, and no Grantor has entered into any contract or granted any Lien within the past five years under any name other than its legal name or a trade or fictitious name indicated on Exhibit C. All such Accounts are owned solely by the applicable Grantors and are subject to the Liens and other terms of this Agreement; and any Accounts which may arise with customers of Grantor with respect to the products invoiced under the name of any trade or fictitious name are subject to the terms of this Agreement as though such trade or fictitious name did not exist.
      3.4.     Authorization; Consent. Subject to Section 3.3 hereof, no authorization, consent or approval of, or declaration or filing with, any governmental authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Grantor of this Agreement, the grant by it of the lien and security interest in favor of the Secured Party on its own behalf and on behalf of the Lenders provided for herein, or the exercise by the Secured Party of its rights and remedies hereunder.
      3.5.     Equity Interests. As of the date hereof, each of the Equity Interests held by each Grantor is listed in Exhibit A, is pledged hereunder, and consists of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Equity Interests (in the case of issuers other than corporation) as described for such Grantor in Exhibit A. The Grantor shall supplement Exhibit A promptly upon the execution of any Pledge Amendments. All of the Equity Interests pledged or to be pledged hereunder have been or shall be duly and validly issued and are or will be fully paid and non-assessable (or, in the case of partnership, limited liability company or similar Equity Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties, other than any Grantor, or any contractual or other restrictions upon transfer other than as may be permitted under the Loan Documents.
      3.6.     Intellectual Property. Exhibits D, E, F and G correctly set forth all pending and registered Copyrights, Patents, Trademarks and Domain Names owned by any Grantor as of the date hereof.
      3.7.     Disclosure. All information with respect to Collateral set forth in any annex, exhibit, schedule, certificate or other writing at any time heretofore or hereafter furnished by any Grantor to the Secured Party or the Lenders is and will be true and correct in all respects as of the date furnished.

4.	COVENANTS
      4.1.     Security Interest. Each Grantor shall not (a) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement and the Liens disclosed in or permitted under the Loan Documents, (b) use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any Loan Document, any applicable law or any policy of insurance covering the Collateral, (c) sell, lease, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Loan Documents, (d) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party on its own behalf and on behalf of the Lenders to sell, assign or transfer any of the Collateral without the prior written consent of the Secured Party, except as permitted under the Loan Documents. Each Grantor shall use its best efforts, at its own cost and expense, to take any and all actions necessary to maintain the security interest and priority of such security interest created by this Agreement and to take any and all actions necessary to warrant and defend the right, title and interest of the Secured Party on its own behalf and on behalf of the Lenders in and to the Collateral against the claims and demands of all Persons, and shall promptly and duly execute and deliver to the Secured Party any and all such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, obtaining the substantial equivalent thereof under the law of any jurisdiction outside of the United States where the Collateral may be located, together with the filing of any financing statements, financing change statements or amendments to financing statements, or continuation statements under the Uniform Commercial Code or any similar personal property security legislation in effect in any jurisdiction with respect to the security interest and lien granted hereby.
      4.2.     Change of Name, etc. No Grantor shall (a) change its name, identity or structure, or, if applicable, the state in which it is registered, (b) reorganize under the laws of another jurisdiction or as a different type of entity, (c) change its chief executive office from the location thereof listed on Exhibit C, or remove any Collateral or any books, records, or other information relating to Collateral, from locations listed on Exhibit C or any other location in the United States, unless in each case such Grantor has (i) given at least thirty (30) days’ prior written notice to the Secured Party of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Secured Party may reasonably request, (ii) executed and delivered to the Secured Party thirty (30) days prior to any such change, such additional or supplemental security agreements, pledges, instruments, financing statements or amendments thereto (including, without limitation, initial financing statements in lieu of continuation statements under Article 9 of the Uniform Commercial Code or any similar personal property security legislation) or other documents as shall be deemed necessary or appropriate by the Secured Party in its discretion, all in form and substance satisfactory to the Secured Party, (iii) paid all necessary filing and recording fees and taxes, and (iv) taken all other actions reasonably requested by the Secured Party, in order to perfect and maintain the lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2 hereof.
      4.3.     Records; Inspection.
      (a) Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.
      (b) Each Grantor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, make available to the Secured Party or any agent thereof for inspection and review at such Grantor’s offices copies of all invoices and other documents and information relating to the Collateral. At the reasonable request of the Secured Party, each Grantor will legend, in form and manner reasonably satisfactory to the Secured Party, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Secured Party on its own behalf and on behalf of the Lenders and that the Secured Party on its own behalf and on behalf of the Lenders has a security interest therein.
      4.4.     Intellectual Property.
      (a) Each Grantor will, at its own expense, execute and deliver on the Closing Date, a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits K, L and M, as applicable, with regard to any Copyright registrations, Patent or Trademark, as the case may be, of such Grantor, described in Exhibits D, E and F hereto. In the event that after the date hereof any Grantor shall acquire any pending or registered Copyright, Patent or Trademark or effect any registration of any such Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Grantor shall promptly furnish written notice thereof to the Secured Party on its own behalf and on behalf of the Lenders together with information sufficient to permit the Secured Party, upon its receipt of such notice, to (and each Grantor hereby authorizes the Secured Party to) modify this Agreement, as appropriate, by amending Exhibits D, E or F hereto or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Grantor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within 30 days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits K, L and M, as applicable, together in all instances with any other agreements, instruments and documents that the Secured Party may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Grantor hereby appoints the Secured Party its attorney-in-fact, upon the occurrence and during the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to such Grantor. In that connection, each Grantor shall also execute and deliver on the Closing Date such number of Special Powers of Attorney in the form of Exhibit H hereto as may be reasonably requested by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party on its own behalf and on behalf of the Lenders may request, and each Grantor shall cause, at its own expense, the execution and delivery of fully completed assignments in the form of Exhibit R with respect to any Domain Name described in Exhibit G hereto. If after the date hereof, any Grantor shall register any Domain Name, such Grantor shall promptly notify the Secured Party of such registration and the Secured Party is hereby authorized to amend Exhibit G hereto to reflect such additional registration.
      (b) Each Grantor (either itself or through its licensees or sublicensees) will, for each Trademark owned by it (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law, (iv) take appropriate and reasonable steps to police and defend such Trademark and prevent or arrest infringement, dilution or other harm to such Trademark and (v) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.
      (c) Each Grantor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any Patent may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by applicable patent laws.
      (d) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright owned by such Grantor, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.
      (e) Each Grantor (either itself or through its licensee or sublicensees) will maintain the confidential nature of the Know-How owned by it and shall refrain from committing any act or omitting any act whereby any such Know-How may become invalidated or dedicated to the public.
      (f) Each Grantor shall notify the Secured Party immediately if it knows or has reason to know that any Patent, Trademark, Copyright or Know-How owned by such Grantor may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding, such Grantor’s ownership of any Patent, Trademark, Copyright or Know-How, its right to register the same, or to keep and maintain the same.
      (g) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or, subject to the provisions of Section 10.36 of the Loan Agreement, in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each application and registration of any Patents, Trademarks and Copyrights owned by Grantor, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
      (h) In the event that any Collateral consisting of a Patent, Trademark, Copyright or Know-How owned by any Grantor is believed to have been or be infringed, misappropriated or diluted by a third party, such Grantor shall notify the Secured Party promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.
      (i) Upon the occurrence and during the continuance of any Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral, Trademarks Collateral and Know-How Collateral to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Secured Party or its designee.
      4.5.     Delivery of Collateral. All certificates or instruments representing or evidencing any Account, Intercompany Obligation, Investment Property, Instruments or Equity Interest pledged hereunder or other Collateral required to be delivered to the Secured Party (or its bailee or agent) pursuant hereto, shall be in form suitable for transfer by delivery and shall promptly be, as applicable, endorsed to the order of the Secured Party (or its bailee or agent) and delivered to the Secured Party together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Secured Party to be held as Collateral hereunder.
      4.6.     Control of Investment Property and Other Collateral. If any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, each applicable Grantor will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the Secured Party to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property to perfect the security interest of the Secured Party therein. If any letter-of-credit right or electronic chattel paper (each as defined in the Uniform Commercial Code) is included in the Collateral, each applicable Grantor will notify the Secured Party thereof and will promptly take all actions to enable the Secured Party to acquire “control” (as contemplated by Section 9-314 (or its successor provision) of the Uniform Commercial Code) of such letter-of-credit rights or electronic chattel paper.
      4.7.     Vehicles. Within 30 days after the date of acquisition thereof, each Grantor shall file all applications for certificates of title/ownership indicating the Secured Party’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Secured Party shall deem advisable to perfect its security interests in the Vehicles.
      4.8.     Controlled Accounts; Controlled Deposit Accounts.
      (a) As of and after the date hereof, no Proceeds of Accounts will be deposited in or at any time transferred to an Account other than to a Controlled Account. Upon receiving any Proceeds of Accounts that were not paid into a Controlled Account, the Grantors shall cause such Proceeds to be promptly deposited into a Controlled Account and promptly segregated from other funds of the Grantors that are not held in a Controlled Account until such Proceeds are deposited in a Controlled Account. Each Grantor agrees that, upon the creation of a new Deposit Account, it will immediately, enter into a Deposit Account Control Agreement for such Deposit Account. Grantor will (i) deposit in a Controlled Deposit Account all cash received by such Grantor, and (ii) not establish or maintain any Deposit Account other than with a Deposit Account Bank, the Secured Party or an Affiliate of the Secured Party. Such Grantor shall instruct each Account Debtor or other Person obligated to make a payment to such Grantor under a General Intangible to make payment, or to continue to make payment, as the case may be, to a Controlled Deposit Account and will deposit in a Controlled Deposit Account all Proceeds of such Accounts and General Intangibles received by such Grantor from any other Person immediately upon receipt. Any and all such Proceeds held in a Controlled Account (or by any Grantor, other than in a Controlled Account) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Grantor shall not be required to deliver any Account Control Agreement or Deposit Account Control Agreement with respect to the Payroll Accounts.
      (b) In the event (i) such Grantor or Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Controlled Deposit Account for any reason, (ii) the Secured Party shall demand such termination as a result of the failure of a Deposit Account Bank to comply with the terms of the applicable Control Account Agreement or Deposit Account Control Agreement, or (iii) the Secured Party determines in its sole discretion that the financial condition of a Deposit Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Controlled Deposit Account, as the case may be, to make all future payments to another Control Account or Controlled Deposit Account, as the case may be.
      4.9.     Payment of Obligations. Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
      4.10.     Special Property. All of the Special Property of the Grantor as of the date hereof is listed in Exhibit Q (other than any Special Property of the type described in clause (i) of the second sentence of the definition of “Special Property”), and each Grantor shall from time to time at the request of the Secured Party give written notice to the Secured Party identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes “Excluded Property”) and shall provide to the Secured Party such other information regarding the Special Property as the Secured Party may reasonably request and, from and after the Closing Date (as defined in the Investment and Exchange Agreement) with respect to such Special Property, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Secured Party unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
      4.11.     Additional Information. Grantor agrees to furnish the Secured Party from time to time with such additional information and copies of such documents relating to this Agreement, the Collateral, the Obligations and Grantor’s financial condition as the Secured Party may reasonably request.
      4.12.     Additional Grantors. Each Grantor recognizes that the provisions of the Loan Agreement require Persons that become Subsidiaries of the Grantor and that are not already parties hereto, to execute and deliver a Grantor Addendum attached hereto as Exhibit O, whereupon each such Person shall become a Grantor hereunder with the same force and effect as if originally a Grantor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Secured Party’s actions in effecting the same or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Grantor or any other Grantor.

5.	CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS
      5.1.     Ownership; After-Acquired Equity Interests.
      (a) Each Grantor will cause the Equity Interests pledged by it or required to be pledged hereunder to constitute at all times 100% of the capital stock or other Equity Interests in each issuer held by Grantor thereof, and unless the Secured Party shall have given its prior written consent, no Grantor will cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any nature to any person other than any Grantor, or cause, permit or consent to the admission of any other person other than another Grantor as a stockholder, partner or member of any such issuer.
      (b) If any Grantor shall, at any time and from time to time after the date hereof, acquire any additional capital stock or other Equity Interests in any Person of the types described in the definition of the term “Equity Interests,” the same shall be automatically deemed to be Equity Interests, and to be pledged to the Secured Party on its own behalf and on behalf of the Lenders pursuant to Section 2.1, and such Grantor will forthwith pledge and deposit the same with the Secured Party (or its agent or bailee) and deliver to the Secured Party (or its agent or bailee) any certificates or instruments therefor, together with the endorsement of such Grantor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Secured Party, together with such other certificates and instruments as the Secured Party (or its agent or bailee) may reasonably request (including financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Secured Party (or its agent or bailee) a fully completed and duly executed amendment to this Agreement in the form of Exhibit J (each, a “Pledge Amendment”) in respect thereof. Each Grantor hereby authorizes the Secured Party to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Grantor to execute and deliver any Pledge amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Secured Party or the Lenders in such Collateral or otherwise adversely, affect the rights and remedies of the Secured Party or other Lenders hereunder with respect thereto.
      (c) If any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Grantor will promptly notify the Secured Party thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a subsidiary of the Grantor) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Secured Party to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities to perfect the security interest of the Secured Party therein.
      5.2.     Voting Rights. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests pledged hereunder (subject to each Grantor’s obligations under Section 6.2), and for that purpose the Secured Party will execute and deliver or cause to be executed and delivered to each applicable Grantor all such proxies and other instruments as such Grantor may reasonably request in writing to enable the Grantor to exercise such voting and other consensual rights; provided, however, that such Grantor shall not cast a vote, give consent or exercise any right or take any action which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Investment Agreement, this Agreement or any other Loan Document.
      5.3.     Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests pledged hereunder may be paid to, retained by or used by the Grantors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default be paid to the Secured Party (or its bailee or agent) and retained by it (or its bailee or agent) as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). The Secured Party (or its bailee or agent) shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests pledged hereunder in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests pledged hereunder in connection with any non-cash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Loan Documents, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests pledged hereunder in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Grantor in violation of the provisions of this Section shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Secured Party (or its bailee or agent) as Collateral in the same form as so received (with any necessary endorsements).

6.	REMEDIES
      6.1.     Events of Default. As used herein, the term “Default” and “Event of Default” shall refer to such terms as defined in the Loan Agreement; provided, however, that for purposes of this Agreement and all other Security Documents, a Stockholder Approval Default shall not constitute an Event of Default unless Grantor shall be in breach of its obligations under Section 12.2(b) of the Loan Agreement. In addition, the Grantor hereby acknowledges and agrees that the failure by any Grantor to perform or fulfill any covenant, obligation or agreement contained in this Agreement or the Investment and Exchange Agreement shall also constitute an “Event of Default” for purposes hereunder.
      6.2.     Remedies.
      (a) If an Event of Default shall have occurred and be continuing, the Secured Party on its own behalf and on behalf of the Lenders shall be entitled to exercise in respect of the Collateral all of the rights, powers and remedies provided for herein or otherwise available to it under the Loan Agreement or any other Loan Document, by law, in equity or otherwise, including, without limitation, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Secured Party, on its own behalf and on behalf of the Lenders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party on its own behalf and on behalf of the Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees that, upon the occurrence and continuance of an Event of Default, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere.
      (b) Subject to Article 7 hereof, the Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which the Grantor agrees and undertake to do at their expense, but the Secured Party may do so, but without any obligation to do so, in its discretion at any time after the occurrence and during the continuance of an Event of Default, and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. During the continuance of an Event of Default, upon notice by the Secured Party to the relevant Grantor or Grantors, the Secured Party or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Equity Interests or Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Equity Interests, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
      (c) In order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder in the event of and during the continuance of an Event of Default, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may reasonably request, and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Secured Party an irrevocable proxy to vote all or any part of the Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.
      (d) The Secured Party agrees that, notwithstanding anything to the contrary set forth in any Deposit Account Control Agreement or any Account Control Agreement, it shall not issue a Blockage Notice under any Deposit Account Control Agreement or any Account Control Agreement or issue any other orders, notices, requests or other instructions asserting exclusive control over or otherwise directing disposition of funds in any Controlled Deposit Account or any other Controlled Account, unless and until an Event of Default shall have occurred and be continuing.
      6.3.     Application of Proceeds.
      (a) Following the occurrence of an Event of Default, and in connection with the liquidation and sale of any of the Collateral in the exercise of remedies pursuant to the terms of this Agreement and the Loan Documents, the Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party and any Secured Party, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Loan Documents shall prescribe, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law to any Grantor.
      (b) In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefore or in connection with any of its rights or duties hereunder, Grantor, upon demand of the Secured Party, shall pay to the Secured Party the full amount thereof with interest at a rate per annum equal to the rate per annum at which interest would then be payable on amounts due under the Secured Loan or the Convertible Note, as applicable, or as otherwise provided in the Loan Documents, and so long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Obligations secured hereunder, and for the enforcement of such repayment the Secured Party shall have every right and remedy provided for enforcement of payment of the Obligations.
      (c) The expression “payment in full” or “paid in full” or any similar term or phrase when used in this Agreement shall mean the indefeasible payment in full in cash of all Obligations owing to the Secured Party.
      (d) Each Grantor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Obligations.
      6.4.     Collateral Accounts.
      (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited into such Collateral Accounts, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Secured Party shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in Section 6.3 hereof.
      (b) Upon the request of the Secured Party at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Secured Party for its own behalf and on behalf of the Lenders and that payments in respect thereof shall be made directly to the Secured Party for its own behalf and on behalf of the Lenders. In addition, without notice to the Grantors, the Secured Party, for its own behalf and on behalf of the Lenders, may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.
      6.5.     Grant of License. Each Grantor hereby grants to the Secured Party for its own behalf and on behalf of the Lenders an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral, Copyright Collateral or Know-How Collateral now owned or licensed or hereafter acquired or licensed by such Grantor (to the extent and only to the extent any of the foregoing does not constitute Excluded Collateral), wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Secured Party shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Secured Party shall be exercised, at the option of the Secured Party, and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.
      6.6.     The Grantors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under all Contracts to which it is a party included within the Collateral (including, without limitation, all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party on its own behalf and on behalf of the Lenders of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for herein below, the Secured Party shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Grantor’s obligations, duties or liabilities under any Investment Agreement, including, without limitation, any Grantor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company, limited liability partnership or other issuer (collectively, the “Partner Obligations”), unless the Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Secured Party in accordance with the terms of this Agreement, then except as provided in the preceding sentence, each applicable Grantor shall remain bound and obligated to perform its Partner Obligations and the Secured Party shall not be deemed to have assumed any Partner Obligations. In the event the Secured Party or any purchaser at such a foreclosure sale elects to become a substitute partner or member in place of a Grantor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Grantor hereby irrevocably consents in advance to the admission of the Secured Party or any such purchaser as a substitute partner or member to the extent of the Equity Interests acquired pursuant to such foreclosure sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Secured Party hereunder are solely to protect their interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon them to exercise any such powers, rights or remedies.
      6.7.     Registration Rights.
      (a) If the Secured Party on its own behalf and on behalf of the Lenders shall determine to exercise its right to sell any or all securities that constitute Collateral pursuant to Section 6.2, and if in the opinion of the Secured Party it is necessary or advisable to have such Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall use its best efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register such securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such securities, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
      (b) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all such pledged securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of such pledged securities for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

      (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the pledged securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Party, that the Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Investment and Exchange Agreement.
      6.8.     Right of Set-Off. Each Grantor recognizes and agrees that with respect to any time or other deposit, certificate of deposit or any other balance of account standing to the credit of each of the Grantor on the books of the Secured Party wherever located, the Secured Party has a right of set-off to the full extent permitted by law. Each Grantor further agrees that the Secured Party may exercise such right of set-off at any time when an Event of Default shall occur and be continuing, regardless of the stated maturity of any time deposit or other such credit balance.
      6.9.     Waivers by the Grantors. Each Grantor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Secured Party’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Secured Party on its own behalf and on behalf of the Lenders, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Secured Party to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the Loan Documents) or to require the Secured Party to pursue any third party for any of the Obligations.

7.	THE SECURED PARTY
      7.1.     Limitation on Duty of Secured Party in Respect of Collateral. The Secured Party will hold all items of the Collateral at any time that may be received under this Agreement in accordance with the provisions hereof and the Loan Documents. The obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the Loan Documents, are only those expressly set forth in this Agreement and the Loan Documents. The powers conferred on the Secured Party hereunder are solely to protect its interest, on its own behalf and on behalf of the Lenders, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in the same manner as that which the Secured Party, in its individual capacity, accord their own property of a similar nature for their own accounts, and the accounting for moneys actually received by them hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. The Secured Party shall not be liable to any Grantor (i) for any loss or damage sustained by such Grantor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct. In connection with its appointment and acting hereunder, the Secured Party is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Loan Documents. Without limiting the foregoing, the Secured Party shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Secured Party in good faith.
      7.2.     Further Assurances. Each Grantor agrees that it will join with the Secured Party to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as necessary or as the Secured Party may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Secured Party’s security interest in the Collateral, and hereby authorizes the Secured Party to sign and file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Grantor, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Secured Party such additional collateral conveyances, collateral assignments, agreements and instruments as the Secured Party may reasonably require or reasonably deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder.
      7.3.     Appointment as Attorney-in-Fact.
      (a) Each Grantor hereby irrevocably appoints the Secured Party its lawful attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Secured Party’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (vii) below which may be taken by the Secured Party without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Secured Party may deem reasonably necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Grantor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor and direct the payment of proceeds thereof to the Secured Party;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its reasonably exercised discretion, any such payments made by the Secured Party to become Obligations of the Grantors to the Secured Party and the Lenders, due and payable immediately and without demand;

(v) to file any claims or take any action or institute any proceedings in a court of law or equity that the Secured Party may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Secured Party was the absolute owner of the Collateral for all purposes, and to do from time to time, at the Secured Party’s option and the Grantors’ expense, all other acts and things deemed necessary by the Secured Party to protect, preserve or realize upon the Collateral for its own behalf and on behalf of the Lenders and to more completely carry out the purposes of this Agreement;

(vii) effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, or obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor and direct the payment of proceeds thereof to the Secured Party; and

(viii) to sign the name of such Grantor on any financing statement, continuation statement, notice or other similar document that, in the Secured Party’s opinion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement.
      (b) Except as otherwise provided herein, if any Grantor fails to perform or fulfill any covenant, obligation or agreement contained in this Agreement after written request to do so by the Secured Party (provided, however, that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Secured Party may itself perform, or cause the performance of, such covenant or agreement and may take any other action provided hereunder, and the reasonable expenses so incurred in connection therewith shall be payable by the Grantors under Section 8.1.

8.	MISCELLANEOUS
      8.1.     Indemnity and Expenses. The Secured Party and the Secured Party’s Affiliates and each of their respective officers, directors, managers, partners, shareholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act, shall be entitled to all indemnities and reimbursement of all fees, costs and expenses and other protections provided in Article 13 of the Loan Agreement, and such Article 13 is incorporated by reference herein.
      8.2.     No Waiver by Course of Conduct; Cumulative Remedies. The rights and remedies of the Secured Party expressly set forth in this Agreement and the Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Secured Party in exercising any of its rights, powers or privileges shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Grantors and the Secured Party or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.
      8.3.     Grantors’ Obligations Absolute. Each Grantor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Secured Party hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Grantor has knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, or any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Obligations or any provisions of the Loan Documents or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of Grantors hereunder or the taking, acceptance or release of any Obligations or additional Collateral or other security therefor;

(iv) any sale, exchange, release, substitution, compromise, non-perfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under any of the Loan Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Grantors or any other person directly or indirectly liable for any Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Obligations or any other obligations of the Grantors or any other person directly or indirectly liable for any Obligations regardless of what Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Grantors, or a surety or guarantor generally, other than the occurrence of the payment in full of the Obligations.
      8.4.     Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Grantor from, any provision of this Agreement, shall be effective unless in a writing executed by the parties hereto and delivered to the Secured Party, and then the same shall be effective only in the specific instance and for the specific purpose for which given.
      8.5.     Subrogation; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall terminate when all the Obligations have been paid in full (or, in the case of the Convertible Note, converted in full into shares of Grantor’s common stock in accordance with the terms of the Convertible Note), and the Secured Party on its own behalf and on behalf of the Lenders is hereby subrogated to all of the Grantors’ interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto until such time as all of the Obligations have been paid in full, at which time the Secured Party shall execute and deliver to the Grantor all documents reasonably necessary to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to the Grantor. Upon any sale or other disposition by any Grantor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Loan Documents, or any amendment or waiver hereunder or thereunder, the lien and security interest created by this Agreement in and upon such Collateral shall be automatically released; and in connection with any such release or termination, the Secured Party, at the request and expense of the applicable Grantor, will execute and deliver to such Grantor such documents and instruments evidencing such release or termination as such Grantor may reasonably request and will assign, transfer and deliver to such Grantor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Secured Party (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment or Grantor Addendum; provided, however, that Sections 6.3, 6.5, 6.6, 8.1, 8.5 and 8.13 and all indemnities of the Grantors in favor of the Secured Party contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement.
      8.6.     Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Loan Documents.
      8.7.     Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
      8.8.     Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
      8.9.     Bankruptcy; Reinstatement. This Agreement is a legal, valid and binding obligation of the Grantor. This Agreement will remain in full force and effect and enforceable to the maximum extent provided in Section 510(a) of the Bankruptcy Code, and all references herein to the Grantor will be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any the Secured Party or any Secured Party to such Grantor, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or security interest or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the lien or security interest granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment. Notwithstanding any other provision of this Section, the Secured Party will be entitled to file any necessary pleadings, motions, objections or agreement which assert rights or interests available to unsecured creditors of the Grantor arising under either the Bankruptcy Code or applicable non-bankruptcy law.
      8.10.     Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
      8.11.     Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and its successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party; and; provided, further, however, that Secured Party may not assign, transfer or delegate any of its rights or obligations as Secured Party under this Agreement without the prior written consent of the Grantor unless, on and after the Final Withdrawal Date, MHR and its Affiliates and Related Parties shall not hold any of the Secured Loan or the Convertible Note. If, on and after the Final Withdrawal Date, MHR and its Affiliates shall not hold any of the Secured Loan or the Convertible Note, a new Secured Party satisfactory to Grantor and not less than a majority in principal amount of the Secured Loan or the Convertible Note, as applicable, shall be appointed by such parties and upon the acceptance of its appointment as Secured Party hereunder, the resigning Secured Party shall be released from all further obligations under this Agreement. Prior to the Final Withdrawal Date, the Secured

Party may not assign, transfer or delegate any of its rights or obligations as Secured Party under this Agreement without the prior written consent of the Grantor.
      8.12.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Secured Party. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.
      8.13.     Governing Law; Submission to Jurisdiction.
      (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO INDUCE THE SECURED PARTY TO ENTER INTO THIS AGREEMENT, THE GRANTOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE SECURED PARTY’ SOLE AND ABSOLUTE ELECTION AND INSTRUCTION TO THE SECURED PARTY, ALL ACTIONS OR PROCEEDINGS WHICH IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITH THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN THE GRANTOR AND THE SECURED PARTY IN ACCORDANCE WITH THIS PARAGRAPH.
      (b) EACH OF THE GRANTOR AND THE SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
      (c) THE PROVISIONS OF THIS SECTION 8.13 ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. GRANTOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 8.13 WITH ITS INDEPENDENT COUNSEL.
      (d) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Grantor hereby submits for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such Grantor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 9(e) of the Investment and Exchange Agreement. The Secured Party may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.
      8.14.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
      8.15.     Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantor and the Secured Party in respect of the subject matter contained herein. In the event of a conflict between this Agreement and any of the Loan Documents, the terms of the Loan Agreement shall govern.
[Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EMISPHERE TECHNOLOGIES, INC., AS
GRANTOR

By:	/s/ Elliot M. Maza

Name: Elliot M. Maza

Title:	Chief Financial Officer

MHR INSTITUTIONAL PARTNERS IIA LP,
AS SECURED PARTY

By:	MHR Institutional Advisors II LLC,

its general partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein

Title:	Authorized Signatory

ANNEX D
11% SENIOR SECURED CONVERTIBLE NOTE

$[ ]	[ ,200 ]
N-1
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.
THIS SECURITY IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT AND THE INVESTMENT AND EXCHANGE AGREEMENT BOTH ENTERED INTO AS OF THE CLOSING DATE, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITY UPON WRITTEN REQUEST.
      FOR VALUE RECEIVED, EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [MHR Fund Management LLC], a Delaware limited partnership (the “Holder”), the principal amount of [                    ] MILLION DOLLARS ($[                    ]), on the terms set forth herein. The obligations under this 11% Senior Secured Convertible Note (this “Note”) are secured by a first priority security interest in substantially all assets of the Company pursuant to the Security Agreement and the other Security Documents.
      1.     Definitions; Interpretation.
      (a) Definitions. The following terms shall have the meanings ascribed to them below:

“18-Month Budget” means, with respect to any Asset Sale proposed to be made pursuant to Section 7(n)(iii), the Company’s operating budget covering the period from the date of the consummation of such Asset Sale to the date 18 months thereafter.

“Additional Documentation” has the meaning ascribed to such term in Section 3(b).

“Additional Shares of Common Stock” has the meaning ascribed to such term in Section 3(d)(iv).

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Company or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Affiliate Transaction” has the meaning ascribed to such term in Section 7(o).

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, a sale/leaseback transaction, and the sale or transfer of any FDA licenses or approvals) other than any sale, lease, conveyance or other disposition involving assets or rights (or a series of related sales, leases, conveyances or other dispositions) having a fair market value less than $50,000 individually and $100,000 in the aggregate during the period from the Closing Date until the Repayment Date (which fair market value shall in each case be determined as of the date of such disposition), and other than sales, conveyances or transfers of inventory in the ordinary course of business consistent with past practices with the prior written consent of the Holder (which shall not be unreasonably withheld); and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary; (ii) an issuance or sale of Equity Interests by a Subsidiary to the Company or to another Subsidiary; (iii) a sale or other disposition of property or equipment that has become worn out, obsolete or otherwise unsuitable for its purpose; (iv) a disposition of Cash Equivalents; (v) transactions consummated in compliance with Section 7(n) or Restricted Payments in accordance with Section 7(s); and (vi) the exercise of rights (including foreclosure) in respect of any Lien permitted by Section 7(k).

“Bank” means a financial institution at which the Company and the Holder shall mutually agree to maintain the Disbursement Account.

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Board of Directors” means the board of directors of the Company.

“Budget” has the meaning ascribed to such term in Section 7(a), as updated and amended from time to time pursuant to Section 7(d)(iii) and Section 7(n).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Lease” means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.

“Cash Equivalents” means (i) Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 6 months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of 6 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 6 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within 6 months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

“Change of Control” shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Common Stock; (ii) the Company merges or consolidates with or into another Person as a result of which the shareholders of the Company immediately prior to the consummation of such transaction do not own at least 50% of the outstanding voting securities of the remaining, consolidated or successor entity, as the case may be, or the Company sells or disposes of all or substantially all of its assets to any Person; (iii) the liquidation, dissolution, or the winding up of the affairs of the Company; or (iv) during any 12 month-period following the date hereof, individuals who at the beginning of such period constituted the Board of Directors (and any new members of the Board of Directors whose election by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by (A) a vote of a majority of the members of the Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) the Permitted Holders), cease for any reason to constitute a majority of the Board of Directors.

“Closing Date” means September 26, 2005. The date of the initial closings under the Loan Agreement and the Investment Agreement.

“Code” or “UCC” means the Uniform Commercial Code in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Holder’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning ascribed to such term in Section 2.1 of the Security Agreement.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company 2004 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended and filed with the SEC prior to the Closing Date.

“Company Intellectual Property” constitutes all present and future Intellectual Property owned, controlled, licensed or used by the Company or necessary to the conduct of the business of the Company.

“Company Ongoing SEC Documents” has the meaning ascribed to such term in Section 7(ff).

“Company SEC Documents” has the meaning ascribed to such term in Section 6(k).

“Confidential Information” means all proprietary and confidential information or materials possessed or developed, whether developed before or after the date hereof; including without limitation, information or materials on substances, formulations, technology, equipment, data, reports, Know-How, sources for supply, patent position and business plans, inventions, discoveries, improvements and methods, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information regarding business operations.

“Conversion Amount” means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date each as specified in the Notice of Conversion.

“Conversion Date” means, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.

“Conversion Price” means $3.75 per share of Common Stock, subject to adjustments as set forth herein.

“Conversion Shares” has the meaning ascribed to such term in Section 3(a).

“Convertible Securities” has the meaning ascribed to such term in Section 3(d)(iv)(A).

“Copyright Licenses” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Daily Market Price” means, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day or that are not otherwise reflected in such closing price and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

“Delivery Period” has the meaning ascribed to such term in Section 3(c).

“Default” means any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to such term in Section 2(b).

“Disbursement Account” means (a) an investment account (i) maintained at Bank in the name of the Company, and (ii) as to which the right to transfer, withdraw or otherwise disburse funds therefrom shall reside, pursuant to the terms hereof and the terms of any account control agreement if one was entered into, solely with the Holder to the exclusion of the Company, as such investment account may have been reconstituted or replaced pursuant to Section 7(hh)(ii) hereof, or (b) such other deposit account as the Holder and Borrower shall reasonably agree, and in each case subject to an account control agreement in form and substance acceptable to the Holder and the Company.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Disregarded Securities” has the meaning ascribed to such term in Section 3(d)(iv)(E).

“Dollars” or “$” means lawful money of the United States.

“DTC” has the meaning ascribed to such term in Section 3(c).

“DTC Transfer” has the meaning ascribed to such term in Section 3(c).

“Environmental Law” means any present and future federal, state, local or foreign laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, including but not limited to those relating to Hazardous Substances.

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any trade or business (whether or not incorporated) that, together with the Company or Subsidiary, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to the Company or any Subsidiary or ERISA Affiliate, (i) the complete or partial withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) of the Company or any Subsidiary or ERISA Affiliate from any Multiemployer Plan; (ii) the institution of proceedings to terminate a Multiemployer Plan by the PBGC; (iii) the failure by the Company or any Subsidiary or ERISA Affiliate to make when due required contributions to a Multiemployer Plan unless such failure is cured within 30 days; (iv) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (v) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (vi) the loss of a Qualified Plan’s qualification or tax exempt status; or (vii) any other event or condition that could constitute grounds for the imposition of material liability with respect to any Plan and which, if curable, is not cured within 30 days.

“Event of Default” has the meaning ascribed to such term in Section 8(a).

“Excepted Transaction” has the meaning ascribed to such term in Section 7(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” has the meaning ascribed to such term in Section 3(d)(v).

“Extraordinary Event” has the meaning ascribed to such term in Section 3(d)(iii).

“FDA” means the Food and Drug Administration, as from time to time constituted, created under the Food and Drug Act of 1906.

“Final Withdrawal Date” means the date immediately following the date on which all proceeds have been disbursed from the Disbursement Account in accordance with the applicable provisions hereof.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and

“Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantors” means any Subsidiary of the Company that executes a guaranty in accordance with Section 7(v).

“Hazardous Substances” includes, but is not limited to, any and all substances defined, listed or otherwise classified as pollutants, hazardous wastes, medical wastes, hazardous substances, radiological substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, or that may have a negative impact on human health or the environment.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Company which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed; (v) all obligations of such Person to pay the deferred purchase price of assets; (vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Know-How, Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Rate” has the meaning ascribed to such term in Section 2(b).

“Investment Agreement” means Investment and Exchange Agreement, dated the Closing Date, among the Borrower, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.

“Investment Guidelines” means the Company’s Corporate Investment Policy, a copy of which is attached hereto as Exhibit D.

“Investments” means, (i) any direct or indirect purchase or other acquisition by the Company or any Subsidiary of any Equity Interest, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by the Company or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications,

designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Knowledge” means, with respect to the knowledge of the Company, the knowledge of the chief executive officer or the chief financial officer of the Company after due and diligent inquiry.

“Lender” means the Lender under the Loan Agreement on the Closing Date.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Line of Business” means (a) the Company’s development of improved dosage forms of drugs, either alone or with corporate partners, by applying its proprietary eligen® technology to those drugs or licensing its eligen® technology to partners who typically apply it directly to their marketed drugs (which has included oral delivery of proteins, peptides, macromolecules and charged organics), (b) the Company’s and its partners’ clinical trials of oral formulations or prototypes of salmon calcitonin, heparin, insulin, parathyroid hormone, human growth hormone and cromolyn sodium, and (c) the continued development of any studies being actively undertaken by the Company as of the Closing Date that are related to the activities of the Company under clauses (a) and (b) (including improved oral dosage forms of already orally bioavailable drugs, trans and intra dermal delivery, and buccal delivery).

“Loan Agreement” means the Senior Secured Term Loan Agreement, dated as of the Closing Date, between the Company and the Lender.

“Loan Documents” means this Note, the Investment Agreement, the Security Documents and any certificates, instruments, agreements or other documents executed in connection herewith or therewith.

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby or by the other Loan Documents, or the Proposed Transactions; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such changes affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the Holder’s express written consent or in accordance with the express written instructions of the Holder or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of the Loan Agreement, this Note, the other Loan Documents or the Investment Agreement; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect) shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“Maturity Date” has the meaning ascribed to such term in Section 2(a).

“MHR” means MHR Fund Management LLC and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which the Company or any Subsidiary or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests or Indebtedness, means the cash proceeds of such issuance or sale net of all reasonable and customary attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes actually paid as a result thereof.

“Non-Domestic Intellectual Property” means any and all Intellectual Property other than Intellectual Property arising under the laws of the United States.

“Notice of Conversion” has the meaning ascribed to such term in Section 3(b).

“Novartis” means Novartis Pharma AG, a company registered in Switzerland.

“Novartis Note” means the Convertible Promissory Note Due December 1, 2009, issued by the Company for the benefit of Novartis, as delivered to the Lender on the Closing Date.

“Novartis Option and License Agreement” means the Research Collaboration Option and License Agreement by and between the Company and Novartis, dated as of December 1, 2004, as delivered to the Lender on the Closing Date.

“Obligation” means all principal of and interest (including all interest that accrues after the commencement of any case or proceeding by or against Holder in bankruptcy, whether or not allowed in such case or proceeding) on this Note, and any penalties, fees, charges, expenses, indemnification payments, reimbursements and any other sum chargeable to the Company under this Note or any of the other Loan Documents (other than the Investment Agreement).

“Officers’ Certificate” means a certificate signed by the chief executive officer and the chief financial officer of the Company and delivered to the Holder.

“Options” has the meaning ascribed to such term in Section 3(d)(iv)(A).

“Ownership Change” has the meaning ascribed to such term in Section 6(y).

“Patent Licenses” means all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Perfected Lien” means a legal, valid and enforceable perfected, first priority lien and security interest under the internal laws of the relevant state in the United States (without reference to conflicts of law) for the benefit of the Holder, pursuant to the Security Documents.

“Peril” means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the “all-risk” endorsement then in use in the jurisdictions where the properties of the Company and its Subsidiaries are located.

“Permitted Holders” means MHR and any Related Party or Affiliate of MHR.

“Permitted Liens” means the following: (i) Liens granted to secure payment of the Obligations; (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Holder, in its sole discretion; (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a landlord waiver and consent in form and substance satisfactory to the Holder, in its sole discretion); and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Holder, in its sole discretion; (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; or (B) arising as a result of progress payments under government contracts; (v) purchase money Liens in connection with the purchase by the grantor of such Lien of equipment in the normal course of business, including without limitation the Lien securing Indebtedness under the Master Lease Agreement between the Company and General Electric Capital Corporation dated as of March 14, 2004 (including related schedules); (vi) Liens subordinated in all respects to the Lien securing payment of the Obligations on terms and conditions and pursuant to an agreement in form and substance satisfactory to the Holder in its sole discretion; (vii) Liens to secure the financing of insurance premiums for insurance policies obtained pursuant to and in compliance with Section 7(l), provided, that such Liens are limited to the proceeds (including loss payments) of the insurance policies so financed, un-earned premiums on and dividends under such insurance policies, and the Company’s interest under any state insurance guarantee funds that may arise relating to such insurance policies; and (viii) to the extent constituting a Lien, the transfer of technology licenses in the ordinary course of business of the Company and otherwise permitted or disclosed hereunder.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that the Company or any Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any Subsidiary.

“Precedent Obligations” has the meaning ascribed to such term in Section 19.

“Proceeding” has the meaning ascribed to such term in Section 10.

“Proposed Transactions” means the transactions contemplated by the Investment Agreement.

“Redemption Date” has the meaning ascribed to such term in Section 4(b).

“Redemption Premium” has the meaning ascribed to such term in Section 4(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and among the Borrower, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.

“Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, the Holder or the principals that control the Holder, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent any Voting Stock may still be held by such entity.

“Repayment Date” means the date on which all Obligations are irrevocably repaid in full, in Dollars, to the Holder or converted into Common Stock pursuant to the terms hereof.

“Restricted Payment” means, with respect to the Company or any Subsidiary, (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of any Equity Interest of such Person, other than a payment or distribution of Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of any Equity Interest of such Person or any other payment or distribution made in respect thereof, either directly or indirectly, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of such Person now or hereafter outstanding, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Equity Interests of such Person or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (v) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except as otherwise permitted hereunder, in the other Loan Documents, the Investment Agreement or the other Transaction Documents, and other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (vi) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Person to any Stockholder.

“Retiree Welfare Plan” means, at any time, a welfare plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment (other than (i) coverage mandated by applicable laws, including without limitation, COBRA continuation coverage; (ii) death benefits or retirement benefits under any “employee pension plan”, as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary or ERISA Affiliate; or (iv) benefits, the full direct cost of which is borne by current or former employees (or beneficiary thereof)).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, by and between the Company and MHR Institutional Partners II LP, a copy of which is attached hereto as Exhibit B.

“Security Documents” means the collective reference to the Security Agreement (including the Security Agreement (Copyrights); Security Agreement (Patents); Security Agreement (Trademarks) and Security Agreement (Domain Name Registrations) attached thereto), any account control agreements delivered pursuant to the Loan Documents, any Subsidiary Guaranty, any Subsidiary Security Agreement, the UCC financing statements required to be filed and all other security documents hereafter delivered to the Holder in connection with granting a Lien on any of the assets of the Company or a Subsidiary to secure the Obligations.

“Stockholder” means, with respect to any Person, each holder of any Equity Interests of such Person.

“Subsidiary” means (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Note or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Subsidiary Guaranty” means a guaranty agreement executed by a Subsidiary pursuant to Section 7(v), in form and substance satisfactory to the Holder, the Company and such Subsidiary, guaranteeing payment of the Obligations and providing, without limitation, that such Subsidiary shall be bound by the covenants set forth in this Note, and shall make such representations and warranties as the Holder may require.

“Subsidiary Security Agreement” means a pledge and security agreement executed by a Subsidiary pursuant to Section 7(v), substantially in the form of the Security Agreement, and otherwise in form and substance satisfactory to the Holder, the Company and such Subsidiary, securing payment of the Obligations.

“Taxes” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any government or taxing authority.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

“Transaction Documents” shall have the meaning ascribed thereto in the Investment Agreement.

“Trigger Issuance” has the meaning ascribed to such term in Section 3(d)(iv).

“United States” means the United States of America.

“Voting Stock” of a Person means all classes of Equity Interests or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
      (b) Interpretation. The headings of the articles and sections of this Note are included for convenience of reference. They shall not affect the construction of any provision of this Note. References herein to articles, sections, subsections or exhibits without further identification of the document to which reference is made are references to provisions or parts of this Note. The words “herein,” “hereof” and “hereunder” are used in this Note to refer to this Note as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Note or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.
      2.     Payments of Interest and Principal. Subject to the provisions of this Note, payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time, and any applicable additional payments shall be payable in accordance with the following:

(a) Maturity. On September 26, 2012 (the “Maturity Date”), the Company shall repay the outstanding principal of this Note, all interest accrued on this Note, all fees and all other obligations due or accrued to the Holder unless this Note is earlier converted or redeemed in full pursuant to Sections 3 or 4 hereof. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. Contemporaneously with the repayment of this Note, the Holder shall surrender this Note, duly endorsed, at the office of the Company.

(b) Interest. Interest shall accrue on the outstanding principal of this Note during the period commencing on the date hereof and terminating on the Maturity Date at an annual interest rate (the “Interest Rate”) equal to 11.00% per annum, compounded monthly, and will be payable monthly in arrears in kind through issuance to the Holder of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount), up to and including the Maturity Date. So long as an Event of Default has occurred and is continuing, at the election of the Holder, interest shall accrue on all outstanding Obligations at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand and, if not paid when due, shall itself bear interest as provided in this Section.

(c) Payments. Except as provided in Section 2(b), all payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in Dollars by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in Section 11 hereof or at such other place designated by the Holder in writing to the Company.

(d) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, this Note shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder upon the occurrence of an Event of Default in accordance with Section 8(b) hereof.
      3.     Conversion.
      (a) Conversion at the Option of the Holder. The Holder may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of this Note. The number of shares of Common Stock issuable upon surrender of this Note shall be determined in accordance with the following formula:
Conversion Amount
Conversion Price
      (b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 3, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion, attached hereto as Exhibit A (the “Notice of Conversion”), to the Company and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall within two (2) Business Days send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, advising the Holder of any additional documentation reasonably required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the ”Additional Documentation”) and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by Section 14.
      (c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Company shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 14) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.
      (d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Subscription Rights. If the Company, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 3(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Company, such fair market value shall be determined by an appraiser selected by the Holder and reasonably acceptable to the Company. The Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Company, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Company to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Holder shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of this Note). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 3(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events. For the avoidance of doubt, nothing contained in this clause (iii) shall be construed to impair the Company’s or the Holder’s rights under Section 5.

(iv) Issuance of Additional Shares of Common Stock. Except as provided in subsection (v) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance. For purposes of this subsection (iv), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

(A) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

(C) Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (iii), if the exercise price provided for in any warrants of the Company on the date hereof is below the Conversion Price and (i) such exercise price is reduced, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price minus (y) the reduced exercise price and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants or (ii) the Company amends the terms of such warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the warrants, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price minus (y) the product of the original exercise price and a fraction, the numerator of which is the old number of shares for which the warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants.

(D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Company therefor), the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the difference between the fair value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection (iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Holder shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Company does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Holder, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder (which investment banker or other expert shall not have been engaged or otherwise employed by the Holder within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

(F) Other Action Affecting Conversion Price. If the Company takes any action affecting the Common Stock after the date hereof that would be covered by this Section 3, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

(G) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

(H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

(v) Excluded Issuances. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Common Stock, Options and Convertible Securities for a total consideration of less than $10,000,000 during any 24-month period; (B) Common Stock, Options or Convertible Securities issued to employees or consultants of the Company in connection with their employment or engagement by the Company pursuant to an equity compensation plan in effect as of September 26, 2005, which are granted in the ordinary course of business and consistent with past practice; (C) Common Stock or Convertible Securities to employees or consultants of the Company in connection with their employment or engagement by the Company pursuant to an equity purchase plan in effect as of September 26, 2005, which are granted in the ordinary course of business and consistent with past practice; (D) Common Stock upon the conversion or exercise of any warrants outstanding on the date hereof as disclosed in Schedule 3(d)(v), except as set forth in subsection (iv)(C) above; or (E) Common Stock, Options or Convertible Securities that are issued at or above the market price at the time of issuance; and (F) Common Stock, Options or Convertible Securities approved by the Holder (collectively, “Excluded Issuances”).

(vi) Weighted Average Adjustment for Issuances. In the event that at any time or from time to time the Company shall issue or sell Common Stock, Options or Convertible Securities subject to Section 3(d)(iv) for no consideration or for a per share consideration that is greater than the applicable Conversion Price at the time of such issuance or sale but less at the time of such issuance or sale than the Daily Market Price, then the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to such issuance or sale, by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.
      (e) Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.
      (f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.
      4.     Redemption. (a) The Company may redeem this Note, in whole or in part, at any time after September 26, 2010, at a redemption price equal to the principal amount of this Note, plus accrued and unpaid interest thereon, if (i) the closing price of the Common Stock on any day on or after September 26, 2010 has been greater than $30.00 for at least forty (40) consecutive Trading Days, which calculation may include the forty (40) Trading Days prior to September 26, 2010 and (ii) at the time of any such redemption all of the Common Stock into which this Note (or a portion thereof subject to such redemption) is convertible is freely transferable by the Holder without any restriction pursuant to registration or exemption under all applicable United States federal and state securities laws.
      (b) Upon the occurrence of a Change of Control of the Company on or prior to September 26, 2009, the Holder shall have the right to require the Company to purchase this Note by paying the Holder a redemption premium (the ”Redemption Premium”), calculated as a percentage of the principal amount of this Note plus any accrued and unpaid interest thereon through the date of such redemption (the “Redemption Date”), equal to the following: (i) if the Redemption Date occurs on or before September 26, 2006, the Redemption Premium shall equal 104% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date; (ii) if the Redemption Date occurs between September 27, 2006 and September 26, 2007, the Redemption Premium shall equal 103% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date; (iii) if the Redemption Date occurs between September 27, 2007 and September 26, 2008, the Redemption Premium shall equal 102% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date and (iv) if the Redemption Date occurs between September 27, 2008 and September 26, 2009, the Redemption Premium shall equal 101% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date.
      5.     Ranking. This Note shall be senior Indebtedness of the Company, ranking senior to all other Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash; provided, however, that notwithstanding such ranking and first priority security interest, the indebtedness of the Company under the Novartis Note shall not be required to be subordinated to, and shall rank pari passu in right of payment with, this Note.
      6.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder, as of the date hereof and each other date required to be made hereunder or under the other Transaction Documents (except to the extent such representations and warranties expressly relate only to an earlier date, in which case such representations and warranties shall be correct and accurate in all material respects on and as of such earlier date), the following:

(a) The Company is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Company of this Note and the other Transaction Documents, and its obligations hereunder and thereunder and the other Proposed Transactions, have been duly authorized and do not and will not constitute a breach or violation, or constitute a default under, the organizational documents of the Company; and this Note and each other Transaction Document to be executed by the Company will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) The execution, delivery and performance by the Company of the Loan Documents do not, and the performance by it of its obligations contemplated thereunder will not, (i) violate or contravene any provision of the Company’s articles or incorporation, bylaws or similar organizational documents; (ii) except as set forth on Schedule 6(c)(ii), constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any contract that is binding upon the Company or any of its Subsidiaries, or any change in the rights or obligations of any party under any of such contracts; (iii) except pursuant to the Loan Documents, and except as set forth on Schedule 6(c)(iii), require the Company or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any governmental entity, any statute, law, rule, regulation or other requirement of any governmental entity in the United States or elsewhere, or any permit, license, registration or other approval or authorization of any governmental entity.

(d) Other than filings pursuant to federal and state securities laws or filings required to be made with the NASD or Nasdaq directly related to the execution and delivery of the Transaction Documents, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any court or governmental authority or regulatory or self-regulatory entity in connection with the execution and delivery of this Note, the other Loan Documents or the Proposed Transactions.

(e) No event has occurred that could constitute a Default or Event of Default, or could cause a default or event of default to occur, under any agreement or instrument evidencing any Indebtedness of the Company as a result of the issuance of this Note or the Proposed Transactions.

(f) No consent or approval of, or notice to, any creditor of the Company or any Subsidiary (other than the Holder and the “Investor” under the Investment Agreement) is required by the terms of any agreement or instrument evidencing any Indebtedness of the Company or any Subsidiary for the Company’s execution or delivery of, or the performance of the obligations of the Company under, this Note or the Loan Documents or the consummation of the transactions contemplated hereby or thereby or the consummation of the other Proposed Transactions.

(g) There are no (i) except as otherwise disclosed on Schedule 6(g), material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries; or (ii) except as otherwise specifically disclosed in accordance herewith or as otherwise permitted herein, material obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries.

(h) Each of the Company and its Subsidiaries has good and marketable title to, or leasehold interest in, all real property and other property and assets owned by it, free and clear of all Liens or other encumbrances securing Indebtedness (other than Permitted Liens), and, subject to Section 7(r), its obligations under both this Note and the other Loan Documents rank senior to all other existing Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash.

(i) The Company’s (i) audited financial statements dated December 31, 2004 and for the fiscal year ended on that date; and (ii) consolidated balance sheet dated June 30, 2005 and the related consolidated statements of income and cash flows for the portion of the Company’s fiscal year ended on that date, each as heretofore delivered to the Holder are complete and correct, have been prepared in accordance with GAAP. The audited financial statements of the Company dated December 31, 2004 and for the fiscal year ended on that date have been certified by a firm of independent accountants as fairly presenting the financial condition of the Company as at that date and the results of its operations for that fiscal year or portion thereof.

(j) Since December 31, 2004, there has not been (i) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iii) any change by the Company or any of its Subsidiaries in accounting principles, practices or methods.

(k) The Company has filed all required reports, schedules, registration statements and other documents with the SEC since April 30, 2002. The Company 2004 10-K and all other reports, registration statements, definitive proxy statements or information statements, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary subsequent to April 30, 2002, under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed (collectively, the “Company SEC Documents”), with the SEC, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders’ equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(l) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Note, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(m) Since January 1, 2004, the Company has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices, or any of the documents filed by the Company or filed or furnished by its officers, are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity, other than comments received by the Company from the SEC in connection with registration statements filed by the Company under the Securities Act prior to the date hereof. Since January 1, 2004, neither the Company’s independent public accounting firm, nor any employee, director, advisor or other agent or Affiliate of the Company has informed the Company that such Person has any material questions, challenges or disagreements regarding or pertaining to the Company’s accounting policies or practices or the Company’s internal controls over financial reporting.

(n) Schedule 6(n) contains a true and complete list of, and the Company has delivered to the Holder copies of all documents creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by or to which the Company is a party since January 1, 2004.

(o) Except as set forth on Schedule 6(o), the Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Affiliate.

(p) To the Knowledge of the Company, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of the Company audited by it and included in the Company SEC Reports (including the related notes), is and has been throughout the period covered by such financial statements, (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Rule 2-01 of Regulation S-X of the SEC; (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related Rules of the SEC; and (iv) in compliance with the rules of the Public Company Accounting Oversight Board. Schedule 6(p) contains a true and complete list of all non-audit services performed by PricewaterhouseCoopers LLP for the Company since January 1, 2004.

(q) The execution and delivery of this Note and the other Loan Documents is not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy.

(r) (i) Schedule 6(r) lists all Plans and separately identifies all Pension Plans, Multiemployer Plans and Welfare Plans, including all Retiree Welfare Plans as of the date hereof. Copies of all such listed Plans, together with a copy of the most recently filed Form IRS/ DOL 5500 for each such Plan have been made available to the Holder prior to the date hereof. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to the Knowledge of the Company, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject the Company or any Subsidiary to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii) (A) Except as disclosed on Schedule 6(r), neither the Company, nor any Subsidiary, nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any Title IV Plan; (B) there are no pending, or to the Knowledge of the Company or any Subsidiary, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (C) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan.

(s) The Company’s use, storage, treatment and disposal of Hazardous Substances is and has been in full compliance with Environmental Law; (i) there has been no unpermitted release, discharge, emission or escape into the environment of Hazardous Substances; (ii) the Company has all permits necessary and required for its use, storage, treatment and disposal of Hazardous Substances; and (iii) the Company does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) of a possible claim or liability pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(t) (i) The Company owns, either exclusively or jointly, all right, title and interest in and to (free and clear of all Liens other than Permitted Liens) or is licensed to use all the Company Intellectual Property, including, without limitation, the Patents, Trademarks and Copyrights listed on Schedule 6(t), and, except as set forth on Schedule 6(t), has exclusive rights to use, sell, license, assign, transfer, convey, dispose of, or otherwise commercially exploit the Company Intellectual Property.

(ii) Schedule 6(t) lists all of the Company’s Patents, Trademarks, registered Copyrights and material Know-How, and, to the extent applicable, the jurisdiction(s) in which each item of Company Intellectual Property was or is filed or registered, including the respective application or registration numbers and dates, and an indication as to whether each such item of Company Intellectual Property is owned exclusively or jointly. Each item of Company Intellectual Property is in compliance with all formal legal requirements (including payment of filing, examination, annuity and maintenance fees and proofs of use) and is valid and subsisting. In connection with all Company Intellectual Property owned, either exclusively or jointly by the Company, the Company represents and warrants, and in connection with all third-party Company Intellectual Property, the Company represents and warrants to Company’s Knowledge, that all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates in connection with such Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining such Company Intellectual Property.

(iii) The operation of the business of the Company as currently conducted or currently contemplated to be conducted does not and will not infringe or misappropriate the Intellectual Property of any third party, violate any right of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(iv) Other than as described in Schedule 6(t), no Person has asserted or threatened to assert any claims (A) contesting the right of the Company to use, exercise, sell, license, transfer or dispose of any Company Intellectual Property or any products, processes or materials covered thereby in any manner; or (B) challenging the ownership, validity or enforceability of any Company Intellectual Property. No owned Company Intellectual Property and, to the Company’s Knowledge, no third-party Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Company.

(v) The Company has not received any written notice or otherwise has Knowledge of any pending or threatened claim, order or proceeding with respect to any Company Intellectual Property and, to the Company’s Knowledge, no Company Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(vi) The Company has required all professional and technical employees who provided services to the Company in connection with the Company Intellectual Property to execute agreements under which such employees are and were required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment with the Company. To the Company’s Knowledge, none of the activities of the Company’s professional and technical employees who are providing services to the Company in connection with the Company Intellectual Property is violating any agreement between any such employees and their former employers.

(vii) Other than as described in Schedule 6(t), Company has not received any opinion of counsel regarding any third party Intellectual Property or any owned Company Intellectual Property.

(viii) To the Company’s Knowledge, the Company has complied with its obligation under 37 CFR § 1.56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application comprising the owned Company Intellectual Property. None of the Company’s Patents is involved in any interference or opposition proceeding, and, to the Company’s Knowledge, no such proceeding is being threatened with respect to any of the Patents.

(ix) To the extent that any Intellectual Property has been developed or created independently or jointly by an independent contractor or other third party for the Company, or is incorporated into any of the Company products, the Company has a written agreement with such independent contractor or third party and Company thereby has obtained exclusive or joint ownership of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment, or has acquired rights sufficient to use such Intellectual Property in the business of the Company as currently conducted and as contemplated to be conducted by virtue of a license.

(x) Schedule 6(t) lists all agreements pertaining to Company Intellectual Property including without limitation, agreements pursuant to which the Company either receives or grants rights in Intellectual Property. The Company is, and will be, in compliance with all terms and conditions of all, and is not and will not be in violation of any, licenses, sublicenses and other agreements, relating to Intellectual Property to which it is a party, whether acquiring or granting rights, or otherwise. Except as set forth in Schedule 6(t), the Company has no Knowledge of any assertion, claim or threatened claim, or facts that could serve as a basis of any assertion or claim, that the Company has breached or defaulted on any terms or conditions of such licenses, sublicenses and other agreements, and the Company has no basis to believe that any other party to such licenses, sublicenses and other agreements is in breach or in default of any terms or conditions thereof.

(xi) The Company has disclosed trade secrets of the Company included in the Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent the Company disclosed such information in connection with making filings related to any Company Intellectual Property with governmental or regulatory authorities.

(xii) The Company has taken all reasonably prudent or necessary steps to protect and preserve the confidentiality of its material Confidential Information, and with respect to all other Confidential Information the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of such Confidential Information. Without limiting the foregoing, the Company has and enforces a policy requiring each employee and consultant of the Company to execute a proprietary rights and confidentiality agreement, and all current and former employees and consultants of the Company have executed such an agreement.

(xiii) Except as set forth on Schedule 9.1(t), the Company has not received any adverse written notice from the FDA or any other Authority since January 1, 2003 (i) regarding the approvability of product candidates of the Company or (ii) alleging any violation of any law, policy, guideline, rule or regulation by the Company. Schedule 9.1(t) sets forth (i) all of the Company’s regulatory correspondence received from the FDA or any other similar Authority since January 1, 2003, which correspondence has been provided to the Holder and (ii) all of the permits issued to the Company by the FDA or any other similar Authority. During the last five years no officer, employee or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other authority, failed to disclose a material fact required to be disclosed to the FDA or any other authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made which would violate any law, policy, guideline, rule or regulation.

(u) The provisions of the Security Documents are effective to create in favor of the Holder a legal, valid and enforceable lien and security interest in all right, title and interest of the Company in the “Collateral” described therein. Upon the filing of proper financing statements in the offices in the jurisdictions listed on Schedule 6(u), the Holder shall have a perfected first priority security interest or lien on all right, title and interest of the Company in the “Collateral” described therein, which can be perfected by such filing, subject only to the existence of any Permitted Liens.

(v) The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any material state, local, federal, foreign or domestic laws, rules, regulations or court orders and none of the transactions contemplated in this Note or the other Loan Documents (including, without limitation, the borrowing hereunder and the use of the proceeds thereof), or the Proposed Transactions, will violate or result in a violation of Section 7 of the Exchange Act, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(w) The written materials delivered or caused to be delivered, by or on behalf of the Company, to the Holder in connection with this Note and the other Loan Documents and the other transactions contemplated by this Note do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(x) The Company and its Subsidiaries have filed, or caused to be filed, in a timely manner, all federal, state and other tax returns and reports required to be filed, and have paid, in a timely manner, all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is true, complete and correct in all respects.

(y) To the best Knowledge of the Company, since the date three years prior to the Closing Date, the Company has not undergone an “ownership change” as such term is defined for purposes of Section 382 of the IRC, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder (an “Ownership Change”).

(z) Set forth on Schedule 6(z) is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

(aa) As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock of which 23,555,266 shares were issued and outstanding, of which 243,600 are held as treasury shares; and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued. Each of the outstanding shares of capital stock or other securities of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens, other than Permitted Liens. Except as set forth in Schedule 6(aa), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(bb) The Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism, and complying with the requirements set forth in Section 7(l) hereof. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

      7.     Covenants.
      (a) Use of Proceeds. Subject to Section 7(b), the Company shall use the proceeds of the Loan solely to pay operating expenses at such times, and in such amounts equal to or less than, the corresponding time periods and amounts indicated on the Company’s operating budget (the “Budget”), a copy of the initial Budget covering the period from September 1, 2005 through August 31, 2006 has been provided to Holder, and is subject to replacements pursuant to Section 7(d)(iii) hereof.
      (b) Disbursement Account. The Company shall provide notice to the Holder of each requested withdrawal from the Disbursement Account pursuant to Section 7(d)(vii). Prior to the earlier of (a) the occurrence and continuation of an Event of Default and (b) the establishment of a reconstituted Disbursement Account pursuant to Section 7(hh)(ii), the Company may make withdrawals from the Disbursement Account, and after the establishment of a reconstituted Disbursement Account pursuant to Section 7(hh)(ii) (but not upon the occurrence and continuation of an Event of Default) the Company may request that the Holder make withdrawals from the Disbursement Account, in any case no more frequently than bi-weekly; provided, in each case that withdrawals made for any one-month period shall not in the aggregate exceed 103% of the operating budget for such period set forth in the Budget without the prior written consent of the Holder; and provided, further, in each case, that notwithstanding anything to the contrary in this Agreement, in the event that the Company shall make or request withdrawals in the aggregate exceeding 100% of the budgeted amount for any such one-month period, the amount available for withdrawal during the immediately succeeding one-month period shall be automatically and without further action reduced by the amount of such excess. Notwithstanding the foregoing, any payment made or requested to be made by the Company to the Holder in connection with the Obligations or any transfer or withdrawal made or requested to be made by the Company of interest, dividends or other income generated by the funds and other assets deposited in the Disbursement Account (which interest, dividends, and other income shall only be transferred into a separate account of the Company), whether or not reflected in the Budget, shall be a permitted withdrawal from the Disbursement Account and shall not require the consent of the Holder. If the Company requests that Holder make or permit a withdrawal from the Disbursement Account, and such request complies with the provisions herein relating to withdrawals from the Disbursement Account, the Holder shall instruct Bank to transfer such requested amount from the Disbursement Account to a bank account of the Company designated in writing by the Company that is subject to an account control agreement in favor of the Holder.
      (c) Governmental Authorizations. The Company shall obtain, make and keep in full force and effect all authorizations from and registrations with governmental authorities that may be required for the validity or enforceability against the Company of this Note and the other Loan Documents.
      (d) Financial Statements; Reporting. (i) The Company shall furnish to the Holder, within 45 days of the close of each of the first 3 quarters of each fiscal year, its consolidated and consolidating balance sheets as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by its chief financial officer as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of that quarter and the results of its operations for such quarter, subject to changes resulting from audit and normal year-end adjustments.
      (ii) The Company shall furnish to the Holder, within 90 days of the close of each fiscal year commencing with the fiscal year ending December 31, 2005, its consolidated and consolidating balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by a firm of independent accountants selected by it and acceptable to the Holder as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of such fiscal year and the results of its operations for such fiscal year. The certification shall include or be accompanied by a statement that, during the examination by that firm of those financial statements, that firm observed or discovered no Default or Event of Default (or a detailed description of any Default or Event of Default so observed or discovered).

      (iii) The Company shall furnish to the Holder, not later than November 30 of each year, (i) if an 18-Month Budget has been delivered and constitutes the Budget, a revised 18-Month Budget, and (ii) otherwise, a revised annual operating budget, which in any case, prior to the Final Withdrawal Date and upon review and written approval of the Holder (which approval shall not be unreasonably withheld), shall thereafter constitute the Budget.
      (iv) The Company shall deliver to the Holder (A) prior to the Final Withdrawal Date, on the first Business Day of each month, and concurrently with each delivery of notice to the Holder of a withdrawal from the Disbursement Account pursuant to Section 7(b) and in accordance with Section 7(d)(vii), a compliance certificate certifying that (1) no Default or Event of Default has occurred and is continuing, and (2) the representations and warranties of the Company set forth in this Note and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date), and (B) after the Final Withdrawal Date, on the first Business Day of each month, a compliance certificate certifying that (1) no Default or Event of Default has occurred and is continuing, and (2) the representations and warranties of the Company set forth in this Note and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date). A form of such compliance certificate is attached hereto as Exhibit C.
      (v) The Company shall furnish to the Holder not later than the 15th day of each month a variance report detailing any variances had from the Budget during the previous month.
      (vi) The Company shall furnish to the Holder from time to time such other statements and information as the Holder may reasonably request.
      (vii) The Company shall notify the Holder of each requested withdrawal from the Disbursement Account not later than 5 Business Days prior to the date of such withdrawal, by delivering to the Holder a written notice (i) setting forth the date and amount of such proposed withdrawal, which shall in no event be later than five Business Days after the date of receipt of such notice by the Holder, and (ii) certifying that (A) the amount of such withdrawal, together with the amount of all other withdrawals made during such calendar month, does not exceed the operating cash requirement of the Company for such month as set forth in the Budget, except as expressly provided for under this Note, (B) upon the making of such withdrawal no more than two withdrawals shall have been made from the Disbursement Account during such month, and the immediately preceding withdrawal was made not less than two weeks prior to such proposed withdrawal, (C) no Default or Event of Default has occurred and is continuing, (D) no Default or Event of Default would occur as a result of such withdrawal, and (E) the representations and warranties of the Company hereunder are true and correct as of the date of such certificate and the date of such proposed withdrawal (other than representations and warranties made as of a specific earlier date, which shall remain true and correct as of such earlier date).
      (viii) The Company shall, immediately upon the receipt of notice from Novartis that it intends to exercise the Option (as defined in the Novartis Option and License Agreement), or upon otherwise becoming aware that Novartis intends to exercise such Option, provide a copy of such notice to the Holder or notify the Holder in writing that Company has become aware of such intention, as the case may be. Upon becoming aware that Novartis intends to exercise such Option, whether by notice from Novartis pursuant to the Novartis Option and License Agreement or otherwise, the Company shall consult with Holder with respect to all subsequent communication with Novartis, its affiliates, agents or representatives, or any other Person, regarding the Option, the Novartis Note or the Novartis Option and License Agreement, or the transactions contemplated thereby, and shall provide drafts of any intended correspondence with such Persons in respect thereof prior to delivery of such correspondence.
      (ix) Promptly upon the resignation of any person from the Board of Directors, the Company shall provide the Holder with a copy of the resignation letter of such person, together with any waiver letters, indemnity agreements and other documents or instruments executed or delivered in connection with such resignation.

      (e) ERISA. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, adopt, sponsor, maintain or contribute to any Title IV Plan.
      (f) Maintenance of Property. The Company shall keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
      (g) Maintenance of Existence; Lines of Business. The Company shall preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, franchises and licenses (including, but not limited to, licenses required by the FDA and other applicable agencies) necessary or desirable in the normal conduct of its business. The Company shall not be engaged in any line of business other than the Line of Business.
      (h) Compliance with Laws. The Company shall comply in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, Tax laws, and ERISA and the rules and regulations promulgated thereunder).
      (i) Books and Records; Inspection Rights. The Company shall keep proper books and records in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company shall permit the Holder and representatives of the Holder to inspect its property and records at any reasonable times, and to make copies of such records as the Holder (or its representative) shall desire.
      (j) Notices of Default. The Company shall promptly notify the Holder of each Default or Event of Default, and each other event that has or could have a materially adverse effect on its ability to perform its obligations under this Note or another Loan Document, together with a detained description of such Default, Event of Default or other event, and all actions taken or to be taken in response thereto.
      (k) Liens and Encumbrances. The Company shall not create or permit to be created or exist any Lien on any of its property now owned or hereafter acquired, other than Permitted Liens.
      (l) Insurance. The Company shall maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company will in any event maintain:
      (i) Casualty Insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company by reason of any Peril in such amounts (subject to such deductibles as shall be satisfactory to the Holder) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including vehicles), at least equal to 100% of the actual replacement cost of such assets (including foundation, footings and excavation costs), subject to deductibles as aforesaid; and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.
      (ii) Automobile liability insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company) at any time located at, or used in connection with, its properties or operations in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.
      (iii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties (and adjoining streets, sidewalks and waterways) of the Company, in such amounts as are then customary for property similar in use in the jurisdictions where such properties are located.
      (iv) Workers’ compensation insurance (including Employers’ Liability Insurance) to the extent required by applicable law.
      (v) Product liability insurance against claims for bodily injury, pain and suffering, death or property damage resulting from the use of products developed, tested or sold by the Company in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company.

      (vi) Other insurance as generally carried by owners of similar properties and businesses, in such amounts and against such risks as are then customary for property similar in use.
      Such insurance shall name the Holder as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ notice to the Holder. The Company will advise the Holder promptly of any policy cancellation, reduction or amendment. Any proceeds received by the Holder on account of any such insurance policy referred to in this Section 7(l) shall be applied by the Holder promptly to reduce the outstanding amount of the Obligations then due and payable.
      Without limiting the obligations of the Company under the foregoing provisions of this Section, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Holder may, but shall have no obligation so to do, procure insurance covering the interests of the Holder in such amounts and against such risks as the Holder shall deem appropriate, and the Company shall reimburse the Holder in respect of any premiums paid by the Holder in respect thereof.
      (m) Consolidations, Mergers. The Company shall not, directly or indirectly, by operation of law or otherwise, merge with or consolidate with another Person, liquidate, windup or dissolve itself, or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire by purchase or otherwise the business or assets of, or stock of, another Person; except (i) that any Subsidiary may merge into or consolidate with any other Subsidiary; and (ii) any Subsidiary may merge with or consolidate into the Company; provided that the Company is the surviving organization.
      (n) Asset Sales. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale, other than the transfer of technology licenses to third parties in the ordinary course of business consistent with past practices, (i) with the prior written consent of the Holder (which shall not be unreasonably withheld), (ii) pursuant to the Novartis Option and License Agreement or (iii) pursuant to an agreement, the terms and conditions of which expressly and unconditionally provide for fixed cash payments to the Company during the 18-month period commencing on the effective date of such transfer, in aggregate amount, together with the aggregate amount of cash and Cash Equivalents held by the Company (including in the Disbursement Account), equal to or greater than the aggregate projected cash expenditures of the Company for such 18-month period as provided in the 18-Month Budget delivered in connection with such transfer of technology licenses. The Company shall, in connection with each proposed Asset Sale permitted pursuant to Section 7(n)(iii), deliver to the Holder an 18-Month Budget prior to the consummation of such Asset Sale and such 18-Month Budget shall (i) be subject to the review and approval of the Holder, which approval shall not be unreasonably withheld, and (ii) upon approval such 18-Month Budget shall constitute the Budget for all purposes under this Note.
      (o) Transactions With Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an ”Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, the Company delivers to the Holder a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (A) the payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company or indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements, compensation or employee benefit arrangements or incentive arrangements with any officer, director or employee of the Company or any Subsidiary (including benefits under the foregoing); (B) Restricted Payments made in compliance with Section 7(s); (C) loans or advances to employees and reimbursement of actual out-of-pocket expenses incurred by officers, directors and employees, in each case in the ordinary course of business in an amount not to exceed $100,000 individually and $200,000 in the aggregate during any fiscal year; and (D) the Proposed Transactions.
      (p) Notice of Tax Exemption. If an exemption is obtained at any time from any present or future Taxes that would otherwise be due in respect of any payment to be made by the Company under this Note or any other Loan Document, the Company shall promptly deliver to the Holder a certified copy of the documents evidencing that exemption.
      (q) Payment of Taxes. The Company shall pay all Taxes, assessments and other governmental charges of any kind imposed on or in respect of its income or any of its businesses or assets, or in respect of Taxes and other amounts it is required by law to withhold from amounts paid by it to its employees, before any penalty or interest accrues on the amount payable and before any Lien or other encumbrance on any of its property exists as a result of nonpayment; provided, however, that the Company shall not be required by this Section to pay any amount if it is diligently contesting its alleged obligation to pay that amount in good faith through appropriate proceedings and maintains appropriate reserves or other provisions in respect of the contested amount as may be required under GAAP.
      (r) Limitation on Indebtedness. The Company and its Subsidiaries, on a consolidated basis, shall not directly or indirectly incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination any Indebtedness other than (i) pursuant to this Note, the other Loan Documents, the Investment Agreement or the other Transaction Documents; (ii) any Indebtedness that is by its terms expressly subordinated in all respects to the Obligations, on terms and conditions satisfactory to the Holder, in its sole discretion; (iii) Indebtedness evidenced by the Novartis Note from time to time outstanding, which Indebtedness shall be pari passu with the Obligations, and shall not be subordinated in right of payment to the Obligations; and (iv) Indebtedness secured by Permitted Liens.
      (s) Restricted Payments. The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to make a Restricted Payment other than, so long as no Event of Default shall have occurred and be continuing, or shall result therefrom, (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Company from its stockholders; or (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is subordinated to the Obligations, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company; provided, that such newly issued Indebtedness is subordinated to the Obligations on the same terms as the Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired.
      (t) Notices. The Company shall promptly give notice to the Holder of: (i) any change in the Company or its operations that would adversely affect the interests of the Holder in any material respect; (ii) any default by the Company in its obligations under the documentation governing any Indebtedness; (iii) any breach by the Company of any other contract; (iv) any litigation involving the Company or a Subsidiary; (v) any material governmental notifications and proceedings, including approval and denial notices by the FDA; (vi) any Person which has become a 5-percent stockholder, as such term is defined for purposes of Section 382 of the IRC and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder; and (vii) any other development that causes or could reasonably be expected to cause a Material Adverse Effect.

      (u) Cancellation of Indebtedness. The Company shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices and settlement of accounts in the ordinary course of business.
      (v) Subsidiaries. Neither the Company nor any Subsidiary shall acquire or create another Subsidiary without the prior consent of the Holder, and such newly acquired or created Subsidiary shall promptly execute a Subsidiary Guaranty and a Subsidiary Security Agreement, and such other documents and such other documents and instruments as the Holder may reasonably require, and the Company or such Subsidiary acquiring or creating such new Subsidiary shall pledge the stock of the newly acquired or created Subsidiary as Collateral.
      (w) Limitation on Issuance of Equity Interests of Subsidiaries. The Company shall not sell, and shall not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Equity Interests of a Subsidiary (including options, warrants, or other rights to purchase shares of such Equity Interests) except: (i) to the Company or a wholly owned Subsidiary of the Company; or (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Equity Interests of foreign Subsidiaries, to the extent required by applicable law.
      (x) Maintenance of NOLs. Neither the Company, any Subsidiary nor any Affiliate of any thereof, shall enter into any transaction which could reasonably be expected to cause the Company, any Subsidiary or any Affiliate of any thereof to undergo an Ownership Change, other than an Excepted Transaction. For purposes of this Section 7(x), “Excepted Transaction” shall mean (a) any transaction contemplated under the Loan Agreement, this Note, the other Loan Documents, the Investment Agreement, the Registration Rights Agreement and any other certificate, instrument, agreement or other document executed or to be executed in connection therewith, and (b) any other financing transaction undertaken or to be undertaken by the Company (i) with the prior written consent of the Holder (such consent not to be unreasonably withheld or delayed), or (ii) with respect to which the Board of Directors has considered the effect of such proposed financing transaction on the availability to the Company, any Subsidiary or any Affiliate of any thereof of net operating losses or associated tax benefits pursuant to Section 382 of the IRC arising from or related to such proposed financing transaction, and obtained the advice of outside counsel or accountants that such transaction has been structured to minimize any negative effect on the availability of such net operating losses or associated tax benefits. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any change in the availability of net operating losses arising from or related to any Excepted Transactions shall not constitute a breach of or a Default or an Event of Default under this Note.
      (y) Intellectual Property. (i) The Company shall conduct continuously and operate actively its business according to good business practices, including, without limitation, maintaining all of its licenses, Patents, Copyrights, Know-How, design rights, trade names, trade secrets and trademarks and taking all actions necessary to enforce and protect the validity and enforceability of all intellectual property rights or other right included in the Company Intellectual Property.
      (ii) The Company (either itself or through licensees) will not do any act, or omit to do any act, whereby any of its Patents may become forfeited, abandoned or dedicated to the public, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (iii) The Company (either itself or through licensees) will continue to use each of its Trademarks in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (iv) The Company will not (either itself or through licensees) do any act whereby any of its Copyrights may fall into the public domain, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (v) The Company (either itself or through licensees) will not infringe the Intellectual Property rights of any other Person.

      (vi) The Company will notify the Holder immediately if it knows, or has reason to know, that any application or registration relating to any Company Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any agency, court or tribunal in any country) regarding, the Company’s ownership of, or the validity of, or the enforceability of, any Company Intellectual Property or the Company’s right to register the same or to own and maintain the same.
      (vii) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall promptly report such filing to the Holder. Upon the request of the Holder, the Company shall execute and deliver to the Holder, any and all agreements, instruments, documents, and papers as the Holder may reasonably request to evidence the Holder’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.
      (viii) The Company will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Company Intellectual Property owned by it.
      (ix) In the event that any Company Intellectual Property is infringed upon or misappropriated or diluted by a third party, the Company shall (i) take such actions as reasonably necessary to protect such Company Intellectual Property; and (ii) promptly notify the Holder after the Company learns thereof and, to the extent, in its reasonable judgment, the Company determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
      (z) Investments. The Company shall not make or permit to remain outstanding any Investments except:

(i) Investments outstanding on the date hereof and identified in Schedule 7(z)(i).

(ii) Deposit accounts with banks.

(iii) Investments in the Company or a Subsidiary.

(iv) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes.

(v) Advances to officers, directors and employers of such Person in the ordinary course of business (provided that such advances have been approved by a majority of the disinterested members of the Board of Directors).

(vi) Accounts receivable in the ordinary course of business on reasonable and customary trade terms.

(vii) Other investments in accordance with the Investment Guidelines.
      (aa) Subsidiary Indebtedness. The Company shall not permit the aggregate principal amount of Indebtedness (other than the Obligations) of its Subsidiaries at any time to exceed $1,000,000.
      (bb) Restrictive Agreements. (i) The Company shall not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (A) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; or (B) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary.

      (ii) (A) The foregoing paragraph, however, shall not apply to (x) restrictions and conditions imposed by law or by this Note, the other Loan Documents, the Investment Agreement and the other contracts, agreements and other documents entered into in connection therewith; (y) restrictions and conditions existing on the date hereof identified on Schedule 7(bb)(ii), (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (z) restrictions and conditions imposed by the Novartis Option and License Agreement and the Novartis Note as each exists on the Closing Date (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (B) Clause (A) of paragraph (i) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Note if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (y) customary provisions in leases and other contracts restricting the assignment thereof.
      (cc) Limitation on Layering. Notwithstanding the provisions of Section 7(r), the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to the Obligations, and senior in any respect in right of payment to any Indebtedness permitted under clause (iii) of Section 7(r).
      (dd) Novartis Note. The Company shall not at any time prior to the Repayment Date make any payment in cash, or permit any payment to be made in cash, under the Novartis Note, whether for principal, interest or otherwise, except as expressly permitted under, and in accordance with, the Investment Agreement.
      (ee) Clinical Trials. The Company will take all reasonable and necessary steps to pursue clinical evaluations related to the approvability or approval of product candidates including making all necessary filings with the FDA or other authority. The Company will not voluntarily cease any such material clinical evaluations without the Holder’s approval.
      (gg) SEC Filing Compliance. The Company shall file all required reports, schedules, registration statements and other documents with the SEC. Each report, registration statement, definitive proxy statement and information statement, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Company Ongoing SEC Documents”), with the SEC, (i) shall comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company Ongoing SEC Document (including the related notes and schedules thereto) shall fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders’ equity and cash flows or equivalent statements in such Company Ongoing SEC Documents (including any related notes and schedules thereto) shall fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.
      (hh) Non-Domestic Intellectual Property; Disbursement Account.
      (i) As soon as practicable after the date that the Company shall acquire any item of Non-Domestic Intellectual Property, but in no event later than the date twenty Business Days thereafter, the Company shall take all actions necessary or advisable to perfect to the maximum extent permitted or recognized under applicable law (or attain the functional equivalent of perfection of) the security interest granted to the Holder in Non-Domestic Intellectual Property constituting Collateral, other than specific items of Non-Domestic Intellectual Property reasonably requested by the Company in writing, including a description thereof in reasonable detail (including without limitation identifying information for such item, a description thereof, its location and an estimated Dollar value therefor), which the Holder reasonably consents in writing is not subject to perfection (or the functional equivalent of perfection cannot be obtained) of the security interest therein; provided, however, that any failure to so perfect during such twenty Business Day period, as may be extended pursuant to this Section 7(hh)(i), other than a failure arising from the Company or any agent of the Company failing to take any such necessary or advisable action, shall not during such period constitute an Event of Default hereunder or under any other Loan Document. Upon the perfection (or the functional equivalent of perfection) of the Holder’s security interest in an items of Non-Domestic Intellectual Property constituting Collateral, the Company shall as soon as reasonably practicable cause the delivery to the Holder of a legal opinion of its outside counsel with respect to such perfection (or functional equivalent) in form consistent, to the extent applicable, with other legal opinions delivered by the Company’s counsel under this Note and the other Transaction Documents and reasonably acceptable to the Holder. Upon written request by the Company to the Holder for consent to the non-perfection (or functional equivalent) of the security interest in any item of Non-Domestic Intellectual Property, complying with this Section 7(hh)(i), the Holder shall endeavor to deliver a determination with respect to such request within two Business Days after receipt thereof, provided, that in the event the Holder shall not render such determination within two Business Days, the twenty Business Day period during which the Borrower is otherwise obligated pursuant to this Section 7(hh)(i) to perfect the security interest in such item shall automatically be extended by the number of Business Days equal to the number of Business Days after such two Business Day period through the date the Holder renders such determination.
      (ii) Upon the written request of the Holder, the Company shall establish a deposit account, or reconstitute the Disbursement Account, as a deposit or other account in which the Holder has an ownership interest in addition to the security interest granted pursuant to the Security Documents, or such other account acceptable to the Holder and the Company, that is in either case obtainable from a reputable financial institution of recognized standing, which account shall in any case be subject to the terms and conditions governing withdrawals set forth in Section 7(b), into which the funds in the Disbursement Account shall be transferred (if such new account is separate from the Disbursement Account), and as to which all interest and other income generated by the funds deposited therein shall be owned exclusively by the Company and paid by the Bank into a separate deposit account of the Company, and which account shall thereafter be the Disbursement Account for all purposes hereunder and under the other Loan Documents.
      8.     Events of Default.
      (a) If one or more of the following events (each an “Event of Default”) occurs and is continuing, the Holder shall be entitled to exercise any or all of the remedies set forth in Section 8(b).

(i) The Company fails to pay any Obligation as and when that amount becomes due and payable.

(ii) The Company (A) fails to perform or observe any covenant or agreement contained in Sections 7(a) - (d) (other than Section 7(c) to the extent capable of cure within 10 days of such failure), Sections 7(g) - (h), Section 7(i) (with respect to inspection rights), Sections 7(j) - (k), Sections 7(m) - (o), Sections 7(q) - (y) (other than clauses (ii), (iii) and (iv) of Section 7(y) to the extent capable of cure within 10 days of such failure), and Sections 7(aa) – (hh) to be performed or observed by it; or (B) fails to perform or observe any covenant or agreement other than those referred to in Section 8(a)(i) or clause (A) of this Subsection and does not remedy the failure on or before the 10th day after it occurs.

(iii) Any representation or warranty of the Company in this Note or any other Loan Document proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or deemed to have been made; provided, however, that from and after the Final Withdrawal Date, the Company’s inability to provide the certification described in Section 7(d)(iv)(B)(2) hereof shall not constitute an Event of Default under this Note or the other Loan Documents.

(iv) Any of the Security Documents shall cease, for any reason, to be in full force and effect; or (ii) the Lien created by any of the Security Documents shall fail to constitute a Perfected Lien in the Collateral; provided, that (A) solely with respect to any individual item of Collateral having a fair market value of $25,000 (as reasonably determined by the Company in good faith and reasonably agreed to by the Holder) or less, such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default unless the Company does not remedy such failure on or before the 5th day after such failure occurs, (B) such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default if such failure results solely from any action or failure to act on the part of the Holder (following notice thereof from the Company) to maintain such Perfected Lien and which action or failure to act contravenes the provisions of this Note, the other Loan Documents or applicable law, and (C) notwithstanding anything herein or in any Loan Document to the contrary, the failure to perfect (or attain the functional equivalent of perfection of) the security interest granted to the Holder in any Non-Domestic Intellectual Property constituting Collateral prior to the date required therefor pursuant to Section 7(hh), shall not constitute an Event of Default.

(v) The Company or any Subsidiary (A) fails to pay any of its other Indebtedness as and when that Indebtedness becomes due and payable; or (B) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Indebtedness (and any cure period under such other agreement or instrument shall have expired) and, as a result of the failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any amount owing thereunder.

(vi) (A) A court enters a decree or order for relief with respect to the Company in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Company, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Company, for all or a substantial part of the property of the Company.

(vii) (A) The Company commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Company makes any assignment for the benefit of creditors; or (C) the Board of Directors adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8(a)(vii).

(viii) Any governmental authorization necessary for the performance of any obligation of the Company under this Note or the Loan Documents, or the consummation of the Proposed Transactions, is not or fails to remain valid and subsisting in full force and effect.

(ix) Any governmental authority or court takes any action that, in the determination of the Holder could have a Material Adverse Effect on the Company.

(x) One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment.

(xi) The Company sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other Person without the prior written consent of the Holder.

(xii) The Common Stock is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, The Nasdaq Stock Market, The Nasdaq SmallCap Market, The New York Stock Exchange, The American Stock Exchange or is not eligible for trading on the OTC Bulletin Board for an aggregate of 10 Trading Days in any 9 month-period.

(xiii) There shall have occurred and be continuing an “Event of Default” (as such term is defined in the Novartis Note) under the Novartis Note.

      (b) If any Event of Default occurs and is continuing, the Holder may, by notice to the Company, (i) declare the obligations of the Holder hereunder to be terminated, whereupon those obligations shall terminate; and (ii) declare all amounts payable hereunder or under the Loan Documents by the Company that would otherwise be due after the date of termination to be immediately due and payable, whereupon all those amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Company; provided, however, that if any event of a kind referred to in Section 8(a)(vi) or Section 8(a)(vii) occurs, the obligations of the Holder hereunder shall immediately terminate, and all amounts payable hereunder by the Company that would otherwise be due after the occurrence of that event shall become immediately due and payable without any such notice or other formality waived by the Company in this Section.
      (c) Right of Setoff. If any amount payable hereunder is not paid as and when due, the Company authorizes the Holder and each Affiliate of the Holder to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker’s Lien, counterclaim or otherwise, against any assets of the Company in any currency that may at any time be in the possession of the Holder or that Affiliate, at any branch or office, to the full extent of all amounts due and payable to the Holder hereunder.
      (d) Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.
      9.     Governing Law. This Note shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the law of the State of New York.
      10.     Jurisdiction. (a) The Company irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in respect of any action or Proceeding relating in any way to this Note or any Note (a “Proceeding”). The Company irrevocably appoints CT Corporation System, which currently maintains a New York City office situated at 111 Eighth Ave., 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any Proceeding. So long as the Company has any obligation under this Note, it will maintain a duly appointed agent in New York City acceptable to the Holder for the service of such process or summons and, if it fails to maintain such an agent, any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the Company at its address for notices hereunder.
      (b) The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.
      (c) The Company further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Note or any other Loan Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

      11.     Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(a) If to the Company, to:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: Chief Executive Officer
Phone: (914) 347-2220
Fax: (914) 347-2498
Email: mgoldberg@emisphere.com

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Fax: (617) 289-0413

(b) If to the Holder, to:

MHR Institutional Partners IIA LP
c/o MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attn: Doron Lipshitz, Esq.
Brett Lawrence, Esq.
Phone: (212) 806-5400
Fax: (212) 806-6006
Email: dlipshitz@stroock.com
blawrence@stroock.com
Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.
      12.     Waivers. No failure or delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the Holder. No waiver of any such right shall be deemed a waiver of any other right hereunder.

      13.     Amendment. This Note may be amended only by an instrument in writing executed by the parties hereto.
      14.     Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note, and upon the execution and delivery by the Holder to the Company of an affidavit in form and substance reasonably acceptable to the Company attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Company indemnifying and holding the Company harmless from and against any liability or damages arising therefrom, the Company shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.
      15.     Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.
      16.     Survival. The obligations of the Company under Section                     shall survive the full repayment and the cancellation of this Note and the termination of the other obligations of the Company hereunder.
      17.     Successors and Assigns. This Note shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto and their respective successors and permitted assigns.
      18.     Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.
      19.     Nature of Obligations. The Obligations under this Note, all other 11% Senior Secured Convertible Notes issued by the Company in a form substantially similar to this Note pursuant to the Investment Agreement and the other Loan Documents referred to herein and therein are executed and delivered in substitution for, but not in satisfaction of, the obligations under the Loan Agreement and the Loan Documents referred to therein (collectively, the “Precedent Obligations”) and this Note shall not constitute a refinancing, substitution or novation of the Precedent Obligations.
[The Remainder of This Page is Intentionally Left Blank]

      IN WITNESS WHEREOF, the Company has caused this Note to be signed and to be dated the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.

By:

Name:
Title:
Agreed and Assented to by Holder:
[Name of Holder]

By:

Name:
Title:

ANNEX E
INVESTMENT AND EXCHANGE AGREEMENT
      THIS AGREEMENT (this “Agreement”) is made as of September 26, 2005, by and between Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and (i) MHR Capital Partners (500) LP, a Delaware limited partnership, (ii) MHR Capital Partners (100) LP, a Delaware limited partnership, (iii) MHR Institutional Partners II LP, a Delaware limited partnership and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (collectively, and including any of their respective Affiliates (as defined below), the “Investor”).
      WHEREAS, the Investor has agreed to make a loan (the “Secured Loan”) to the Company in principal amount of $15,000,000 (the “Loan Amount”) on the date hereof pursuant to a Senior Secured Term Loan Agreement, dated as of September 26, 2005 (the “Loan Agreement”);
      WHEREAS, if the Company obtains the requisite approvals of its stockholders, the Investor shall have the right to exchange the Secured Loan into a 11.00% Senior Secured Convertible Note of the Company (the “Convertible Note”), upon the terms and conditions hereafter provided;
      WHEREAS, the parties agree that the Investor shall have the right to designate, at its option, up to two directors and/or board observers to the Board of Directors of the Company upon the terms and conditions hereafter provided; and
      WHEREAS, contemporaneously with entering into this Agreement, the parties are entering into a Registration Rights Agreement providing for registration rights with respect to various securities of the Company owned by the Investor and its Affiliates on the date hereof or that may be held by the Investor or issued by the Company at any time after the date hereof in accordance with and pursuant to the terms of the Registration Rights Agreement.
      NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
      1.     Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (ii) who is a director or officer (A) of such Person, (B) of any Subsidiary of such Person, or (C) of any Person described in clause (i) above with respect to such Person, or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Contract” means any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

“DGCL” means Title 8, Chapter 1 of the Delaware Code, as amended.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such effects affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the Investor’s express written consent or in accordance with the express written instructions of the Investor or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of this Agreement or the Loan Agreement; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect), shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“NASD” means the National Association of Securities Dealers.

“Note” means the $15,000,000 Senior Secured Note issued by the Company and payable to the order of the Investor, dated the Closing Date (as defined in the Loan Agreement) and substantially in the form of Exhibit A to the Loan Agreement.

“Novartis” means Novartis Pharma AG, a company registered in Switzerland.

“Novartis Agreement” means the Research Collaboration Option and License Agreement by and between the Company and Novartis, dated as of December 1, 2004, a true and complete copy of which is attached hereto as Exhibit M.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated association or government, or any political subdivision, department or agency of the government.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, between the Company and the Investor.

“Stockholders” means, with respect to any Person, each holder of Equity Interests (as defined in the Loan Agreement) of such person.

“Subsidiary” means, (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

“Transaction Documents” means this Agreement, the Loan Agreement, the Note, the Convertible Note, the Registration Rights Agreement, the Security Agreement and any other documents that are executed and delivered in connection with the transactions contemplated thereby.

“Warrants” means Warrant No. A3, dated March 31, 2005, issued by the Company to MHR Capital Partners (100) LP and Warrant No. A4, dated March 31, 2005, issued by the Company to MHR Capital Partners (500) LP.
      2.     The Transactions
      (a) The Secured Loan. Subject to the terms and conditions set forth in this Agreement and the Loan Agreement attached hereto as Exhibit A, the Investor agrees to lend the Company the Loan Amount on the date hereof pursuant to the Loan Agreement.
      (b) Stockholders’ Meeting. (i) As soon as practicable, but no later than 90 days after the date hereof, the Company shall hold a special meeting of its Stockholders (the “Special Meeting”) for the purpose of obtaining Stockholder approval (the “Stockholder Approval”) of (A) the issuance and sale to the Investor of the Convertible Note in exchange for the Secured Loan (including interest) pursuant to the terms and conditions of the Transaction Documents, (B) the issuance to the Investor of the Common Stock into which the Convertible Note (including interest) is exchangeable pursuant to the terms and conditions of the Transaction Documents, (C) the amendment of the Company’s Restated Certificate of Incorporation, in form and substance satisfactory to the Investor, the form of which is attached hereto as Exhibit G, (D) the election of the Investor Nominee and any other directors to the Board of Directors in accordance with Section 3 hereof, and (E) any other proposal required for the consummation of all the transactions contemplated by the Transaction Documents (collectively, the “Proposals”).
      (ii) The Company shall (A) use its best efforts to solicit from its Stockholders proxies in favor of the approval of the Proposals, including recommendation by the Board to the Stockholders to vote in favor of all the Proposals; provided, however, that the Company shall not be obligated to make a payment to any of its stockholders for the purpose of obtaining such stockholder’s proxy in favor of the approval of the Proposals, and (B) take any and all other action reasonably necessary or advisable to secure the affirmative vote of its Stockholders required by the DGCL, the Transaction Documents and the rules and regulations of the NASD to obtain such approvals.
      (iii) The Investor shall, and shall cause its Affiliates to, vote all shares of Common Stock held by it, or for which it holds proxies, in favor of the Proposals. Thereafter, the Investor shall have no further obligation pursuant to this Agreement to vote any shares of Common Stock held by it, or for which it holds proxies, in favor of any other proposals of the Board of Directors.
      (c) Preparation of Proxy Statement and Board and Stockholder Action. (i) Not later than the fifteenth Business Day after the date hereof, the Company shall, in cooperation with the Investor and its advisors, prepare and, unless the Investor objects in writing, file with the Commission preliminary proxy materials (together with any amendments thereof and any supplements thereto, the “Proxy Statement”), seeking the Stockholder Approval of the Proposals. The Proxy Statement shall comply as to form and substance in all material respects with the applicable provisions of the Exchange Act. The Company shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect to the Proxy Statement and to cause the definitive Proxy Statement to be filed with the Commission and to be mailed to its Stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify the Investor upon the receipt of any written or oral comments from the Commission or its staff or any written or oral request from the Commission or its staff for amendments or supplements to the Proxy Statement and shall provide the Investor with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission and its staff, on the other hand, with respect thereto. The Investor shall reasonably and promptly provide any information or responses to comments, or other assistance, reasonably requested in connection with the foregoing. Prior to filing or mailing the Proxy

Statement (or any amendment or supplement thereto) or responding to any comments of the Commission with respect thereto (orally or in writing), the Company (A) shall provide the Investor and its counsel an opportunity to review and comment on such document or response and (B) shall give reasonable consideration to all comments proposed by the Investor or its counsel. The Company shall also (A) notify the Investor promptly of any communications (written or oral) from and give the Investor advance notice of any communications it initiates with the NASD or its staff in connection with the Special Meeting or the transactions contemplated hereby and by the other Transaction Documents, (B) provide the Investor and its counsel opportunity to review and consider all such communications and responses thereto and (C) give reasonable consideration to all such comments proposed by the Investor or its counsel.
      (ii) The Company shall promptly and duly call, give notice of, convene and hold, the Special Meeting and take all other necessary actions so that, as promptly as practicable following the mailing of the Proxy Statement, the Special Meeting for the purpose of obtaining the Stockholder Approval is held. The Board of Directors shall recommend the Stockholder Approval and include in the Proxy Statement such recommendation.
      (iii) The information supplied by the Investor for inclusion in the Proxy Statement shall not, at (A) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Stockholders and (B) the time of the Special Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Special Meeting, any event or circumstance relating to the Investor, or its officers or directors, should be discovered by the Investor which should be set forth in an amendment or a supplement to the Proxy Statement, the Investor shall promptly inform the Company.
      (iv) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (A) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Stockholders and (B) the time of the Special Meeting contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Special Meeting, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Investor.
      (d) Exchange of Secured Loan for Convertible Note. (i) At any time on or after the date the Stockholder Approval of the Proposals is obtained, the Investor shall have the right, but not the obligation, to exchange the Secured Loan, in whole but not in part, into the Convertible Note in the form attached hereto as Exhibit B (the “Exchange”). Prior to the Exchange, the Investor shall provide written notice to the Company (the “Exchange Notice”) indicating the date on which the Exchange shall occur (the “Exchange Date”), which date shall be no less than 10 Business Days after delivery of the Exchange Notice. Upon receipt of the Exchange Notice, the Company may deliver the Convertible Note to the Investor at any time on or before the proposed Exchange Date; provided, however, that if the Company delivers the Convertible Note less than five Business Days before the proposed Exchange Date, the Investor shall have five Business Days after its receipt of the Convertible Note to consummate the Exchange. If the Investor determines that the conditions precedent to the Exchange have not been met, the Exchange Notice shall be deemed to be null and void. The Convertible Note shall have a principal amount equal to (A) the Loan Amount plus (B) an amount equal to all accrued but unpaid interest thereon at the Interest Rate (as defined in the Loan Agreement), compounded monthly, from the date hereof through the Exchange Date.
      (ii) The Exchange shall be consummated only upon the satisfaction or waiver by the Investor on or prior to the Exchange Date of the following conditions:

(A) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in the Investment Agreement and in all certificates and documents delivered by the Company or any of its Subsidiaries in connection with the Investment Agreement that are qualified as to “materiality,” “Material Adverse Effect” or “Material Adverse Event” shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Exchange Date as though made on and as of the Exchange Date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date).

(B) Performance of Obligations of the Company. The Company shall have performed in all material respects each of the obligations required to be performed by it under the Transaction Documents on or prior to the Exchange Date.

(C) Consents. The Company shall have obtained all the consents or approvals of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party in connection with the due authorization, issuance and execution of the Convertible Note.

(D) Regulatory Consents. All actions by or in respect of, or filings with, any court or governmental entity required to permit the consummation of the issuance and execution of the Convertible Note shall have been taken, made or obtained.

(E) Litigation. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the issuance and execution of the Convertible Note or would have the effect of requiring the Investor to agree to pay or pay at any time any material amounts and no governmental entity shall have instituted any proceeding seeking any such order.

(F) No Breach Under Other Indebtedness of the Company. There shall not be (either immediately prior to, or after giving effect to, the Exchange and the issuance of the Convertible Note) any breach or violation of, or a default under (with or without notice, lapse of time or both), any Indebtedness (as defined in the Convertible Note) of the Company.

(G) Closing Deliveries. The Company shall have (i) executed and delivered to the Investor the Convertible Note, (ii) executed and delivered to the Investor a certificate, dated as of the Exchange Date, from the Chief Executive Officer or the Chief Financial Officer of the Company confirming that (x) the representations and warranties of the Company contained in the Transaction Documents are true and correct on and as of the Exchange Date with the same force and effect as though such representations and warranties had been made on and as of the Exchange Date, other than those representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and (y) all agreements, covenants, obligations and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by the Company at or prior to the Exchange Date have been performed and complied with; and (iii) caused to be delivered to the Investor an opinion of Brown Rudnick Berlack Israels LLP, outside counsel to the Company, dated as of the Exchange Date and substantially in the form attached hereto as Exhibit J.

(H) Blue Sky. The Company shall have received any and all material state securities and “blue sky” permits and approvals necessary to permit the issuance and execution of the Convertible Note.

(I) Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

      (iii) The obligation of the Company to effect the Exchange shall be subject to the satisfaction or waiver on or prior to the Exchange Date of the following conditions:

(A) Representations and Warranties of the Investor. Each of the representations and warranties of the Investor set forth in the Transaction Documents and in all certificates and documents delivered by the Investor in connection with the Transaction Documents that are qualified as to “materiality,” “Material Adverse Effect” or “Material Adverse Event” shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Exchange Date as though made on and as of the Exchange Date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date).

(B) Performance of Obligations of the Investor. The Investor shall have performed in all material respects each of the obligations required to be performed by it under this Agreement on or prior to the Exchange Date.

(C) Closing Deliveries. The Investor shall have delivered to the Company the Convertible Note to the order of the Company.

      3.     Board Representation Rights. (a) The Investor shall have the right as of the date hereof to designate, at its option, by notice to the Company prior to or after the date hereof, (i) one director (the “Investor Nominee”) and (ii) one observer (the “Investor Observer”) to the Board of Directors and as of the date hereof the Board of Directors has elected one Investor Nominee and appointed one Investor Observer, as previously requested in writing by the Investor, pursuant to a valid resolution that has not been amended or revoked, a true and complete copy of which is attached hereto as Exhibit H. In addition, the Investor and the Board of Directors shall promptly select an independent director mutually agreed upon by the Company and the Investor (the “Mutual Director”) to serve on the Board of Directors. In the event that the Mutual Director has not been selected on or prior to the date hereof, then the Board of Directors and the Investor shall use their best efforts to agree to appoint a Mutual Director as soon as practicable after the date hereof. Except as provided in the Company’s Certificate of Incorporation on the date hereof (a true and complete copy of which has been provided to the Investor prior to the execution of this Agreement), any Investor Nominee or the Mutual Director, as the case may be, may be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, however; that any vacancy on the Board of Directors created as a result of the resignation, removal or other discontinuation of service as a member of the Board of Directors of any Investor Nominee shall be filled by an individual who shall have been (i) designated by the Investor Nominee prior to the effectiveness of such vacancy, other than in the case of removal of the Investor Nominee for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and the Investor, in the case of removal of the Investor Nominee for cause; provided, further, that the foregoing vote requirement shall be of no further force and effect on or after the date that the Investor’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation (the “Outstanding Stock”), which Outstanding Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation; provided, further, that the Mutual Director shall only be replaced by an individual who shall have been nominated or approved in writing by both a majority of the Board of Directors and the Investor. Notwithstanding anything contained herein to the contrary, the Investor’s right to nominate an Investor Nominee or Mutual Director, or designate an Investor Observer, shall terminate after the date that the Investor’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the Outstanding Stock.
      (b) The Company shall use its best efforts to fulfill its obligations under this Section 3, and shall take all necessary and desirable actions to cause the nomination and election of any Investor Nominee and the Mutual Director as a director at the Special Meeting and at any subsequent Stockholders’ meeting, including, without limitation, to (i) call a special meeting of the Board of Directors, (ii) call a special meeting of the Stockholders and (iii) recommend to the Stockholders to vote in favor of the election of the Investor Nominee(s) and the Mutual Director at the Special Meeting, or any other meetings of the Stockholders, to the class of directors that was most recently elected by the Stockholders or appointed by the Board of

Directors, as the case may be, to the Board of Directors; provided, however, that the Company shall not be obligated to make a payment to any of its stockholders for the purpose of obtaining such stockholder’s proxy in favor of the approval of the Proposals.
      (c) The Investor Observer shall be permitted to attend all meetings of the Board of Directors, including all committees thereof, solely in a non-voting capacity and, in connection therewith, the Company shall give such Investor Observer copies of all notices, written materials and other information (including, without limitation, advance notice of any committee meetings and copies of meeting minutes) given to members of the Board of Directors in connection with such meetings contemporaneously with any transmission, circulation or delivery of such materials and information to the directors, and if the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company shall give written notice thereof to each such Investor Observer contemporaneously with any transmission, circulation or delivery of such written consent to the directors; provided, however, that if the Board of Directors, based on the advice of outside legal counsel, determines that, with respect to a specific matter to be included on the agenda for the next meeting of the Board of Directors or any committee thereof, that the disclosure of information directly related to such matter and required to be discussed at such meeting (the “Privileged Information”) to the Investor Observer would adversely affect the attorney-client privilege in effect at such time between the Board of Directors and its counsel, then the Board of Directors may withhold solely the Privileged Information from the Investor Observer and shall otherwise permit the Investor Observer to (i) participate in the portions of the meeting of the Board of Directors or any committee thereof that do not include discussions of the Privileged Information and (ii) receive any other information that the Investor Observer would be entitled to receive. Except as specifically provided in the prior sentence, the Investor Observer may participate in discussions of any and all matters brought to the Board of Directors.
      4.     Registration Rights Agreement. Contemporaneously with the execution of this Agreement and in connection with the transactions contemplated by the Transaction Documents, the Company and the Investor are entering into the Registration Rights Agreement attached hereto as Exhibit C.
      5.     Antidilution Rights. The Warrants beneficially held by the Investor shall include antidilution rights as reflected in the Amendment to Warrant attached hereto as Exhibit D.
      6.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof, as of the Exchange Date and as of any other date specified in the following clauses (a) through (m), if any:

(a) Organization, Good Standing and Qualifications. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance by the Company of the Transaction Documents and its obligations thereunder have been duly authorized, and the Transaction Documents and each other document or agreement to be executed by the Company in connection with the execution, delivery and performance of the Transaction Documents will each constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) Issuance of Securities; Board Approval. (i) The Convertible Note and the Common Stock into which the Convertible Note may be converted, when so issued and delivered by the Company, will have been (A) duly and validly authorized, issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever, and no person will have any preemptive right of subscription, purchase or share issuance in respect thereof and (B) free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws. The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Convertible Note in accordance with the Transaction Documents.

(ii) Effective as of the date hereof, the Board of Directors has (i) approved and declared advisable each of the transactions contemplated by the Transaction Documents and (ii) taken all other corporate action necessary to consummate each of the transactions contemplated by the Transaction Documents, including, but not limited to, the nomination and election of directors in accordance with Section 3 hereof. A true and complete copy of the resolutions of the Board of Directors that has not been amended or revoked is attached hereto as Exhibit E.

(iii) Effective as of the date hereof, the Board of Directors has amended the Bylaws of the Company to provide, among other things, that a quorum of the Board of Directors shall be the majority of directors.

(d) Governmental Filings; No Registration. Other than filings pursuant to federal and state securities laws or filings required to be made with the NASD or Nasdaq directly related to the execution and delivery of the Transaction Documents, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any court or governmental or regulatory or self-regulatory entity in connection with the execution and delivery of the Transaction Documents by it.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company do not, and the performance by the Company of its obligations contemplated thereunder will not,

(i) violate or contravene any provision of the Company’s Restated Certificate of Incorporation or Bylaws or similar organizational documents of the Company;

(ii) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract that is material to and binding upon the Company or any of its Subsidiaries or any change in the rights or obligations of any party under any of such Contracts;

(iii) except pursuant to the Transaction Documents, require the Company or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or

(iv) violate, contravene or conflict with any award, judgment, decree or other order of any governmental entity (each, an “Order”), any statute, law, rule, regulation or other requirement of any governmental entity in the United States or elsewhere (each, a “Law”) or any permit, license, registration or other approval or authorization of any governmental entity applicable to the Company.

(f) State Takeover Statutes Inapplicable. The Board of Directors has taken all action necessary so that Section 203 of the DGCL is inapplicable to any of the transactions contemplated hereby or by the Transaction Documents, including execution of the Loan Agreement, issuance of the Convertible Note, and issuance of any shares of Common Stock upon conversion of the Convertible Note. No other Takeover Statute is applicable to any of the transactions contemplated hereby or by the other Transaction Documents including execution of the Loan Agreement, issuance of the Convertible Note, issuance of any shares of Common Stock upon conversion of the Convertible Note.

(g) No Fees. Other than W.R. Hambrecht, no investment banker, financial advisor, consultant or other intermediary is entitled to any fee or commission from the Company or any of its Subsidiaries for services rendered in connection with the transactions contemplated by the Transaction Documents.

(h) Expenses. Notwithstanding anything to the contrary contained in the reimbursement letter or agreement between the Company and any counsel to the Investor, all the fees and expenses of the Investor, including fees and expenses of all counsel to the Investor and accounting fees, incurred and billed separately on or prior to the date hereof, have been paid by the Company.

(i) Rights Agreement Waiver. The Company has irrevocably taken all necessary action, including, without limitation, amending the Rights Agreement, dated as of February 23, 1996 and restated with amendments on June 7, 2001, between the Company and Mellon Investor Services, LLC (as Rights Agent) (the “Rights Agreement”), with respect to all of the outstanding rights issued pursuant to the Rights Agreement (the “Rights”), (i) to render the Rights Agreement inapplicable to this Agreement and any Transaction Documents and the transactions contemplated hereby and thereby, (ii) to ensure that the Investor or any of its Affiliates are not deemed to be an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement, (iii) to ensure that the Stockholders are not entitled to receive Rights by reason of the execution and delivery of this Agreement and the other Transaction Documents or the consummation of any of the transactions contemplated hereby and thereby and (iv) so that the Company will have no obligations under the Rights or the Rights Agreement in connection with this Agreement, the Loan Agreement, the Exchange, the Convertible Note and the other Transaction Documents and the transactions contemplated hereby and thereby and the holders of shares of Common Stock will have no rights under the Rights or the Rights Agreement in connection with the any of the transactions contemplated hereby and by the Transaction Documents. The Rights Agreement, as so amended, has not been further amended or modified. True and complete copies of all such amendments to the Rights Agreement have been provided to the Investor prior to the execution of this Agreement.

(j) Vote Required. The only vote of holders of any class or series of capital stock of the Company necessary to approve the Proposals is the affirmative vote of the holders of the majority of the outstanding shares of Common Stock in favor of the Proposals.

(k) Information Provided for DGCL Opinion. The information provided by the Company to Richards Layton & Finger, P.A. (“Richards Layton”), in connection with the delivery of its opinion regarding certain DGCL issues to the Board of Directors of the Company (the “Opinion”), was true, complete and accurate in all material respects as of the date such information was furnished to Richards Layton and is true, complete and accurate in all material respects as of the date hereof, and the Company has no other information that could reasonably be expected to affect the information provided by the Company or the use of such information in connection with the preparation and delivery of the Opinion.

(l) Proxy Statement. The Proxy Statement filed with the Commission shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time of (i) the filing of the preliminary Proxy Statement with the Commission, (ii) mailing the definitive Proxy Statement to the Stockholders, and (iii) the Special Meeting. Notwithstanding the foregoing, the representation and warranty made in this Section 6(l) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Investor with respect to the Investor expressly for use in the Proxy Statement or any amendment thereof.
      7.     Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that as of the date hereof (if applicable) and as of the Exchange Date (if applicable):

(a) Authorization. The execution, delivery and performance by it of the Transaction Documents and its obligations thereunder have been duly authorized; and the Transaction Documents and each other document or agreement to be executed by the Investor in connection with the execution, delivery and performance of the Transaction Documents shall, in each case constitute a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(b) Investment Intent. The Investor is acquiring the Convertible Note issuable pursuant to the Exchange solely for its own account and not with a view to, or for resale in connection with, any distribution thereof.

(c) Investor Sophistication. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Investor has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits, risks and consequences of an investment in the Convertible Note and the Investor is able to bear the economic risk of loss of this investment.

(d) Share Ownership. As of the date of this Agreement, Investor owns 3,250,000 shares of Common Stock.

(e) Information Provided for DGCL Opinion. The information provided by the Investor to Richards Layton regarding the Investor’s ownership of shares of Common Stock, in connection with the delivery of the Opinion, was true, complete and accurate in all material respects as of the date such information was furnished to Richards Layton and is true, complete and accurate in all material respects as of the date hereof, and the Investor has no other information regarding such ownership of shares of Common Stock that could reasonably be expected to affect the information provided by the Investor or the use of such information in connection with the preparation and delivery of the Opinion.

(f) No Fees. Except for fees and expenses of counsel to the Investor, including Stroock and Richards Layton, payable in accordance with Sections 6(h) and 8 of this Agreement, no investment banker, financial advisor, consultant or other intermediary is entitled to any fee or commission from the Company or any of its subsidiaries for services rendered on behalf of the Investor in connection with the transactions contemplated by the Transaction Documents.

(g) Restricted Securities. The Investor agrees that, at the time of issuance, the Convertible Note to be issued to the Investor hereunder will not be registered under the Securities Act or qualified under any state securities laws. Such securities are being issued on the basis that the Exchange and the issuance by the Company of the Convertible Note to the Investor are exempt from registration under the Securities Act and from applicable state securities laws. The Investor agrees that the reliance by the Company on such exemptions is predicated, in part, on the Investor’s representations and warranties and other agreements set forth in this Agreement. The Investor acknowledges and agrees that each certificate representing the Convertible Note issued in the Exchange shall bear substantially the following legend, as applicable:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, (ii) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (iii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

THIS SECURITY IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT AND THE INVESTMENT AND EXCHANGE AGREEMENT BOTH ENTERED INTO AS OF THE TH DAY OF , 2005, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITY UPON WRITTEN REQUEST.
      8.     Transaction Expenses. The Company shall pay all charges and expenses relating to the transactions contemplated by the Transaction Documents, including fees and expenses of legal advisors and accountants incurred by the Company and the Investor and their expenses incurred in connection with the negotiation, structuring, preparation and review of the Transaction Documents and documents related thereto and the preparation, review or making of filings and mailings of the Proxy Statement and obtaining of any approvals from any governmental entity or under any Law.
      9.     Warrant Amendment; Option to Purchase Warrants.
      (a) The Investor and the Company agree to amend the terms and conditions of the Warrants in accordance with the Form of Warrant Amendment attached hereto as Exhibit I.
      (b) On any date more than 45 days after the Closing Date, the Investor shall have the option at any time to purchase from the Company, in whole or in part, and the Company shall sell to the Investor, warrants to purchase up to 550,127 shares of Common Stock, at $1.00 per warrant, allocated among the Investor and its Affiliates as indicated in writing in the Investor’s notice to elect to purchase such warrants. Such warrants shall have terms and conditions that are in accordance with the Form of Post-Closing Warrant attached hereto as Exhibit K. Within two (2) Business Days following the date of the Company’s receipt of the Investor’s notice to elect to purchase such warrants, the Company shall deliver to the Investor (i) the warrants and (ii) an opinion of Brown Rudnick Berlack Israels LLP, outside counsel to the Company, dated as of the date of such delivery and substantially in the form attached hereto as Exhibit L.
      10.     Novartis Payment.
      (a) In the event that the following shall occur:

(1) Novartis does not exercise the Option (pursuant to and as defined in the Novartis Agreement) solely as a result, directly or indirectly, of the failure by the Company to perform its obligations under the Novartis Agreement in accordance therewith;

(2) the Option Fee (as defined in the Novartis Agreement), together with any other fees payable pursuant to Sections 2.2 or 10.5 of the Novartis Agreement (taken together, the “Novartis Payment”), becomes due and payable; and

(3) immediately after making the Novartis Payment in full and without obtaining or receiving any funds from any third party prior to such payment, the Company would have less than $7.5 million in cash on hand, calculated as of the date of termination of the Novartis Agreement;
then immediately upon the Company having knowledge that the events in clauses (i), (ii) and (iii) above have occurred, and in any event prior to the Company paying all or any portion of the Novartis Payment, the Company shall provide the Investor written notice to such effect, which notice shall also state the date of termination of the Novartis Agreement and the deadline for payment of the Option Fee pursuant to the Novartis Agreement (“Novartis Payment Deadline”). During the period ending 15 Business Days after receipt of such notice, the Investor shall in its sole discretion have the right, but not the obligation, to enter into a loan agreement with the Company (the “Novartis Payment Loan”) subject to the following conditions:

(i) all the terms and conditions of the Novartis Payment Loan shall be substantially similar to the Loan Agreement, the related Convertible Note and any other Transaction Documents, as applicable for the purposes of updating such documents; provided, however, that the conversion price of the convertible note pursuant to the Novartis Payment Loan shall be the lesser of (x) the dollar value of the Conversion Price (as defined in the Convertible Note, a copy of which is attached here to as Exhibit B) and (y) 110% of the average closing price of the Common Stock for the five Trading Days prior to the closing date of the Novartis Payment Loan; and

(ii) in the event that any consent or approval, including of Stockholders, shall be required in connection with the provision of the Novartis Payment Loan, the Company shall use its best efforts to obtain such consent or approval, including Stockholders’ approval.
      (b) In the event that the Investor decides not to exercise its right to enter into the Novartis Payment Loan, it shall provide written notice to the Company to such effect, and the Company may thereafter make the Novartis Payment (including by obtaining financing, as permitted by the Loan Agreement, the Convertible Note or this Agreement, as the case may be, from any third party necessary to make such payment) in accordance with the Novartis Agreement, and such payment (and such financing, if any) shall not constitute an Event of Default (pursuant to and as defined in the Loan Agreement or the Convertible Note, as the case may be); provided, however, that if such financing to be provided by a third party shall be on terms and conditions, including without limitation interest rate, term and conversion price, that are better for the financing party than those proposed pursuant to subparagraph (a)(i) above, the Company shall, on or prior to 15 Business Days prior to the Novartis Payment Deadline, provide written notice to the Investor of all material terms and conditions of such third party proposal, and the Investor shall have 10 Business Days thereafter to provide the Company written notice as to whether or not it would provide financing to the Company on terms and conditions substantially similar to those offered by such third party and following such notice the Company shall only enter into a financing transaction with the Investor. In the event that immediately after making the Novartis Payment in full and without obtaining or receiving any funds from any third party prior to such payment the Company has an aggregate amount of cash on hand equal to or exceeding $7.5 million, calculated as of the date of termination of the Novartis Agreement, then the Company may thereafter make the Novartis Payment (including by obtaining financing, as permitted by the Loan Agreement, the Convertible Note or this Agreement, as the case may be, from any third party necessary to make such payment) in accordance with the Novartis Agreement, and such payment (and such financing, if any) shall not constitute an Event of Default (pursuant to and as defined in the Loan Agreement or the Convertible Note, as the case may be); provided, however, that any financing by a third party other than the Investor shall be subject to the preceding sentence including without limitation the proviso contained therein.
      (c) The Company shall not enter into, or agree to amend, supplement, modify or otherwise change, any agreement, instrument, commitment, understanding or arrangement that would adversely affect the ability of the Company to perform its obligations herein or the ability of the Investor to enter into the Novartis Payment Loan in accordance with the terms contained in this Section 10.
      11.     Miscellaneous.
      (a) Governing Law; Jurisdiction. This Agreement shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the laws of the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York located in the Southern District of the State of New York solely in respect of any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices below or in such other manner as may be permitted by law shall be valid and sufficient service thereof. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.
      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      (c) Entire Agreement. This Agreement, the Loan Agreement, the Note, the Convertible Note, the Registration Rights Agreement and the Security Agreement (in each case, including any schedules and exhibits hereto and thereto), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS), NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
      (d) Severability. In case any provision of this Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
      (e) Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(i)	If to the Company, to:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: Chief Executive Officer

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Fax number: (617) 289-0413
Attention: Timothy C. Maguire, Esq.

(ii)	If to the Investor, to:

MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Fax number: (212) 806-6006
Attention: Doron Lipshitz, Esq.
Brett Lawrence, Esq.
Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
      (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
      (g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by the Transaction Documents.
      (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, the Investor may assign its rights hereunder to any of its Affiliates, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld.
      (i) Survival. The parties agree that the covenants and agreements contained in this Agreement and the representations and warranties of the parties contained in Sections 6 and 7 shall survive indefinitely, notwithstanding any due diligence investigation conducted by or on behalf of the Investor. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Investor may have under applicable U.S. federal or state securities laws.
      (j) Indemnification. The Company (the “Indemnifying Party”) shall indemnify, defend and hold harmless to the fullest extent permitted by law the Investor and the Investor’s Affiliates and each of their respective officers, directors, managers, partners, stockholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act (each, an “Indemnified Party”), from and against, and shall promptly reimburse each Indemnified Party for, all demands, claims, actions or causes of action (whether or not the Indemnified Party is a party thereto), assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, court costs and reasonable attorneys’ fees and expenses (including, without limitation, reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses in connection with any action, suit or proceeding, including those incurred upon any appeal), joint or several, arising or resulting from or in connection with (x) any misrepresentation or any breach of any warranty, covenant or agreement contained in this Agreement or in any of the other Transaction Documents, (y) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by the Investor or any of its controlled Affiliates, (z) the Investor’s holding a lien on the assets of the Company or its Subsidiaries in accordance with the Security Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to any of the collateral documents in accordance with the terms thereof with respect to such lien, or any actions or failures by the Company to act with respect to any of the foregoing, (xx) any performance by the Investor of its obligations in accordance with the terms of the Transaction Documents (collectively, “Indemnified Liabilities”), except that any such Indemnified Liability shall be reduced in proportion to the amount (finally determined by a court of competent jurisdiction) to be attributable to such Indemnified Party’s gross negligence, bad faith, or willful misconduct. The rights of the Indemnified Parties under this Section 11(j) shall be in addition to (a) any cause of action or similar right of any Indemnified Party against the Company or other persons, or (b) any liabilities the Company or any of its Subsidiaries may be subject to pursuant to any applicable law. In the event that the transactions described herein are not consummated, or are otherwise modified or prevented in any way, other than in accordance with Section 11(n) hereof, the provisions of this Section 11(j) shall remain and continue to be valid, legally binding and in full force and effect.
      (k) Third Party Beneficiaries. Except as provided in Sections 6(h) and (i), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that each of the parties hereto acknowledges and agrees that MHR Fund Management LLC, an

Affiliate of the Investor, shall have the right to act on behalf of the Investor for the purposes of this Agreement and in connection with any of the transactions contemplated hereby at any time and from time to time.
      (l) Future Subsidiaries. In the event that on or after the date hereof, the Company forms or acquires any Subsidiary(ies), then the terms and conditions of this Agreement, including without limitation any representation, warranty, covenant or agreement contained in this Agreement that shall apply to the Company on or after the date hereof, shall also apply to such Subsidiary(ies).
      (m) Publicity. The Company and the Investor each shall consult with each other prior to issuing any press releases or making any public statement with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby and, shall not issue any such press release or make any such public statement with respect thereto unless the text of the statement shall first have been agreed to by the parties hereto.
      (n) Amendments; Waivers. This Agreement may be amended or modified only by a written agreement signed by each of the Company and the Investor. No provision of this Agreement may be waived except pursuant to a writing signed by each of the Company and the Investor.
      (o) Rules of Construction. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises. For purposes of this agreement “knowledge” shall mean, when applied to a natural person, that such individual has or at any time had (i) actual knowledge of the item or matter, (ii) constructive knowledge of the item or matter, either by operation of law or because the individual, by responsibility or position, should have conducted a reasonable inquiry which, if performed, would have likely resulted in such individual gaining actual knowledge of the item or matter, or (iii) received written notice of the fact or matter.
      (p) Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
      (q) Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
      (r) Recovery of Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
[The Remainder of This Page is Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Elliot M. Maza

Name: Elliot M. Maza
Title: Chief Financial Officer

MHR CAPITAL PARTNERS (500) LP

By:	MHR ADVISORS LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR ADVISORS LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR INSTITUTIONAL ADVISORS II LLC

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR INSTITUTIONAL ADVISORS II LLC

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

ANNEX F
EMISPHERE TECHNOLOGIES, INC.
WARRANT

Warrant No. A	Dated: , 2005
      Emisphere Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, (i) MHR Capital Partners (500) LP, a Delaware limited liability partnership, (ii) MHR Capital Partners (100) LP, a Delaware limited partnership, (iii) MHR Institutional Partners II LP, a Delaware limited partnership and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership, or their registered assigns (collectively, and including any of their respective affiliates, the “Holder”), are entitled to purchase from the Company up to a total of 550,127 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (as adjusted from time to time as provided in Section 7, each such share, a “Warrant Share”and all such shares, the “Warrant Shares”) at an exercise price equal to $4.00 (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time, in whole or in part, on or after the date hereof through and including September      , 2011 (the “Expiration Date”), and subject to the following terms and conditions.
      1.     Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
      2.     Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
      3.     Exercise and Duration of Warrant.
      (a) This Warrant shall be exercisable by the registered Holder at any time and from time, in whole or in part, on or after the date hereof to and including the Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.
      (b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”
      (c) The Company shall (i) keep a registration statement relating to the Warrant and the Warrant Shares continuously effective until the Expiration Date (including such day), and (ii) have a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Warrant Shares upon exercise of the Warrant.

      4.     Delivery of Warrant Shares.
      (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three trading days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. If the Holder provides or previously provided the necessary account information to the Company, the Company shall issue and deliver such Warrant Shares in a balance account of the Holder with the Depository Trust Company through its Deposit Withdrawal Agent Commission System. The Holder, or any person or entity so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use commercially reasonable efforts to delivery Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.
      (b) This Warrant is exercisable on or after the date hereof, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
      (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third trading day after the date on which delivery of such certificate is required by this Warrant, and if after such third trading day, but prior to cure by the Company, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less the aggregate Exercise Price (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock), solely with respect to such exercise, shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing price on the date of the event giving rise to the Company’s obligation to deliver such certificate.
      (d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
      5.     Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

      6.     Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments of Section 7). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
      7.     Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.
      (a) Stock Dividends and Splits.
      (i) If the Company, at any time while this Warrant is outstanding, (A) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, or (C) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (A) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (B) or (C) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
      (ii) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a)(i) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
      (b) Adjustment for Reclassification, Exchange and Substitution. If at any time while this Warrant is outstanding, the Common Stock issuable upon exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of this Warrant and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment in this Section 7.
      (c) Adjustments for Other Dividends and Distributions. In the event the Company, at any time or from time to time while this Warrant is outstanding, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 7 with respect to the rights of the Holder.
      (d) Adjustment for Mergers or Reorganizations, etc. Any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property while this Warrant is outstanding (other than a transaction covered by Sections 7(a) or (c)) is referred to herein as an “Organic Change”. Prior to the consummation of any such Organic Change, the Company shall make appropriate provision (as determined in good faith by the Board of Directors of the Company and the Holder) to ensure that the Holder shall have the right to receive, in lieu of or in addition to (as the case may be) such shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company and the Holder) shall be made with respect to the Holder’s rights and interests to ensure that the provisions of this Section 7 shall thereafter be applicable to the Warrant (including, in the case of any Organic Change where the successor entity or purchasing entity is other than the Company, an immediate reduction to the Exercise Price to the value of the Common Stock reflected by the terms of the Organic Change and a corresponding increase in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price then in effect immediately prior to such Organic Change). The Company shall not effect any reorganization, recapitalization, consolidation or merger unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder.
      (e) Adjustments to the Conversion Prices for Certain Dilutive Issuances.
      (i) Special Definitions. For purposes of this Section 7(e), the following definitions apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7(e)(iii), deemed to be issued) by the Company after the original issue date of this Warrant other than shares of Common Stock issued or issuable:

(1) to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements in effect on or prior to September [ ], 2005 and on terms approved by the Company’s Board of Directors and granted, sold or awarded in the ordinary course of business and consistent with past practice;

(2) for an aggregate consideration (determined pursuant to Section 7(e)(v) hereof) of not more than $10,000,000 during any 24-month period;

(3) for which adjustment of the Exercise Price is made pursuant to Section 7(e)(iv).

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(C) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.
      (ii) No Adjustment of Exercise Price. Any provision herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 7(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.
      (iii) Deemed Issuance of Additional Shares of Common Stock. In the event the Company, at any time or from time to time while this Warrant is outstanding, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of

Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments to the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Exercise Price shall effect Common Stock previously issued upon conversion of the Company’s preferred stock); and

(C) no readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date or (ii) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
      (iv) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. (a) Subject to the last sentence of subsection (b) below, in the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)) without consideration or for consideration per share less than the closing price per Share of Common Stock as reported on a publicly traded exchange (“Market Price”) on the last full trading day immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price then in effect, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Market Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.
      Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 7(e) (including those resulting from issuances of Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)), the number of Warrant Shares shall be adjusted by multiplying such number of Warrant Shares by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect after giving effect to such adjustment.
      (b) In the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)) with a purchase price, conversion price or exercise price, respectively, that is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then and in each such case the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of such issuance or sale, to the lowest purchase price, conversion price or exercise price at which any Additional Shares of Common Stock were issued or sold. In the event that both subsections (iv)(a) and (iv)(b) hereof may apply to any issuance, sale or deemed issuance or sale, then only this section (b) shall be deemed to apply to such transaction.
      (v) Determination of Consideration. For purposes of this Section 7(e), the consideration received by the Company in connection with the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined by the Board of Directors in good faith; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both cash and property, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined by the Board of Directors in good faith.

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7(e)(iii) relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
      (f) Other Events. If any event occurs that would adversely affect the Holder’s rights but not expressly provided for by this Section 7 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and number of Warrant Shares subject to this Warrant so as to protect the Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 7.
      (g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
      (h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.
      (i) Notice of Corporate Events; Termination. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits, stockholder approval for any merger, sale or similar transaction pursuant to which Common Stock is converted or exchanged for cash, securities or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
      (j) Notwithstanding anything to the contrary in this Section 7, in no event will this Warrant be exercisable for a number of Warrant Shares that would cause the Holder’s beneficial ownership of the outstanding Common Stock, Convertible Securities or Options, together with any affiliates of the Holder, to exceed 19.9% of the sum of (a) the number of Warrant Shares and (b) the issued and outstanding shares of Common Stock of the Company prior to any such exercise. In the event any exercise of this Warrant would contravene this provision, the number of shares of Common Stock for which this Warrant would otherwise be exercisable shall automatically be reduced accordingly.
      8.     Payment of Exercise Price. The Holder shall pay the Exercise Price by (i) paying to the Company cash in immediately available funds or (ii) providing a written notice to the Company that the Holder is exercising this Warrant on a “cashless” exercise basis by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which, when multiplied by the Fair Market Value of the Common Stock is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). For purposes hereof, “Fair Market Value” means:

(a) If the security is traded on a securities exchange or through the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the securities on such exchange or quotation system, or, if there has been no sales on any such exchange or quotation system on any day, the average of the highest bid and lowest asked prices on such exchange or quotation system as of 4:00 p.m., New York time, or, if on any day such security is not traded on an exchange or quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of ten (10) business days consisting of the business day as of which Fair Market Value is being determined and the nine (9) consecutive business days prior to such day; or

(b) If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the Fair Market Value shall be the fair value thereof, as determined jointly by the Board of Directors and the Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company’s Board of Directors and the Holder. The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.
      9.     Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

      10.     Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 5:00 p.m. (New York City time) on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.
      11.     Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
      12.     Loss, Theft or Destruction of Warrant. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed, then a replacement Warrant, identical in all respects to the original Warrant (except for any adjustment pursuant hereto to the Exercise Price or number of Warrant Shares issuable hereunder, if different from the numbers shown on the original Warrant) shall be delivered to the Holder by the Company, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection with such Warrant.
      13.     Miscellaneous.
      (a) This Warrant may be assigned by the Holder. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
      (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.
      (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE PURCHASE AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF

ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
      (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
      (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.

By:

Name:

Title:

ANNEX G
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
EMISPHERE TECHNOLOGIES, INC.
AND
THE PERSONS LISTED ON THE
SIGNATURE PAGES HEREOF
Dated as of September 26, 2005

G-i

G-ii

REGISTRATION RIGHTS AGREEMENT
      THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 26, 2005, by and among Emisphere Technologies, Inc., a Delaware corporation (together with any Subsidiaries (as hereinafter defined) hereafter formed or acquired, the “Company”), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined).
      WHEREAS, contemporaneously with entering into this Agreement, the Company is entering into that certain Investment and Exchange Agreement (the “Investment Agreement”) and that certain Senior Secured Term Loan Agreement (the “Loan Agreement”), each dated as of September 26, 2005, between the Company, on the one hand, and MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP (collectively, and including any of their respective Affiliates (as defined below), the “Investor”), on the other hand;
      WHEREAS, the Investor currently owns certain Warrants (as hereinafter defined) and Common Stock (as hereinafter defined);
      WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of Registrable Securities owned as of the date hereof or that may be owned from time to time after the date hereof by Holders or their Affiliates (as hereinafter defined).
      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS.
      1.1     Defined Terms. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holder(s)” means the Permitted Assignee(s) who, from time to time, acquire Registrable Securities and own Registrable Securities at the relevant time and agree to be bound by the terms hereof and become Holders for purposes of this Agreement.

“Adverse Effect” has the meaning assigned to such term in Section 2.5 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in State of New York.

“Closing Shelf Registration Statement” has the meaning assigned to such term in Section 4.1 hereof.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Company Standstill Period” has the meaning assigned to such term in Section 5.1 hereof.

“Convertible Note” has the meaning assigned to such term in the Investment Agreement.

“Convertible Note Shelf Registration Statement” has the meaning assigned to such term in Section 4.1 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Exchange” has the meaning assigned to such term in the Loan Agreement, whether or not such agreement is in full force and effect as of the date of the Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Form S-3” has the meaning assigned to such term in Section 2.8 hereof.

“Form S-3 Registration” has the meaning assigned to such term in Section 2.8 hereof.

“Holder” means any (i) Person (other than the Company) who owns Registrable Securities at the relevant time and is a party to this Agreement, (ii) Additional Holder, or (iii) the Investor. The Investor shall be deemed, for purposes hereunder, a single Holder.

“Holder Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“Investor” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Joining Holder” has the meaning assigned to such term in Section 2.2 hereof.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“Major Holder” means, with respect to a class of Registrable Securities, any Person or group or Affiliate of a Person that holds a minimum of 10% of the Registrable Securities as of the date of determination.

“Majority Participating Holders” means, with respect to any registration of Registrable Securities under this Agreement, the Holder or Holders at the relevant time of at least a majority of amount and/or type of the Registrable Securities to be included in the Registration Statement in question.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its Subsidiaries, which, in the good faith determination of the Board of Directors of the Company after consultation with counsel to the Company (i) requires disclosure of material, non-public information relating to such event in any Registration Statement or related Prospectus (including documents incorporated by reference therein) so that such Registration Statement would not be materially misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws but for the filing of such Registration Statement, and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company and its Subsidiaries or would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“NASD” has the meaning assigned to such term in Section 6.1(n) hereof.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any (i) Affiliate of any Holder who acquires Registrable Securities from such Holder or (ii) any other Person who acquires any Holder’s Registrable Securities and who shall have been designated as a Permitted Assignee by such Holder in a written notice to the Company; provided, however, that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (ii) shall be limited if, and to the extent, provided in such notice.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Purchase Option” has the meaning assigned to such term in the Investment Agreement.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“Registered Repayment Offering” has the meaning assigned to such term in the Loan Agreement.

The terms “register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means the following securities of the Company held by any of the Holders (or their respective Affiliates and successors and assigns or Permitted Assignees) at any time or from time to time: (i) the Convertible Note, (ii) the Warrants, (iii) the shares of Common Stock (x) issued upon conversion of the Convertible Note, (y) issued upon the exercise of the Warrants, or (z) otherwise held by the Holders, (iv) any Convertible Note, Warrants, shares of additional Common Stock or securities that may be acquired or received by the Holders or issued or distributed or be issuable with respect to Registrable Securities by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise, and any securities issued in exchange for or in replacement of such Registrable Securities, (v) any securities of the Company that the Company is required to register in order to satisfy the Company’s payment obligations to the Investor in the event of a Stockholder Approval Default in the manner prescribed in Section 12.2(b) of the Loan Agreement as of the appropriate date of determination, and (vi) any securities of the Company that the Investor may acquire upon the Investor’s exercise of the Purchase Option; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto, or (ii) such securities are sold or transferred in accordance with the provisions of Rule 144, or (iii) such securities are sold or transferred (other than in a transaction under clause (i) or (ii) above) by a person in a transaction in which such person’s rights under this Agreement are not assigned, or (iv) such securities are no longer outstanding, or (v) such securities may, in the reasonable determination of the beneficial owner thereof, be sold or transferred by such beneficial owner pursuant to Rule 144 at the time such beneficial owner desires to sell or transfer such securities and new certificates for such securities not bearing a legend restricting transfer under the Securities Act shall have been delivered to the Holder thereof by the Company. For purposes of this Agreement, a “class” of Registrable Securities shall mean all securities with the same terms and a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities.

“Registration Statement” means any Registration Statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

“Requesting Holder” has the meaning assigned to such term in Section 2.1 hereof.

“Required Filing Date” has the meaning assigned to such term in Section 2.1 hereof.

“Required Period” has the meaning assigned to such term in Section 4.2 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1 hereof.

“Stockholder Approval” has the meaning assigned to such term in the Loan Agreement.

“Stockholder Approval Default” has the meaning assigned to such term in the Loan Agreement.

“Subsidiary” means (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Agreement or any Loan Document (as defined in the Loan Agreement), references to a Subsidiary refer to a Subsidiary of the Company.

“Suspension Notice” has the meaning assigned to such term in Section 5.2 hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2 hereof.

“Underwriter” means a securities dealer(s) who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Warrants” means all warrants issued by the Company at any time prior to or after the date hereof, including Warrant No. A3, dated March 31, 2005, and Warrant No. A4, dated March 31, 2005.
      1.2     General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to Sections refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II
DEMAND REGISTRATION
      2.1     Request for Registration. Any Major Holder may, from time to time (each, a “Requesting Holder”) make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of all or a specified number of shares (or amount) and type of Registrable Securities held by the Requesting Holders proposed to be sold and the intended method(s) of distribution thereof (a “Demand Registration”); provided, however, that the Company will in no event be required to effect (a) more than three (3) Demand Registrations under this Section 2.1 subject to the Company’s compliance with its obligations under Article III hereof, or (b) any Demand Registration within three (3) months after the effective date of a Registration Statement relating to any Underwritten Offering (including any such offering effected pursuant to a Demand Registration hereunder). Upon receipt of a Demand Request, the Company will cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than sixty (60) calendar days after receiving a Demand Request (the “Required Filing Date”), such Registrable Securities as may be requested by such Requesting Holders in their Demand Request together with any other Registrable Securities of the same class as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. The Company shall use its best efforts to cause any such Registration Statement to be declared effective by the Commission as promptly as possible after such filing. A registration of any securities by the Company pursuant to Section 2.9 hereof shall not constitute a Demand Registration or a Demand Request and shall not in any way affect or limit the rights of the Requesting Holders pursuant to this Section 2.1.
      2.2     Joining Holders. If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to Section 2.1 hereof, then (i) the Company shall give, or cause to be given, written notice of such proposed filing to all of the Holders of such class of Registrable Securities as soon as practicable (but in no event less than thirty (30) calendar days before the anticipated filing date), upon which any Holder (each such Holder, a “Joining Holder”) may, upon written request to the Company, so as to be received by the Company no later than the fifth (5th) Business Day after receipt by such Holder of such notice, request that the Company register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities of the same class as the securities otherwise being sold pursuant to such Demand Registration, and the Company will use its best efforts to cause such Registrable Securities to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as any securities of the same class included therein. All such requests by Joining Holders shall specify the aggregate amount and/or class of Registrable Securities to be registered and the intended method of distribution of the same.
      2.3     Effective Registration. A registration will not count as a Demand Registration for purposes of Section 2.1 hereof (i) unless the related Registration Statement has been declared effective and has remained effective until such time as all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than one hundred eighty (180) calendar days after such Registration Statement becomes effective not including any Suspension Period) or cease to be Registrable Securities, (ii) if pursuant to Section 2.5 hereof, the Requesting Holders and Joining Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered and at the time of the request there was not in effect a Shelf Registration Statement, as applicable, or the Holders cannot otherwise utilize the Shelf Registration Statement, as applicable, and (iii) unless the Company has complied with all of its obligations under this Agreement; it being understood that if, after such Registration Statement has become effective, an offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order, injunction, or other order of the Commission or other governmental agency or court, such Registration Statement with respect to such Demand Registration will be deemed not to have been effected (and will not count as a Demand Registration for purposes of Section 2.1 hereof), unless and until (1) such stop order or injunction is removed, rescinded or otherwise terminated, and (2) the Requesting Holders thereafter elect to continue the offering.

      2.4     Underwritten Offering. If the Requesting Holder so elects and so advises the Company as part of its Demand Request for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, and the Requesting Holder shall be entitled to select the managing Underwriter or Underwriters for such offering, which managing Underwriter or Underwriters shall be reasonably acceptable to the Company.
      2.5     Priority on Demand Registrations.
      (a) Underwritten Offering. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an Underwritten Offering, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holder shall be included in such Demand Registration unless the Underwriter or managing Underwriter selected in accordance with Section 2.4 hereof, advises the Requesting Holder in writing that the inclusion of such securities will not adversely affect the price or success of the offering (an “Adverse Effect”). Furthermore, in the event that the Underwriter or managing Underwriter, advises the Requesting Holder in writing that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders and Joining Holders pro rata based on the ratio of the number of Registrable Securities that each such Holder requested to be included in such Demand Registration to the total number of Registrable Securities that all Requesting Holders and Joining Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such pro-ration, any Requesting Holder or Joining Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration (in which case such registration shall not count as a Demand Registration in accordance with Section 2.3) or may reduce the number requested to be included.
      (b) Non-Underwritten Offering. With respect to any offering of Registrable Securities pursuant to a Demand Registration that is not in the form of an Underwritten Offering, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holder shall be included in such Demand Registration unless the Majority Participating Holders in good faith, or in the event the Requesting Holder is also the Majority Participating Holders, the Majority Participating Holders after consultation with the Company, advises the Requesting Holder in writing that the inclusion of such securities will not result in an Adverse Effect. Furthermore, in the event that the Majority Participating Holders in good faith, or in the event the Requesting Holder is also the Majority Participating Holders, the Majority Participating Holders after consultation with the Company, advises the Requesting Holder in writing that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders and Joining Holders pro rata based on the ratio of the number of Registrable Securities that each such Holder requested to be included in such Demand Registration to the total number of Registrable Securities that all Requesting Holders and Joining Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such pro-ration, any Requesting Holder or Joining Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration (in which case such registration shall not count as a Demand Registration in accordance with Section 2.3) or may reduce the number requested to be included.
      2.6     Withdrawal and Cancellation of Registration. If (i) the Requesting Holder disapproves of the terms of any Demand Registration, whether in the form of an Underwritten Offering or a non-Underwritten Offering, under Article II hereof, (ii) the Requesting Holder is not entitled to include all of its Registrable Securities specified in the Demand Request in any offering, (iii) a Suspension Period occurs after a request for a Demand Registration but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed in accordance with such Demand Request, or (iv) if the Company has breached its obligations hereunder, then in any of such cases the Requesting Holder may elect to withdraw from such offering by giving written notice to the Company and the Underwriter, to the extent applicable, of its request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Requesting Holder withdraws from the proposed offering relating to a Demand Registration in accordance with the previous sentence, then (i) the Participating Holders shall have no further rights to include their Registrable Securities in such Demand Registration, (ii) the Company shall, and cause Affiliates to, cease all efforts to secure registration, and (iii) the Company shall be responsible for the expenses of the Requesting Holders incurred in connection with such cancelled registration through the date of the written notice of withdrawal.
      2.7     Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Major Holders requesting participation in the Demand Registration, and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing Underwriter or Underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of Registration Statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a Registration Statement on Form S-3 (or other short-form Registration Statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).
      2.8     Registration on Form S-3. Each Holder may at any time and from time to time, without limitation as to the aggregate number of such requests, request (each, a “Form S-3 Registration”) in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”). Upon receipt of such Form S-3 Registration, the Company will promptly give written notice of the proposed registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.8 if Form S-3 is not available for such offering. No securities other than the Registrable Securities shall be included in the Form S-3 without the consent of the Holders. Registrations effected pursuant to this Section 2.8 shall not be counted as Demand Registrations effected pursuant to Section 2.1.
      2.9     Registered Repayment Offering. In the event the Company shall be required to engage in one or more Registered Repayment Offerings, on each such occasion the Company shall, as soon as practicable (and in no event later than fifteen (15) calendar days after the occurrence of a Stockholder Approval Default if pursuant to a Shelf Registration Statement, and in no event later than thirty (30) calendar days after the occurrence of a Stockholder Approval Default if otherwise), file with the Commission a Registration Statement relating to the offer and sale of any or all securities of the Company as necessary in order to satisfy the Company’s payment obligations to the Investor in the event of a Stockholder Approval Default in the manner prescribed in Section 12.2(b) of the Loan Agreement as of the appropriate date of determination. Such registration shall be in the form of an Underwritten Offering and the Underwriter shall be selected by the Investor. The Company shall use its best efforts to cause all such securities to be registered and sold, in accordance with Section 12.2(b) of the Loan Agreement, and to cause the proceeds thereof to be delivered to the Investor as required by Section 12.2(b) of the Loan Agreement. Registrations effected pursuant to this Section 2.9 shall not be counted as a Demand Registration pursuant to Section 2.1 hereof.

ARTICLE III
PIGGYBACK REGISTRATIONS
      3.1     Holder Piggyback Registration. If at any time after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of any Registrable Securities or other securities of the Company, including pursuant to Section 2.9 hereof (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) on a form that would permit registration of Registrable Securities or other securities of the Company for sale to the public under the Securities Act, or in the event of any “take-down” by the Company from a Shelf Registration Statement, then the Company shall give written notice (“Piggyback Notice”) of such proposed filing or “take-down” to each Holder as soon as practicable, but in any event not less than twenty-one (21) calendar days before the anticipated filing date. Such Piggyback Notice shall (a) describe the proposed registration (including the number and class of such securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and (b) offer each Holder the opportunity to register any of such Holder’s Registrable Securities of the same class as those being registered by the Company, as each such Holder may request in writing (the “Piggyback Shares”), on the same terms and conditions as the securities otherwise being sold pursuant to such registration or “take-down” (each a “Piggyback Registration”). Such written request must be received by the Company no later than ten (10) Business Days after receipt by such Holder of a Piggyback Notice and shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition. Upon receipt of this request, the Company will use its best efforts (and shall use its best efforts to cause the Underwriter of a proposed Underwritten Offering) to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company or the “take-down” on the same terms and conditions as the securities otherwise being sold pursuant to such registration.
      3.2     Priority on Piggyback Registrations.
      (a) Subject to Section 3.2(b) below, if the Underwriter or managing Underwriter for a Piggyback Registration that is an Underwritten Offering advises the Company and the Holders in writing (or, in the event of a Piggyback Registration that is not being underwritten, if the Majority Participating Holders in good faith (or in the event the Requesting Holder is also the Majority Participating Holders, the Majority Participating Holders after consultation with the Company) advises the Company and the Holders in writing) that the inclusion of such Piggyback Shares would cause an Adverse Effect, then the Company will be obligated to include in such Registration Statement only that number of Registrable Securities which, in the reasonable judgment of the Underwriter or managing Underwriter (or, in the event of a Piggyback Registration that is not being underwritten, the Majority Participating Holders in good faith (or in the event the Requesting Holder is also the Majority Participating Holders, the Majority Participating Holders after consultation with the Company)), would not have an Adverse Effect; provided, however, that no such reduction shall reduce the aggregate amount of Registrable Securities included in such Registration Statement for the benefit of the Requesting Holders to less than (i) any time that the Shelf Registration Statements are not effective or the Holders may not otherwise utilize the Registration Statements, as applicable, for the offer and sale of all Registrable Securities, all of the Registrable Securities requested by the Holders to be included in such Registration Statement (subject to the maximum amount of the securities to be sold in the related Underwritten Offering), and (ii) any time after the Shelf Registration Statements are declared effective and the Holders may utilize the Registration Statement for the offer and sale of all Registrable Securities, fifty percent (50%) of the total number of securities that are included in each such Registration Statement thereafter. Any partial reduction in the number of Registrable Securities to be included in a Registration Statement pursuant to the immediately preceding sentence shall be affected pro rata based on the ratio of the number of Registrable Securities that each such Holder requested to be included in such Registration Statement to the total number of Registrable Securities that all Holders requested to be included in such Registration Statement; provided, however, that if, as a result of such pro-ration, any Holder requesting to be included in such Registration Statement pursuant to Section 3.1 hereof shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included in accordance with Section 3.3 hereof.
      (b) Priority in Registered Repayment Offering. Subject to Section 2.9 hereof, following the occurrence of a Stockholder Approval Default and until such time as the Investor is paid in full in cash in accordance with the terms of Section 12.2(b) of the Loan Agreement, the aggregate amount of the securities of the Company to be included in a Registration Statement under any Registered Repayment Offering shall not be reduced to less than all of the securities to be included in such Registration Statement for the benefit of the Investor pursuant to this Agreement and Section 12.2(b) of the Loan Agreement as of the appropriate date of determination; provided, however, that in the event the Underwriter or the managing Underwriter of a Registered Repayment Offering reasonably determines in good faith, after consultation with the Investor, that the inclusion of Piggyback Shares will adversely affect the Company’s ability to make payment in full to the Investor pursuant to and in accordance with Section 12.2(b) of the Loan Agreement, and advises the Investor of such determination in writing in advance, then the Company will be obligated to include in such Registration Statement only that number or amount of Registrable Securities which, in the reasonable judgment in good faith of the Underwriter or the Managing Underwriter after consultation with the Investor, will not adversely affect the Company’s ability to make payment in full to the Investor pursuant to Section 12.2(b) of the Loan Agreement as of the appropriate date of determination.
      (c) Subject to the Company’s compliance with its obligations under this Article III, if after a Demand Request by the Holders pursuant to Section 2.1 hereof the Company initiates a proposal to register an Underwritten Offering of securities for its own account pursuant to this Article III and the Holders will be afforded the right (whether or not exercised by the Holders) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of this Article III, then the proposed registration for the account of the Company pursuant to this Article III shall be given priority in all respects.
      (d) Subject to the Company’s compliance with its obligations under this Article III, and subject to the last sentence of Section 3.2(b) hereof, if prior to the filing or effectiveness of the Shelf Registration Statements the Company initiates a proposal to register an Underwritten Offering of equity securities for its own account pursuant to this Article III and the Holders will be afforded the right (whether or not exercised by the Holders) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of this Article III, then the proposed registration for the account of the Company pursuant to this Article III shall be given priority in all respects.
      (e) Notwithstanding anything contained herein to the contrary (except for the registration and sale of Company securities pursuant to Section 2.9 hereof) until the date that is the earlier to occur of (i) one hundred twenty (120) calendar days from the date that the Closing Shelf Registration Statement is declared effective, or (ii) the date that Stockholder Approval is obtained, the Company will not initiate a proposal to register or otherwise conduct an Underwritten Offering of equity securities of the Company for its own account.
      (f) If the Company issues a notice of a proposed Underwritten Offering of equity securities of the Company for its own account pursuant to Section 3.2(d) hereof and subsequently abandons, ceases or withdraws such offering, the Company shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities of the Company for its own account pursuant to Section 3.2(d) hereof until the Shelf Registration Statements are declared effective, as applicable.
      3.3     Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date of such notice of cancellation; provided, however, that the Company shall not be responsible to pay the expenses incurred by a withdrawing Holder in connection with more than two (2) such cancelled registrations.

ARTICLE IV
SHELF REGISTRATION
      4.1     Shelf Registration Filing. Within thirty (30) calendar days following the date hereof, the Company shall file with the Commission a Registration Statement (the “Closing Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities (other than (a) the Convertible Note, (b) the shares of Common Stock issued upon conversion of the Convertible Note, and (c) any and all shares of additional Common Stock or securities that may be acquired or received by the Holders or issued or distributed or be issuable with respect thereto by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise, and any securities issued in exchange for or in replacement of the foregoing securities) to the public, from time to time, on a delayed or continuous basis. In addition, within thirty (30) calendar days following the date of the Exchange, the Company shall file with the Commission a Registration Statement (the “Convertible Note Registration Statement”, together with the Closing Shelf Registration Statement, the “Shelf Registration Statements”) relating to the offer and sale of (a) the Convertible Note, (b) all of the shares of Common Stock issued upon conversion of the Convertible Note, and (c) any and all shares of additional Common Stock or securities that may be acquired or received by the Holders or issued or distributed or be issuable with respect thereto by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise, and any securities issued in exchange for or in replacement of the foregoing securities, to the public, from time to time, on a delayed or continuous basis. The Company shall use its best efforts to cause the Shelf Registration Statements to be declared effective under the Securities Act as soon as practicable after the filing thereof with the Commission and to maintain and cause the Shelf Registration Statements to remain effective thereafter. The Shelf Registration Statements shall specify the intended method of distribution of the Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statements on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statements are not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statements to convert it to Form S-3. Registrations effected pursuant to this Section shall not be counted as Demand Registrations effected pursuant to Section 2.1. Notwithstanding anything contained herein to the contrary, no securities other than the Registrable Securities shall be included in the Shelf Registration Statements without the prior written consent of the Holders.
      4.2     Required Period and Shelf Registration Procedures. The Company shall (i) cause the Shelf Registration Statements to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the Registrable Securities held by such Holder without restriction, (ii) use its best efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to the Shelf Registration Statements as may be necessary to keep the Shelf Registration Statements continuously effective (subject to Sections 3.2(c) and 3.2(d) and to any Suspension Period(s) referred to below) for so long as the securities registered thereunder constitute Registrable Securities (the “Required Period”), and (iii) use its best efforts to cause the resale Prospectus to be supplemented by any required Prospectus supplement (subject to Section 5.2(c) and to any Suspension Period(s) referred to below).
      4.3     Effective Registration. A registration will not count as a Shelf Registration Statement until the Registration Statement filed with the Commission with respect to such Shelf Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Shelf Registration Statement will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Investor (and the Majority Participating Holders, as the case may be) thereafter elects to continue the offering.

      4.4     Underwritten Offering. If the Majority Participating Holders so elect and so advise the Company, the offering of Registrable Securities pursuant to the Shelf Registration Statements or any “takedown” thereof shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement the Shelf Registration Statements for such purpose, and the Majority Participating Holders shall be entitled to select the managing Underwriter or Underwriters and any other Underwriters for such offering; provided, however, that any such Underwriter shall be reasonably acceptable to the Company.
ARTICLE V
STANDSTILL AND SUSPENSION PERIODS
      5.1     Company Standstill Period. (a) In the event of an Underwritten Offering of Registrable Securities on a firm commitment basis pursuant to Section 2.1 hereof, the Company agrees not to, without the prior written consent of the managing Underwriter and the Majority Participating Holders, in the case of an Underwritten Offering, or the Majority Participating Holders in the case of a non-Underwritten Offering, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Company dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan), during the period commencing fifteen (15) calendar days prior to the effective date of the Registration Statement relating to such Registrable Securities (to the extent timely notified in writing by the Majority Participating Holders or the managing Underwriter of such distribution) and ending on the ninetieth (90th) calendar day after such effective date (the “Company Standstill Period”).
      (b) The Company agrees to use best efforts to obtain from each holder of securities of the Company which are subject to selling restrictions and are the same as or similar to those being registered by the Company, or which are convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during any Company Standstill Period. Without limiting the foregoing, if after the date hereof the Company grants, pursuant to and in compliance with Section 10.1 hereof, any Person (other than a holder of Registrable Securities) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement as contemplated by the previous sentence.
      5.2     Suspension Period. Except with respect to a registration under Section 2.9 hereof, the Company may, by notice in writing to each Holder, postpone the filing or effectiveness of the Shelf Registration Statement or any other registration requested pursuant to this Agreement, or otherwise suspend the Demand Registration rights of the Holders and/or require the Holders to suspend use of any resale Prospectus included in the Shelf Registration Statement for any period of time reasonably determined by the Company if there shall occur a Material Disclosure Event (such period, a “Suspension Period”). Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than three (3) Suspension Periods, which Suspension Periods shall have durations of not more than thirty (30) calendar days each (but may at the Company’s reasonable determination run consecutively for a given Material Disclosure Event) during any consecutive 12 month period, and which Suspension Periods shall not exceed more than seventy-five (75) calendar days in the aggregate in any consecutive 12 month period; provided, however, that if the Company deems in good faith that it is necessary to file a post-effective amendment to the Shelf Registration Statement in order to comply with Article IV hereof, then such period of time from the date of filing such post-effective amendment until the date on which the Shelf Registration Statement is declared effective by the Commission shall not be treated as a Suspension Period and the Company shall use its best efforts to cause such post-effective amendment to be declared effective as promptly as possible, but in no event more than two (2) Business Days following the filing of such post-effective amendment (subject only to such delay as may be caused solely as a result of review by the Commission, whereupon the Company shall use its best efforts to facilitate such review and approval by the Commission and cause such post-effective amendment to be declared effective as promptly as possible). Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a “Suspension Notice”), such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the Shelf Registration Statement or any public sale or distribution, including pursuant to Rule 144, until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder’s receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it will not deliver a Suspension Notice with respect to a Suspension Period unless Company employees, officers and directors are also prohibited by the Company for the duration of such Suspension Period from effecting any public sales of shares of Common Stock beneficially owned by them. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to any Shelf Registration Statement.
      5.3     Holder Standstill Period. Except with respect to a registration under Section 2.9 hereof, each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing Underwriter for any Underwritten Offering of the Company’s equity securities for its own account, containing terms reasonably acceptable to such managing Underwriter, covering the period commencing fifteen (15) calendar days prior to the effective date of any Registration Statement relating to such securities of the Company and ending on the ninetieth (90th) calendar day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only if: (i) such Holder will be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof, (ii) each of the Company’s executive officers and directors enter into lock-up agreements with such managing Underwriter, which agreements shall not contain terms more favorable to such executive officers or directors than those contained in the lock-up agreement entered into by such Holder, and (iii) the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of ninety (90) calendar days during any 365-day period.
      5.4     Restrictions on Sale by the Company and Others. The Company agrees: (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, from the date the Company receives the written demand for any Demand Registration until permitted under any “lock-up” agreement with the Underwriter, but not more than ninety (90) calendar days from the effective date of any Registration Statement filed pursuant to Section 2.1 hereof, and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 5.4 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

ARTICLE VI
REGISTRATION PROCEDURES
      6.1     Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, the Company shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply) use its best efforts to effect the registration and, if applicable, sale by the Company (including a sale pursuant to Section 2.9 hereof) and to enable the Holders to consummate disposition of all such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection therewith, shall do as follows:

(a) The Company shall provide the Participating Holders and their counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act or for the Company to comply with its obligations hereunder;

(b) The Company shall cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company solely in reliance upon and in full conformity with written information furnished but not otherwise available to the Company by any Holder solely with respect to such Holder and expressly for use in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) The Company shall furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request;

(d) The Company shall use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) The Company shall promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof. When a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, each Participating Holder shall notify the Company, as soon as practicable, after it has actual knowledge of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, contains an untrue statement of a material fact with respect to such Participating Holder or omits to state any material fact with respect to such Participating Holder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such Participating Holder, which untrue statement or omission requires material amendment of the Registration Statement or supplementing of the Prospectus;

(f) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, beginning within three (3) months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) The Company shall provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) The Company shall notify the Participating Holders and the managing Underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) The Company shall in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.1 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an underwritten offering on a firm commitment basis, “lock-up” obligations substantially similar to Sections 5.1 and 5.4 hereof) and take such other actions (including using its best efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such underwritten offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders holding Registrable Securities included in such Registration Statement. No Holder holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

(k) The Company shall make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the ”Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided, however, that such person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) The Company shall, in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use best efforts to furnish to each Participating Holder and to the managing Underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing Underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) The Company shall in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) The Company shall reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);

(o) The Company shall use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed.

(p) The Company shall cooperate with the Participating Holders and the managing Underwriter, Underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(q) The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the Underwriter or Underwriters, if any, to consummate the disposition of such Registrable Securities; and

(r) The Company shall, no later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company.

ARTICLE VII
INDEMNIFICATION
      7.1     Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, each such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as a “Holder Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Holder Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Holder Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Holder Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Holder Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.
      7.2     Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees severally but not jointly to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.
      7.3     Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.
      7.4     Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
      7.5     Indemnification Payments; Other Remedies.
      (a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.
      (b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

ARTICLE VIII
REGISTRATION EXPENSES
      The Company shall bear all costs and expenses incurred in connection with any offerings pursuant to a Registration Statement or any “take-down” hereunder, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation, the following fees and expenses: (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any “qualified independent underwriter” in connection with an underwritten offering, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the Nasdaq National Market, and (x) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a Registration Statement, each Participating Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an underwritten offering; (ii) any out-of-pocket expenses of such Participating Holder including any fees and expenses of counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (iii) any applicable transfer taxes.
ARTICLE IX
RULE 144
      With a view to making available to the Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its best efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company will promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, will take such action as may be required (including using its best efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X
MISCELLANEOUS
      10.1     Other Registration Rights. The Company represents and warrants that no Person has any right to require the Company to register any shares of the Company’s capital stock (or securities convertible or exercisable into shares of the Company’s capital stock) for sale or to include shares of the Company’s capital stock (or securities convertible or exercisable into shares of the Company’s capital stock) in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person, other than pursuant to this Agreement. The Company shall not grant any Person any registration rights or enter into any agreement providing for registration rights that are more favorable than those being granted hereunder or that shall be in conflict with or inconsistent with or otherwise adversely affect the rights of a Holder in the Registrable Securities or such Holder’s rights under this Agreement in any respect, including, without limitation, the priority of registration or the ability to transfer or otherwise dispose of the Registrable Securities.
      10.2     Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on the signature pages hereto, with copies to

If to the Company, at

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: Michael M. Goldberg,
Chief Executive Officer
Phone: (914) 347-2220
Fax: (914) 347-2498
Email: mgoldberg@emisphere.com

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attention: Timothy C. Maguire, Esq.
Phone: (617) 856-8377
Fax: (617) 289-0413
Email: tmaguire@brownrudnick.com

If to the Investor, to:

MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Doron Lipshitz, Esq.
Brett Lawrence, Esq.
Phone: (212) 806-5400
Fax: (212) 806-6006
Email: dlipshitz @stroock.com
blawrence@stroock.com
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.
      10.3     Successors and Assigns; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may be assigned by any Holder to a Permitted Assignee in whole or in part, without the consent of the Company provided such Permitted Assignee agrees to be bound by the terms of this Agreement, whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement; provided, however, that this Agreement, and the rights, duties and obligations of the Investor hereunder may be freely assigned by the Investor to any Affiliate of the Investor without notice and without the consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article VII and this Section 10.3; provided, however, that each of the parties hereto acknowledges and agrees that MHR Fund Management LLC, an Affiliate of the Investor, shall have the right to act on behalf of the Investor for the purposes of this Agreement and in connection with any of the transactions contemplated hereby at any time and from time to time.
      10.4     Amendments; Waivers. This Agreement may be amended or modified only by a written agreement signed by the Company, the Investor and, if different from the Investor, the Holders of a majority of the Registrable Securities then outstanding. No provision of this Agreement may be waived except pursuant to a writing signed by the Company, the Investor and, if different from the Investor, the Holders of a majority of the Registrable Securities then outstanding (including the Registrable Securities held by the Major Holders).
      10.5     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
      10.6     Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.
      10.7     Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
      10.8     Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
      10.9     Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.2 hereof, such service to become effective ten (10) calendar days after such mailing.
      10.10     Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.
      10.11     Attorneys’ Fees. In any action of proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
      10.12     Termination of Registration Rights; Survival. All rights granted under this Agreement shall terminate with respect to any Holder at such time as such Holder ceases to own any Registrable Securities and this entire Agreement shall terminate when all Holders cease to own or beneficially own any Registrable Securities. The provisions of Articles VII, VIII and X shall survive any termination of this Agreement
      10.13     Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
      10.14     Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
[Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Elliot M. Maza

Name: Elliot M. Maza
Title: Chief Financial Officer

MHR CAPITAL PARTNERS (500) LP

By:	MHR ADVISORS LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR ADVISORS LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR INSTITUTIONAL ADVISORS II LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR INSTITUTIONAL ADVISORS II LLC,

its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

ANNEX H
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EMISPHERE TECHNOLOGIES, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
      The undersigned Chief Executive Officer of Emisphere Technologies, Inc. (the “Corporation”), a corporation that was originally incorporated under the name Clinical Technologies Associates, Inc., that had its original certificate of incorporation filed with the Secretary of State of the State of Delaware on July 21, 1986 and that is currently existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), DOES HEREBY CERTIFY that the Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended, has been further amended and restated, in the manner prescribed by Sections 242 and 245 of the Delaware General Corporation Law, in the form of this Amended and Restated Certificate of Incorporation by resolutions adopted by the Board of Directors and the stockholders of the Corporation. The text of the Certificate of Incorporation of the Corporation, as amended and restated herein, is as follows:

FIRST: The name of the corporation (hereinafter sometimes called the “Corporation”) is Emisphere Technologies, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is United States Corporation Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Fifty-One Million (51,000,000), consisting of 50,000,000 shares of common stock, $.01 par value per share (the “Common Stock”), and 1,000,000 shares of Preferred stock, $.01 par value per share (the “Preferred Stock”).

FIFTH: The Board of Directors is hereby authorized to issue the Preferred Stock in series, and to fix and determine the voting powers, designate preferences, rights, qualifications and other terms of the Preferred Stock pursuant to Section 151 of the Delaware General Corporation Law.

SIXTH: By resolution adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) at a Meeting of the Board duly held on February 23, 1996, the Board of Directors has created a series of Preferred Stock with the designation and number of shares and the relative rights, preferences, and limitations thereof as follows:
      Series A Junior Participating Cumulative Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be 200,000; provided, however, that if more than a total of 200,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Right”) issued pursuant to the Rights Agreement dated as of February 23, 1996, between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent, as amended and restated on June 7, 2001 and as further amended on September 26, 2005, (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights. Such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred stock, in preference to the holders of Common Stock, of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the Outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares at Common Stock outstanding immediately after each event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared as the Common Stock during the period between any Quarterly Dividend Payment Data and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per shares on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of

Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record data shall be not more than 60 days prior to the date fixed for the payment thereof, and shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(D) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

(E) The holders of the Shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a Subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Shares of Common Stock into a greater or lesser number of shares of Common Stock), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast that number of votes per share of Series A Preferred Stock as specified in clause (A) of this Section 3. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the went of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

(D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shores are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event both this Section 7 and Section 9 appear to apply to a transaction, this Section 7 shall control.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

Section 10. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredths (1/100ths) of a share at any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredths (1/100ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

SEVENTH: Except as set forth in the next sentence, no holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class, or (ii) any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (iii) bonds, certificate of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such person, firms corporation or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion. Notwithstanding the foregoing, the Corporation hereby grants to MHR Capital Partners (500) LP, a Delaware limited liability partnership, (ii) MHR Capital Partners (100) LP, a Delaware limited partnership, (iii) MHR Institutional Partners II LP, a Delaware limited partnership and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (collectively, and including any of their respective affiliates, the “Investor”), the right to purchase up to the Investor’s Percentage Interest of any future Eligible Offering. The Corporation shall, before any securities are issued pursuant to an Eligible Offering, give written notice (a “Preemptive Notice”) thereof to the Investor. Such Preemptive Notice shall specify the amount of securities proposed to be offered, sold or issued, the proposed date of such offer, sale or issuance, the consideration that the Corporation intends to receive therefore and all other material terms and conditions of such proposed issuance. For a period of ten (10) days following the date of receipt of the Preemptive Notice, the Investor shall be entitled, by written notice to the Corporation, to elect to purchase all or any portion of its Percentage Interest of the securities to be offered or sold in the Eligible Offering. To the extent that the Investor does not elect to purchase such securities pursuant to the right contained in this Article Seventh, then the Corporation may issue such securities, but only for consideration not less than, and otherwise on no less favorable terms to the Corporation than those set forth in the Preemptive Notice and only within ninety (90) days after the end of such ten (10) day period. In the event that the Investor elects to purchase securities pursuant to the right contained in this Article Seventh, subject to the closing of the Eligible Offering, the Corporation shall issue to the Investor, and the Investor shall purchase from the Corporation for the consideration and on the terms set forth in the Preemptive Notice, the securities that the Investor shall have elected to purchase within ten (10) days of the Corporation’s receipt of the Investor’s election to purchase such Percentage Interest. As used herein, the term “Eligible Offering” means an offer by the Corporation to issue to any stockholder or any affiliate of such stockholder for cash any shares of Common Stock, or any security convertible into or exchangeable for, or carrying rights or options to purchase, shares of Common Stock, other than an offering by the Corporation of Common Stock: (i) in an underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Rule 144A offering under the Securities Act; (ii) or of options to purchase shares of Common Stock in connection with or pursuant to any stock option, stock purchase plan or agreement or other benefit plans approved by the Board of Directors to employees, officers, directors, consultants and /or advisors to the Company or its Subsidiaries; (iii) pursuant to the exercise of any warrant or the conversion of any security convertible into shares of Common Stock, in each case outstanding as of the date hereof; (iv) pursuant to any stock split or dividend; or (v) that is issued in connection with the Company’s consolidation, merger or other similar business combination transaction. As used herein, the term “Percentage Interest” means, as of any date of determination, the quotient of (i) the sum of (A) the number of shares of outstanding Common Stock directly or indirectly held by the Investor, (B) the number of shares of Common Stock into which the aggregate amount of any securities then held by the Investor, may be converted, divided by (ii) the sum of (A) the total number of shares of outstanding Common Stock directly or indirectly held by all stockholders of the Corporation, and (B) the total number of shares of Common Stock issuable by the Corporation upon the exercise or conversion of any outstanding options, warrants, or other securities or rights to subscribe for or to purchase shares of Common Stock or any shares of stock or other securities or rights convertible into or exchangeable for shares of Common Stock (collectively, “Convertible Securities”), including any Convertible Securities held by the Investor. For the purposes of this definition, the securities held by the Investor shall be the aggregate number of securities held by all entities comprising the Investor.

EIGHTH: The Corporation is to have perpetual existence.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH: For the management of the business and for the Conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any Class thereof, as the case may be, it is further provided:

(a) Number, Quorum, Election and Terms of Office of Board of Directors. The business of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than twelve members, the exact number of directors within such minimum and maximum limitations to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors then in office, whether or not present at a meeting; provided, however, that the number of directors and the maximum limitation thereof may not be increased without the unanimous vote or unanimous written consent of the Board of Directors. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business; provided, however; that a quorum for the transaction of business must include (i) the director elected to the Board of Directors after being nominated solely by MHR Fund Management LLC or any of its affiliates (collectively, “MHR” and such nominee the “MHR Nominee”) and (ii) the independent director nominated and approved in writing by both a majority of the Board of Directors and MHR (the “Mutual Director”) while in office, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Directors need not be stockholders of the Corporation. The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending July 31, 1999, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending July 31, 2000 and the term of office of the third class to expire at the annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending July 31, 2001. At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

(b) Adoption, Amendment and Repeal of By-Laws. The power to adopt, amend or repeal by-laws of the Corporation shall be vested in the Board of Directors; provided, however, that the stockholders of the Corporation may adopt, amend or repeal by-laws of the Corporation upon the affirmative vote of a majority of the stock outstanding and entitled to vote thereon. Notwithstanding anything contained herein to the contrary, none of the rights of MHR in the By-Laws, including the provisions contained in Sections 2.1 through 2.5, 2.7, 2.10, 2.12 or 6.1 of the By-Laws, or any other provisions of the By-Laws that may affect the rights of MHR, may be altered, amended or repealed in any way without the unanimous vote or unanimous written consent of the Board of Directors or the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, however, that the foregoing stockholder vote requirement shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation. In addition, the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to the By-Laws that would affect the rights of MHR in the By-Laws, including the provisions contained in Sections 2.1 through 2.5, 2.7, 2.10, 2.12 or 6.1 of the By-Laws, or any other provisions of the By-Laws that may affect the rights of MHR, without a vote in favor of such resolution by the MHR Nominee; provided, however, that the foregoing requirement shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.

(c) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires or, in each case, until his or her successor is duly elected and qualified; provided, however, that the MHR Nominee shall be replaced by an individual who shall have been (i) designated by the MHR Nominee prior to the effectiveness of such vacancy, other than in the case of removal of the MHR Nominee for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and MHR, in the case of removal of the MHR Nominee for cause; provided, further, that the Mutual Director shall only be replaced by an individual who shall have been nominated or approved in writing by both the majority of the Board of Directors and MHR. Except as may otherwise be specified in the designations of rights of any series of Preferred Stock then outstanding, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Removal of Directors. The removal of a director may be effected only for cause and only upon the affirmative vote of a majority of the stock outstanding and entitled to vote for the election of directors; provided, however, that the MHR Nominee may only be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, further, that the foregoing proviso shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.

(e) Action by Stockholders. Notwithstanding the provisions of Section 228 of the General Corporation Law of the State of Delaware (or any successor statute), any action required or permitted by such General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation shall be taken only at such an annual or special meeting of stockholders and may not be taken by written consent without a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business as has been brought before such meeting in the manner provided by the by-laws of the Corporation shall be conducted.

(f) Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation and shall be held at such place or places within or without the State of Delaware as may be designated by the Board of Directors or the person calling such meeting and stated in the notice thereof.

(g) Amendments to this Article TENTH. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the amendment of this Article TENTH shall require either (i) the affirmative vote of a two-thirds majority of the stock outstanding and entitled to vote or (ii) the unanimous approval of the Board of Directors of the Corporation and a majority of the stock outstanding and entitled to vote; provided, however, that none of the rights of MHR, including the provisions contained in Article TENTH, Sections (a), (c), (d) or (g), or any other provisions of this Amended and Restated Certificate of Incorporation that may affect the rights of MHR, may be altered, amended or repealed in any way without the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, further, that the foregoing proviso shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation. In addition, the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to this Amended and Restated Certificate of Incorporation that would affect the rights of MHR, including the provisions contained in Article TENTH Sections (a), (c), (d) or (g), or any other provisions contained in this Amended and Restated Certificate of Incorporation that may affect the rights of MHR, without a vote in favor of such resolution by the MHR Nominee. Notwithstanding anything contained herein to the contrary, the rights granted to MHR in Article TENTH Sections (a), (b), (c), (d) and (g) shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.

ELEVENTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

(ii) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

TWELFTH: (a) the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall have power to indemnify any person who was or is party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such motion, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of subsection (b) of Section 102 of the General Corporation Law of the state of Delaware, as same may be amended and supplemented.

THIRTEENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

FOURTEENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article FOURTEENTH.

IN WITNESS WHEREOF, the undersigned does hereby execute, acknowledge, file and record this Amended and Restated Certificate of Incorporation and does acknowledge, affirm, attest and certify that the facts herein stated are true, under the penalties of perjury, and, accordingly, the undersigned has hereunto set his hand on this day of , 2005.

Michael Goldberg M.D.
Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.
765 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Emisphere Technologies, Inc., a Delaware corporation (“Emisphere”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (“Meeting”) and Proxy Statement with respect to the Meeting to be held at the Marriot Westchester, 670 White Plains Road, Tarrytown, New York on                           , 2005 promptly at 10:00 a.m. E.S.T., and hereby appoints Elliot M. Maza as proxy and attorney-in-fact, with power of substitution and revocation, and with all powers that the undersigned would possess if personally present, to vote the Emisphere Common Stock of the undersigned at such meeting, and at any postponements or adjournments of such meeting, as set forth below, and in his discretion, upon any other business that may properly come before the meeting (and any such postponements or adjournments).
THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1, AND FOR PROPOSAL 2, AND BY THE DISCRETION OF ELLIOT M. MAZA ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, OR VOTE THROUGH THE INTERNET OR THE TELEPHONE.
IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE.

EMISPHERE TECHNOLOGIES, INC.
ATTN: INVESTOR RELATIONS
765 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591
IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the Postage-paid envelope we have provided.
The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on
                            , 2005.
IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒       ESPHR1       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please sign below, exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE ITEMS LISTED BELOW

			For	Against	Abstain

1.	To approve the exchange of the MHR Loan for the Convertible Note and the Conversion Shares to be issued thereunder.		☐	☐	☐

2.	To approve and adopt our Amended and Restated Certificate of Incorporation.		☐	☐	☐

3.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

AUTO DATA PROCESSING

	Yes	No	INVESTOR COMM SERVICES
Please indicate if you plan to attend this meeting	☐	☐	ATTENTION:
TEST PRINT
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐	51 MERCEDES WAY EDGEWOOD, NY 11717

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date